UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Soliciting Material Pursuant to §240.14a-12

XATA Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xata Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600
January ___, 2010
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of XATA Corporation to be held on Wednesday, February 17, 2010, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m.
     This year you are presented with proposals to:
1.	elect eight directors;

2.	amend and restate the company’s articles of incorporation to increase the number of shares of common stock authorized for issuance;

3.	amend and restate the company’s articles of incorporation to increase the number of shares of preferred stock authorized for issuance;

4.	amend and restate all of the company’s existing certificates of designation;

5.	create and designate rights and preferences for Series G Preferred Stock of the company;

6.	amend and restate the company’s articles of incorporation to provide that the Minnesota Control Share Acquisition Act will not apply to the company and its shareholders;

7.	consent to issuances of securities in accordance with the rules and regulations of the NASDAQ Stock Market; and

8.	transact such other business as may properly come before the meeting or any adjournments thereof.
     Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.
     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares that you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.
Very truly yours,

John J. Coughlan
Chairman and Chief Executive Officer

XATA CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, FEBRUARY 17, 2010

To the Shareholders of XATA Corporation:
     The Annual Meeting of Shareholders of XATA Corporation (the “Company”) will be held on Wednesday, February 17, 2010, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m., for the following purposes:
1.	To elect eight directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2011.

Only 7 of the 8 directors will be elected by the holders of our common and preferred stock. The one remaining director will be elected by the holders of our Series B Preferred Stock, voting as a class.

2.	To amend and restate the Company’s articles of incorporation to increase the number of shares of common stock authorized for issuance;

3.	To amend and restate the Company’s articles of incorporation to increase the number of shares of preferred stock authorized for issuance;

4.	To amend and restate all of the Company’s existing certificates of designation;

5.	To create and designate rights and preferences for Series G Preferred Stock of the Company;

6.	To amend and restate the Company’s articles of incorporation to provide that the Minnesota Control Share Acquisition Act will not apply to the Company and its shareholders;

7.	To consent to issuances of securities in accordance with the rules and regulations of the NASDAQ Stock Market (“NASDAQ”); and

8.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     We have fixed the close of business on January 7, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.
     Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

By Order of the Board of Directors

January ___, 2010	Wesley C. Fredenburg
Secretary

GENERAL INFORMATION	1

RECORD DATE AND VOTING	2

RECOMMENDATIONS OF THE BOARD OF DIRECTORS	3

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT	4

PROPOSAL 1 — ELECTION OF DIRECTORS	8

SUMMARY OF PROPOSALS IN CONNECTION WITH ACQUISITION OF TURNPIKE ENTITIES AND RELATED FINANCING	14

ACQUISITION OF TURNPIKE ENTITIES AND RELATED FINANCING	22

PROPOSAL 2 — TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE	67

PROPOSAL 3 — TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED FOR ISSUANCE	70

PROPOSAL 4 — TO AMEND AND RESTATE ALL EXISTING CERTIFICATES OF DESIGNATION	73

PROPOSAL 5 — TO DESIGNATE RIGHTS AND PREFERENCES FOR SERIES G PREFERRED STOCK	77

PROPOSAL 6 — TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE THAT THE MINNESOTA CONTROL SHARE ACQUISITION ACT WILL NOT APPLY TO THE COMPANY AND ITS SHAREHOLDERS	83

PROPOSAL 7 — CONSENT TO ISSUANCES OF SECURITIES IN ACCORDANCE WITH THE RULES AND REGULATIONS OF NASDAQ	86

EXECUTIVE COMPENSATION	91

AUDIT COMMITTEE REPORT	100

EQUITY COMPENSATION PLAN INFORMATION	102

PROPOSALS FOR FISCAL 2010 ANNUAL MEETING	102

INFORMATION INCORPORATED BY REFERENCE	103

APPENDIX A — ARTICLES OF AMENDMENT
APPENDIX B — EXPLANATION OF DISSENTERS’ RIGHTS
APPENDIX C — MINNESOTA CONTROL SHARE ACQUISITION STATUTE
APPENDIX D — OPINION OF CHERRY TREE & ASSOCIATES, LLC
APPENDIX E — REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FORM OF PROXY

XATA CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, FEBRUARY 17, 2010

GENERAL INFORMATION
          This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the “Company”) for solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, February 17, 2010, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m., and at all adjournments thereof. The purposes of the meeting and the matter to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters that will come before the meeting.
          A copy of our annual report, which includes our report on Form 10-K for the fiscal year ended September 30, 2009, is enclosed for your information. It is not a part of the proxy solicitation material. The report describes the financial condition of the Company as of September 30, 2009. This proxy statement and the annual report are being mailed to shareholders beginning on or about January ___, 2010.
          We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to Be Held on Wednesday, February 17, 2010.
This proxy statement is available at                     .
     The following proxy materials and related information are available for you to review online at                     :
•	the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement;

•	the Company’s Form 10-K for the fiscal year ended September 30, 2009;

•	the form of Proxy;

•	the Letter to Shareholders; and

•	directions to the Annual Meeting of Shareholders.

RECORD DATE AND VOTING
     We have fixed January 7, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 8,787,994 shares of our common stock, par value $.01 per share, 2,043,793 shares of our Series B Preferred Stock, 1,269,036 shares of our Series C Preferred Stock, 1,566,580 shares of our Series D Preferred Stock and 1,355,857 shares of our Series F Preferred Stock. The Series B, Series C, Series D and Series F Preferred Stock are referred to collectively as the “Preferred Stock.” Each share of common stock and Preferred Stock is entitled to one vote on each proposal to be presented at the meeting and one vote in each applicable class vote on such proposal. In addition, the Series B Preferred Stock votes separately as a class with respect to the election of one of the eight nominees for election as directors, and certain of the other Proposals require separate class votes of our common stock and each series of the Preferred Stock. There is no right of cumulative voting.
     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Therefore, the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted have no impact on the election of directors.
     The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of each of Proposals 2 through 7. In addition, each of Proposals 3, 4 and 5 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of each of the Series B, Series C, Series D and Series F Preferred Stock, with each series voting separately as a class. Furthermore, Proposals 3 and 5 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of common stock, voting separately as a class. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of each of Proposals 2, 3, 4 and 7.
     The presence at the Annual Meeting in person or by proxy of a majority the outstanding shares of our common stock is required before a class vote of our common stock will become effective. Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.

HOW TO VOTE	By signing and returning the enclosed proxy card, you will be giving your proxy to our Chairman and Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”) and authorizing either of them to vote your shares.

HOW YOUR PROXY WILL BE VOTED	Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each director nominee and FOR each Proposal. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, then the persons named in the proxy will vote in accordance with their discretion.

All common stock and Preferred Stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.

HOW TO REVOKE YOUR PROXY	You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Mark E. Ties, Chief Financial Officer, on or before February 16, 2010. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room. Note that any proxy received by the Company prior to the Annual Meeting will revoke any prior proxy given by the shareholder.

ABSTENTIONS	If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

BROKER NON-VOTES	If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

DISSENTERS’ RIGHTS	If Proposal 4 is approved and becomes effective, holders of Series B, Series C, Series D, and Series F Preferred Stock who do not vote their shares in favor of Proposal 4 will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act (“MBCA”). If Proposal 5 is approved and becomes effective, holders of Series B, Series C, Series D, and Series F Preferred Stock who do not vote their shares in favor of Proposal 5 will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the MBCA.

For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of stock, see Sections 302A.471 and 302A.473 of the MBCA, copies of which are attached as Appendix B, as well as the information set forth below.

IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO EITHER PROPOSAL 4 OR PROPOSAL 5, A HOLDER OF SERIES B, SERIES C, SERIES D OR SERIES F PREFERRED STOCK MUST SEND A NOTICE TO THE COMPANY BEFORE THE DATE OF THE ANNUAL MEETING AND MUST NOT VOTE IN FAVOR OF THE PROPOSED AMENDMENT IN THE APPLICABLE PROPOSAL BY PROXY OR OTHERWISE.

No other shareholders are entitled to any dissenters’ rights with respect to any other matters to be acted upon at the Annual Meeting.
RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND “FOR” EACH OF THE OTHER PROPOSALS.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT
     The following table sets forth as of January 7, 2010 the record and beneficial ownership of common stock held by (i) each person who is known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of the current directors and nominees; (iii) each Named Executive Officer (as defined in “EXECUTIVE COMPENSATION”); and (iv) all of our executive officers and directors as a group.
     Securities reported as “beneficially owned” include (a) securities over which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares that the named person has the right to acquire within sixty (60) days after January 7, 2010.

	Number of Shares Owned (1)(2)(3)		Percentage(4)
John J. Coughlan (5)(6)(7)	927,487	(8)	10.1%
Donald R. Dixon (6)(9)(10)	8,125,280	(11)	48.0%
Carl M. Fredericks (5)	86,326		1.0%
Thomas G. Hudson (5)(6)	42,725		*
Roger W. Kleppe (5)(6)	78,991		*
Chad M. Lindbloom (5)(6)	15,000		*
Christopher P. Marshall (5)(6)	11,931,766	(12)(13)(14)	57.6%
Michael J. Paxton (5)(6)	12,499		*
Bharat S. Vedak (5)(6)	—		—
Mark E. Ties (7)	319,435	(8)	3.5%
David A Gagne (7)	314,794	(8)	3.5%
All executive officers, current directors as a group (12 persons)	22,071,238	(8)	73.5%
Technology Crossover Ventures	11,916,666	(14)	57.6%
528 Ramona Street Palo Alto CA 94301
Trident Capital Management-V, L.L.C. (10)	8,125,280	(11)	48.0%
505 Hamilton Avenue, Suite 200 Palo Alto CA 94301
John Deere Special Technologies Group, Inc. (10)	2,144,060		24.4%
300 Grimes Bridge Road Roswell GA 30075
Ashford Capital Management	1,375,658		15.7%
P.O. Box 4172 Wilmington DE 19807
Weber Capital Management, LLC	874,087	(15)	9.3%
340 Pine St., Suite 300 San Francisco, CA 94104
William and Linda Flies, JT	587,550		6.7%
28822 Lake Avenue Way Frontenac MN 55026

*	Indicates ownership of less than 1%

(1)	Includes shares of common stock issuable upon exercise of options exercisable within 60 days of January 7, 2010 as follows: John J. Coughlan — 381,110 shares; Carl M. Fredericks — 25,000 shares; Thomas G. Hudson — 11,250 shares; Roger W. Kleppe — 25,000 shares; Chad M. Lindbloom — 10,000 shares; Christopher P. Marshall — 25,000 shares; Michael J. Paxton — 5,000 shares; Mark E. Ties — 232,334 shares; David A. Gagne — 242,776 shares; all executive officers, directors and director nominees as a group — 1,040,942 shares.

(2)	Includes unvested shares of restricted common stock that are subject to forfeiture: John J. Coughlan — 45,302 shares; Mark E. Ties — 3,889 shares; David A. Gagne 3,890 shares; and all executive officers, directors and director nominees as a group — 81,969 shares.

(3)	Includes shares of Common Stock issuable upon conversion of Series F Preferred Stock and exercise of related warrants within 60 days of January 7, 2010 as follows: John J. Coughlan — 5,857 shares; Mark E. Ties — 5,857 shares; David A. Gagne — 2,928 shares; all executive officers, directors and director nominees as a group — 35,138 shares.

(4)	Any securities not outstanding that are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such holder, but not outstanding for the purpose of computing the percentage of common stock owned by any other holder.

(5)	Currently a director.

(6)	Nominee for election as director.

(7)	Executive officer.

(8)	Includes shares of Common Stock issuable upon vesting and settlement of restricted stock units (“RSUs”) within 60 days of January 7, 2010 as follows: John J. Coughlan — 32,000 shares; Mark E. Ties — 17,778 shares; David A. Gagne — 17,422 shares; all executive officers, directors and director nominees as a group — 89,334 shares. All such RSUs are to be settled in shares of Common Stock, and are scheduled to vest in three equal installments on the first three anniversaries of their applicable grant date. In the event of a change of control, which, for the purposes of such RSUs, includes the conversion of the Notes as further described below in “Acquisition of Turnpike Entities and Related Financing — Material terms of the Financing,” all RSUs in the then-current vesting period will immediately vest, with any remaining unvested RSUs continuing to vest in accordance with their respective original vesting schedules.

(9)	Nominee of entities (collectively, “Trident”) affiliated with Trident Capital Management — V, L.L.C. (“TCM-V”), who are the holders of our Series B, Series C and Series D Preferred Stock and a majority of our Series F Preferred Stock. As holders of Series B Preferred Stock, the Trident entities are entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Preferred Stock. Trident has designated only one nominee for election at the Annual Meeting.

(10)	Trident has entered into an Amended and Restated Voting Agreement with JDSTG whereby JDSTG, among other things, (a) agrees to vote for Trident’s nominee(s) for director, at such time as Trident no longer holds a sufficient number of shares of Preferred Stock to elect two directors as a separate class, but only for so long as Trident owns at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock on an as-converted to Common Stock basis), and (b) grants Trident a right of first refusal to acquire a portion of the shares of Common Stock held by JDSTG in the event that JDSTG determine to sell or transfer such shares in certain situations.

(11)	Includes 5,892,923 shares issuable upon conversion of Series B, Series C, Series D and Series F Preferred Stock and 1,149,028 shares issuable upon exercise of related warrants. Also includes (i) Series G Preferred Stock that will be immediately convertible into 833,331 shares of common stock and (ii) Warrants that will be immediately exercisable for 2,750,000 shares of common stock, in each case following mandatory conversion of an aggregate principal amount of $2,500,000 of the Notes held by Trident in accordance with, and subject to, their terms. See “Acquisition of Turnpike Entities and Related Financing — Material terms of the Financing” for more information regarding the Notes and the issuance of Series G Preferred Stock and Warrants upon conversion of the Notes.

The record holders of the shares underlying Preferred Stock and warrants to purchase common stock held, or that will be issued upon mandatory conversion of the Notes, are set forth in the following table.

	Series B		Series C		Series D		Series F		Series G
	Preferred		Preferred		Preferred		Preferred		Preferred
	Stock	Warrants	Stock	Warrants	Stock	Warrants	Stock	Warrants	Stock	Warrants
Trident Capital Fund-V, L.P.	1,830,903	—	1,136,849	335,939	1,403,400	421,020	907,942	272,382	746,350	223,959
Trident Capital Fund-V Affiliates Fund, L.P.	10,641	—	6,607	1,953	8,156	2,447	5,277	1,583	4,338	1,301
Trident Capital Fund-V Affiliates Fund (Q), L.P.	10,153	—	6,305	1,863	7,783	2,335	5,036	1,511	4,140	1,242
Trident Capital Fund-V Principals Fund, L.P.	52,994	—	32,905	9,723	40,620	12,186	26,279	7,884	21,607	6,482
Trident Capital Parallel Fund-V, C.V.	139,102	—	86,370	25,522	106,621	31,986	68,980	20,694	56,716	17,014
TCM-V is authorized to act as of the general partner or investment general partner of each of the record holders. TCM-V and Mr. Dixon disclaim beneficial ownership of these shares, except to the extent of their respective economic interests in the Trident entities.

(12)	Does not include (i) certain shares of Preferred Stock of the Company immediately convertible into shares of common stock or warrants immediately exercisable for shares of common stock (collectively, the “Trident Securities”) or (ii) certain shares of restricted common stock or options exercisable for shares of common stock (together, the “Trident Awards”), in each case beneficially owned by Trident. The Trident Awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors of the Company by TCM-V, and the Trident Awards are held directly by Mr. Marshall solely for the benefit of TCM-V pursuant to the terms of TCM-V’s operating agreement. Mr. Marshall disclaims beneficial ownership of the Trident Awards and of any shares of common stock that may be received upon the exercise thereof. In addition, Mr. Marshall is a former member of TCM-V and, as such, has a continuing indirect interest in the Trident Securities held by Trident. Mr. Marshall disclaims beneficial ownership of the Trident Securities and of any shares of common stock that may be received upon the conversion or exercise of any Trident Securities, except to the extent of his pecuniary interest therein.

(13)	Includes 15,100 shares of common stock owned individually by Mr. Marshall.

(14)	Includes (i) Series G Preferred Stock that will be immediately convertible into 9,166,666 shares of common stock and (ii) Warrants that will be immediately exercisable for 2,750,000 shares of common stock, in each case following mandatory conversion of an aggregate principal amount of $27,499,998 of the Notes held by TCV in accordance with, and subject to, their terms. See “Acquisition of Turnpike Entities and Related Financing — Material terms of the Financing” for more information regarding the Notes and the issuance of Series G Preferred Stock and Warrants upon conversion of the Notes.

The record holders of the shares of Series G Preferred Stock and Warrants that will be issued upon conversion of the Notes held by TCV are set forth in the following table.

	Series G
	Preferred Stock	Warrants
TCV VII, L.P.	5,996,276	1,798,883
TCV VII (A), L.P.	3,114,008	934,202
TCV Member Fund, L.P.	56,382	16,915
Mr. Marshall is a Class A Director of Technology Crossover Management VII, Ltd. (“TCM VII”), a limited partner of Technology Crossover Management VII, L.P. (“Management VII”), and a limited partner of TCV Member Fund, L.P. (“Member Fund”). TCM VII is the general partner of Management VII, which is the direct general partner of TCV VII, L.P. (“TCV VII”) and TCV VII (A), L.P. (“TCV VII (A)”), and is a general partner of Member Fund. Each of TCM VII, Management VII and Mr. Marshall disclaim beneficial ownership of such securities held by TCV VII, TCV VII (A) and Member Fund, except to the extent of their respective pecuniary interest therein.
(15)	Includes 315,315 shares issuable upon conversion of Series F Preferred Stock and 94,595 shares issuable upon exercise of related warrants. Also includes (i) Series G Preferred Stock that will be immediately convertible into 66,666 shares of common stock and (ii) Warrants that will be immediately exercisable for 27,027 shares of common stock, in each case following mandatory conversion of an aggregate principal amount of $200,000 of the Notes held by GW 2001 Fund,

L.P. in accordance with, and subject to, their terms. See “Acquisition of Turnpike Entities and Related Financing — Material terms of the Financing” for more information regarding the Notes and issuance of Series G Preferred Stock and Warrants upon conversion of the Notes.

The record holders of the shares underlying Preferred Stock and warrants to purchase common stock held, or that will be issued upon mandatory conversion of the Notes, are set forth in the following table.

	Series F		Series G
	Preferred Stock	Warrants	Preferred Stock	Warrants
Weber Capital Partners II, L.P.	225,225	67,568	—	—
GW 2001 Fund, L.P.	90,090	27,027	66,666	19,999
Weber Capital Management LLC (“WCM”) is authorized to act as the general partner or investment general partner of each of both record holders. WCM disclaims beneficial ownership of these shares, except to the extent of its respective economic interest in Weber Capital Partners II, L.P. and GW 2001 Fund, L.P.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Bylaws provide that the number of directors shall be fixed by resolution of the shareholders or the Board of Directors. The current number of directors is fixed at eight. The eight nominees for election as directors at the Annual Meeting are as follows:
Nominees to be Voted on by Holders of Common and Preferred Stock
John J. Coughlan
Thomas G. Hudson
Roger W. Kleppe
Chad M. Lindbloom
Christopher P. Marshall
Michael J. Paxton
Bharat S. Vedak
Nominee to be Voted on by Holders of Series B Preferred Stock Only
Donald R. Dixon
     With the exception of Mr. Dixon, all of the nominees are currently members of the Board of Directors.
     Six of the eight nominees for election as directors at the Annual Meeting were selected by the Governance and Nominating Committee of the Board of Directors. These nominees are John J. Coughlan, Thomas G. Hudson, Roger W. Kleppe, Chad M. Lindbloom, Christopher P. Marshall, and Michael J. Paxton.
     Bharat S. Vedak is a nominee of John Deere Special Technologies Group, Inc. (“JDSTG”) and Donald R. Dixon is a nominee of Trident. Currently, JDSTG has the right to nominate three directors and Trident has the right to nominate two directors (one of whom must be independent of Trident and approved by our Governance and Nominating Committee of the Board of Directors if the total number of directors is seven or less). These rights were negotiated in connection with their respective investments in the Company. Each of JDSTG and Trident has designated just one nominee (Bharat S. Vedak and Donald R. Dixon, respectively) for election at the Annual Meeting.
     Christopher P. Marshall is affiliated with certain funds affiliated with Technology Crossover Ventures (“TCV” or the “TCV Purchasers”) that participated in the Financing described below, and, at each of our annual meetings of shareholders held since December 2003 and prior to the Annual Meeting, has been a nominee of Trident for election to the Board of Directors by the holders of our Series B Preferred Stock. Upon the conversion of the Notes described below in accordance with, and subject to, their terms, TCV will have the right to nominate and elect one director to our Board of Directors (the “Series G Director”) as the majority holder of the issued and outstanding shares of our Series G Preferred Stock. TCV has informed the Company that it intends to nominate Christopher P. Marshall to serve as the Series G Director upon conversion of the Notes, and the Company has agreed to cause Christopher P. Marshall to be designated as the Series G Director at that time.
     The following current members of the Board of Directors (comprising a majority of the current Board) are “independent,” as defined by NASDAQ listing standards related to board membership:
Carl M. Fredericks*
Thomas G. Hudson
Roger W. Kleppe
Chad M. Lindbloom

Christopher P. Marshall
Michael J. Paxton
Bharat S. Vedak

*	Mr. Fredericks is not standing for re-election to the Board of Directors.
     In addition, if elected, Mr. Dixon would be considered independent as defined by NASDAQ listing standards.
     The directors elected at this Annual Meeting, and at annual meetings thereafter, unless otherwise determined by the Board of Directors or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting.
     In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

JOHN J. COUGHLAN	Director since October 2006
     (Chairman of the Board of Directors, Chief Executive Officer and President of the Company)
     Mr. Coughlan has been Chairman and Chief Executive Officer since joining the Company in October 2006. Prior to joining the Company, he was involved in a business consulting practice. He previously served as president and CEO of Lawson Software, Minnesota’s largest software company, through June 2005. Mr. Coughlan joined Lawson Software in 1987 and became CEO in February 2001 prior to the company’s initial public offering in December of 2001. In addition to his responsibilities at the Company, Mr. Coughlan is an active regional business advocate and serves on the board of directors for several local organizations, including Securian Financial Group, Inc. Mr. Coughlan is 51 years old.

DONALD R. DIXON	Director Nominee
     Mr. Dixon has been a Managing Director at Trident Capital since 1993. From 1988 to 1993, Mr. Dixon was co-president of Partech International, a private equity fund manager associated with Banque Paribas. From 1983 to 1988, he was a managing director of Alex, Brown & Sons. Earlier in his career, Mr. Dixon was a vice president at Morgan Stanley & Co. and a senior account officer at Citibank, N.A. Mr. Dixon received a bachelor’s degree from Princeton University and a master’s degree in business administration from Stanford Graduate School of Business. Mr. Dixon’s past directorships include Affiliated Computer Services (ACS), CSG Systems International, Inc (CSGS), Epicor Software Corporation (EPIC), Evolving Systems, Inc. (EVOL), InfoUSA, Inc. (IUSA) and Pegasus Solutions, Inc. (PEGS). Mr. Dixon is 62 years old.

ROGER W. KLEPPE	Director since September 1995
     Mr. Kleppe is the former senior vice president of human resources, real estate and facility services for Blue Cross and Blue Shield of Minnesota. He had been with Blue Cross since March 1994 until his retirement. Mr. Kleppe previously served on the Blue Cross board of trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was vice president of human resources and administrative resources for National Business Systems, Inc. He has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He had served on the board of directors for Prime Therapeutics, Inc., a for-profit pharmacy benefit management company. Mr. Kleppe also had served as president of the Human Resources Executive Council, a professional association of human resource executives from the largest companies in the Twin Cities, and had served as a member of the board of advisors for the Executive Development Center, Carlson School of Management, at the University of Minnesota. Mr. Kleppe is 60 years old.

CHRISTOPHER P. MARSHALL	Director since December 2003
     Mr. Marshall joined TCV in 2008 as a General Partner and has been in the venture capital industry since 1995. His primary investment focus is the payments, internet and business services industries. Prior to joining TCV, Mr. Marshall spent 12 years at Trident Capital, focused on the software, business services and internet markets. Earlier in his career, Mr. Marshall worked for Banque Paribas and the Chase Manhattan Bank. Mr. Marshall earned his B.A. from Hamilton College and his M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University. Mr. Marshall is 41 years old.

THOMAS G. HUDSON	Director since October 2007
     Mr. Hudson is the Chairman and Chief Executive Officer, Muve, Inc. a company that provides tools, technology and coaching services to help individuals lose weight. Before joining Muve, Inc., Mr. Hudson was the Chief Executive Officer of Global Capacity, a start-up company that provides integrated communications logistics solutions worldwide. Prior to joining Global Capacity in June of 2005, Mr. Hudson served as Chairman and Chief Executive Officer of CNT, a provider of wide area storage networks, since June 1996, as a director since August 1996 and as Chairman of the Board of Directors since May 1999. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served as Vice President and General Manager in a number of management positions at IBM Corporation. Mr. Hudson is a graduate of the University of Notre Dame with a bachelor’s in electrical engineering and New York University with an MBA in finance. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson previously served on the board of directors of CGSY, CNT, McData Corp, Lawson Software, Ciprico, and Plato Software. He currently serves on the board of directors of Incentra Solutions, a publicly traded company and two private companies, Wyndstorm and MQSoftware. Mr. Hudson is 63 years old.

CHAD M. LINDBLOOM	Director since February 2008
     Mr. Lindbloom is currently Senior Vice President and Chief Financial Officer of C.H. Robinson Worldwide, Inc. C.H. Robinson Worldwide, Inc. provides worldwide freight transportation services and logistics solutions to companies of all sizes, in a wide variety of industries. Mr. Lindbloom has served in various roles with C.H. Robinson Worldwide, Inc. since joining the company in 1990. Mr. Lindbloom currently serves on the Board of Directors of Children’s Hospitals and Clinics of Minnesota. Mr. Lindbloom holds a Bachelor of Science degree and a Masters of Business Administration from the Carlson School of Management at the University of Minnesota. Mr. Lindbloom is 45 years old.

MICHAEL J. PAXTON	Director since May 2008
     Mr. Paxton is President and CEO of Chamilia, Inc., a leading designer and manufacturer of high quality, personalized jewelry. Mr. Paxton is also Chairman of the Board of Directors of Transport Corporation of America and previously served as that company’s CEO and President from 2001 to 2007. Transport America is a national truckload carrier and logistics service company based in Eagan, Minnesota. From 1998 to 2001, Mr. Paxton was the President and CEO of the Sunbeam Health and Safety Company, a subsidiary of Sunbeam. Beginning in 1996, he served as Chairman, President, and CEO of O-Cedar Holdings, Inc., the leading brand of consumer household cleaning tools in the United States. The majority of Mr. Paxton’s career was spent in senior management positions with Pillsbury and Grand Metropolitan PLC (Diageo), the parent company. In 1992, he was appointed as President and CEO of the Haagen-Dazs Company. Prior to Pillsbury, Mr. Paxton held progressive sales and marketing positions with Safeco Insurance Company, The Drackett Products Company, and Miles Laboratories.

He currently serves on the Board of Directors of Transport Corporation of America, Inc.; Azteca Foods, Inc.; Foster Farms, Inc.; and Gemini, Inc. Mr. Paxton is 63 years old.

BHARAT S. VEDAK	Director since February 2009
     Mr. Vedak is Senior Vice President of John Deere Intelligent Solutions Group. In his role, he is responsible for applying smart electronic solutions to John Deere equipment. Mr. Vedak first joined John Deere in 1974 at its Product Engineering Center. In 1983, he became Manager, Quality Engineering at the John Deere Engine Works, and eventually was appointed Vice President of Engineering for John Deere’s Rotary Engine Division. In 1990, he joined Cummins, Inc. as an executive engineer, and advanced to the position of Vice President, Industrial Customer Engineering. He returned to John Deere in 2005, when he was named to his current position. Mr. Vedak has a bachelor’s degree in agricultural engineering from the Indian Institute of Technology in Kharagpur, India, a master’s degree in agricultural engineering from North Carolina State University, and a MBA from the University of Northern Iowa. Mr. Vedak is a Fellow of SAE International of which he has been an active member more than 30 years. He has served on the advisory board of the Agricultural and Biological department at North Carolina State University and on the Board of Directors of SAE International. Mr. Vedak is 61 years old.
Director Compensation
     For fiscal 2009, the non-employee directors received the following total compensation:

	Fees Earned or	Restricted
	Paid in Cash	Stock Awards	Option Awards
Name	($)	($)(1)	($)(1)(2)	Total ($)
Carl M. Fredericks	10,000	5,000	3,600	18,600

Thomas G. Hudson	10,000	5,000	3,600	18,600

Roger W. Kleppe	10,000	5,000	3,600	18,600

Chad M. Lindbloom	10,000	5,000	3,600	18,600

Christopher P. Marshall (3)	—	5,000	3,600	8,600

Michael J. Paxton	10,000	5,000	3,600	18,600

Bharat S. Vedak	—	—	—	—

(1)	Valuation of stock and option awards is based on the compensation cost we recognized during fiscal 2009 for financial statement purposes under the FASB Accounting Standards Codification (“ASC”) 718 for all awards utilizing assumptions discussed in Note 9 to our financial statements as presented on Form 10-K for fiscal year ended September 30, 2009, but disregarding the estimate of forfeitures related to service based vesting.

(2)	Total options outstanding at September 30, 2009: Carl M. Fredericks — 25,000 options; Thomas G. Hudson — 11,250 options; Roger W. Kleppe — 25,000 options; Chad M. Lindbloom — 10,000 options; Christopher P. Marshall — 25,000 options; and Michael J. Paxton — 5,000 options.

(3)	All options and restricted stock awards were granted to Mr. Marshall prior to the date of the Annual Meeting in his capacity as a director nominated to the Board of Directors by Trident. Such options and restricted stock awards are held directly by Mr. Marshall solely for the benefit of Trident pursuant to the terms of TCM-V’s operating agreement. Mr. Marshall disclaims beneficial ownership of all such options and restricted stock awards and of any shares of Common Stock that may be issuable upon the exercise thereof.
     Non-employee directors (except Mr. Vedak, the JDSTG director, and Mr. Marshall, the nominee of Trident for election to the Board of Directors by the holders of our Series B Preferred Stock at each of our annual meetings of shareholders held since December 2003 and prior to the Annual Meeting), receive $10,000 annually to serve on the Board of Directors. This amount may be prorated based on actual time served on the Board of Directors during the fiscal year.
     Each non-employee director (except Mr. Vedak, the JDSTG director) receives upon re-election at each Annual Meeting a 5,000 share stock option grant and a 2,500 share stock award, both pursuant to the Company’s 2007 Long-Term Incentive and Stock Option Plan. The stock options are exercisable for ten years commencing at the date of grant at a price equal to the fair market value of the common stock on the date of grant. The stock award and stock options are fully vested at the time of award. At its discretion, the Company has the ability to offer a cash gross-up to offset the estimated tax liability incurred at the time of the stock award.
     Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.
     Board Meetings and Committees
     During the year ended September 30, 2009, the Board of Directors met nine times. Committees of the Board of Directors generally meet immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and of the meetings of the Board committees on which he served.
     The Board of Directors has established an Audit Committee, Compensation Committee, and Governance and Nominating Committee. During the fiscal year ended September 30, 2009, each committee was composed of all independent directors (under the NASDAQ standards applicable to such committees) as follows:

Audit Committee	Compensation Committee	Governance and Nominating Committee
Chad M Lindbloom (Chairman)	Roger W. Kleppe (Chairman)	Thomas G. Hudson (Chairman)
Carl M. Fredericks	Christopher P. Marshall	Roger W. Kleppe
Michael J. Paxton	Bharat S. Vedak	Michael J. Paxton
     The Board of Directors has unanimously determined that all Audit Committee members are financially literate under the NASDAQ listing standards and all members are qualified audit committee financial experts as defined in the regulations of the Securities and Exchange Commission (the “SEC”).
     The purpose of the Audit Committee includes (1) annually selecting a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) reviewing the scope of audits made by the independent public accountants; and (3) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. See “Audit Committee Report.” During the year ended September 30, 2009, the Audit Committee met five times. The Company has established an Audit Committee Charter that sets forth the Audit Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.
     The purpose of the Compensation Committee is to annually review and approve management’s overall compensation plan for the Company’s employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also determines all equity compensation that may be included in the compensation set forth for each individual. During the year ended September 30, 2009, the Compensation Committee met eight times. The Company has established a Compensation Committee Charter that sets forth the Compensation Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.

     The purpose of the Governance and Nominating Committee is to (1) oversee corporate governance matters; (2) approve director-nominees to be considered for election by shareholders and for election by the Board of Directors to fill any vacancy or newly created directorship; and (3) make recommendations to the Board concerning the appropriate size and composition of the Board of Directors and each Board committee, and the establishment of new Board committees. During the year ended September 30, 2009, the Governance and Nominating Committee met one time. The Company has established a Governance and Nominating Committee Charter that sets forth the Governance and Nominating Committee’s principal accountabilities. This Charter is available on our website, www.xata.com.
     We have adopted a code of ethics that applies to our chief executive officer, chief financial officer, and directors of finance, and persons performing similar functions. The Code is posted on our website at www.xata.com, and we will post on such website any amendment to, or waiver from, a provision of our Code within four business days following the date of such amendment or waiver.
Nomination of Director Candidates
     Nominees for election to the Board of Directors of the Company are selected by the Governance and Nominating Committee, subject to the rights of JDSTG and Trident (see Notes 9, 10 and 11 of the table in “Principal Shareholders and Ownership of Management” and “Election of Directors”). To date, all director nominees (other than nominees of JDSTG or Trident) have been identified by current directors or management. We have never engaged a third party (for a fee or otherwise) to identify candidates and, other than nominees of JDSTG and Trident, we have never received a proposed candidate from a source outside of the Company. However, the Governance and Nominating Committee would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to our Chairman and Chief Executive Officer, John J. Coughlan. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Governance and Nominating Committee evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and NASDAQ, and willingness, ability, and availability for service.
Shareholder Communication with the Board
     We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our chief executive officer or chief financial officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, John J. Coughlan, or to the attention of the Chairman of our Audit Committee, Chad M. Lindbloom, in care of the Company at the Company address. All such communications will be forwarded unopened.
     We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. There were two independent incumbent directors and nominees in attendance at the annual meeting in February 2009.

SUMMARY OF PROPOSALS IN CONNECTION WITH
ACQUISITION OF TURNPIKE ENTITIES AND RELATED FINANCING
     This summary describes the material terms of Proposals 2 through 7 that you will be voting on at the Annual Meeting. Each such Proposal is being made in connection with:
•	our acquisition, which we refer to as the Turnpike Acquisition, on December 4, 2009 of Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC; or

•	the financing arrangements we entered into on December 4, 2009 in connection with the Turnpike Acquisition and certain other matters, which we refer to as the Financing and, together with the Turnpike Acquisition, we refer to as the Transactions.
     Proposals 2 through 6 seek shareholder approval of an amendment and restatement of our Articles of Incorporation in the form attached hereto as Appendix A, which we refer to as the Articles Amendment, and Proposal 7 seeks certain shareholder approvals under the rules of NASDAQ in connection with the Transactions. We agreed to submit all of these Proposals for the approval of our shareholders in connection with the Transactions. You will not be voting to approve either the Turnpike Acquisition or the Financing, since both have already been completed. However, a number of matters of significant importance related to the Transactions are dependent on the outcome of the shareholder votes with respect to Proposals 2 through 5 and Proposal 7, and an understanding of these Transactions is necessary in order to make an informed voting decision with respect to such Proposals. Therefore, the material terms of these Transactions are described below in this proxy statement.
     To better understand Proposals 2 through 7, the Turnpike Acquisition and the Financing, you should carefully read this entire document and the other documents to which we refer.
What is the Turnpike Acquisition?
     On December 4, 2009, we acquired all of the equity interests of Turnpike Canada and all of the membership interests of Turnpike US. The initial purchase price for the Turnpike Acquisition is $12.5 million, of which (i) $10 million was paid in cash at closing, and (ii) $2.5 million is to be paid through the future issuance of shares of our common stock upon shareholder approval at the Annual Meeting. The number of shares of our common stock to be issued to satisfy the $2.5 million future payment obligation will be calculated based on a $3.00 per share value. These shares will be issued shortly after the Annual Meeting, assuming that Proposals 2 and 7 are approved at the Annual Meeting. If either Proposal 2 or 7 is not approved at the Annual Meeting and a similar proposal has not been approved by our shareholders by June 4, 2010, we will instead be required to pay the $2.5 million portion of the Turnpike Acquisition consideration that would be payable in shares of our common stock in cash.
     As additional contingent consideration in the Turnpike Acquisition, we will also be required to make up to three additional payments to the sellers if certain revenue and product sales metrics are satisfied by Turnpike during our 2010, 2011, and 2012 fiscal years. For each of those fiscal years in which the contingent payment metrics are satisfied, we will be obligated to pay an additional $2.5 million to the sellers shortly after the end of that fiscal year. The contingent payments will be paid through the issuance of additional shares of our common stock, which will be valued at $3.00 per share for purposes of determining the number of shares to be issued. However, if shareholder approval Proposals 2 and 7, or a similar shareholder approval, is not obtained prior to the date, if any, on which each such issuance is required to be made, the applicable contingent payment, if any, will instead be made in cash.
     Please see “Acquisition of Turnpike Entities and Related Financing -Material terms of the Turnpike Acquisition” starting on page 27.

Why is the Turnpike Acquisition discussed in this proxy statement?
     We are including a discussion of the material terms of the Turnpike Acquisition and the business and operations of the Turnpike business because the potential issuance of our securities (both to the sellers of Turnpike and in connection with the related Financing) require the approval of our shareholders.
     Because the Turnpike Acquisition was completed on December 4, 2009, you are not voting on the Turnpike Acquisition itself and your vote will not in any way undo the consummation of the Turnpike Acquisition. However, your vote will determine whether any future consideration to be paid to the sellers of Turnpike will be paid in shares of our common stock (which will be the case if we obtain shareholder approval of Proposals 2 and 7) or will instead be paid in cash (which will be the case if we do not obtain either of the approvals).
     Please see “Consideration” under “Acquisition of Turnpike Entities and Related Financing - Material terms of the Turnpike Acquisition” starting on page 28.
What is the Financing and why is it discussed in this proxy statement?
     On December 4, 2009, we issued and sold an aggregate of $30.2 million in principal amount of Senior Mandatorily Convertible Promissory Notes, which we refer to as the Notes, in a private placement pursuant to a Note Purchase Agreement that we entered into with (i) TCV, (ii) Trident, and (iii) a fund affiliated with Weber Capital Management LLC, or the Weber Purchaser, and, which we refer to together with TCV and Trident as the Purchasers.
     In connection with the Note Purchase Agreement, we agreed to seek the approval of our shareholders, or the Shareholder Approval, with respect to a number of matters, including (i) approval of the Articles Amendment, which is the subject of Proposals 2 through 6, and (ii) all approvals necessary under the rules and regulations of NASDAQ in connection with the transactions contemplated by the Note Purchase Agreement and the Notes, which approvals are the subject of Proposal 7. The Articles Amendment would:
•	increase our authorized number of shares of common stock and preferred stock (Proposals 2 and 3),

•	make certain other changes to the terms of each of our existing series of preferred stock (Proposal 4),

•	create and designate a new series of preferred stock (the “Series G Preferred Stock”) that would be senior to our existing series of preferred stock (Proposal 5), and

•	cause us to opt out of the Minnesota Control Share Acquisition Statute (Proposal 6).
     Promptly following receipt of the Shareholder Approval and the filing of the Articles Amendment, each Note will automatically convert into (i) a number of shares of Series G Preferred Stock equal to the principal amount of such Note divided by $3.00 (subject to customary anti-dilution adjustments), and (ii) warrants to purchase a number of shares of our common stock equal to 30% of such number of shares of Series G Preferred Stock (the “Warrants”). The exercise price of the Warrants is $3.00 per share (subject to customary anti-dilution adjustments), and the Warrants will be exercisable for seven years from the date of issuance. There is no interest payable on the Notes as long as they convert in accordance with their terms.
     If the Shareholder Approval has not been obtained by November 1, 2010, we will be required to repay the Notes in full on such date, together with interest at an annual rate of 14%.

     Please see “Terms of the Notes” under “Acquisition of Turnpike Entities and Related Financing - Material terms of the Financing” starting on page 23.
Are there any voting agreements in connection with the Shareholder Approval?
     In connection with the Note Purchase Agreement, certain of the TCV Purchasers entered into support agreements, which we refer to as the Support Agreements, with the following significant shareholders of our company: (i) JDSTG, (ii) GW 2001 Fund, L.P. and Weber Capital Partners II, L.P., and (iii) Trident, or, collectively, the Supporting Shareholders. Pursuant to the terms of the Support Agreements, each of the Supporting Shareholders has agreed to vote their equity securities of the Company in favor of the matters required to give the Shareholder Approval.
     As of the record date for the Annual Meeting, the shares of common stock and other equity securities covered by the Support Agreements represented, in the aggregate, approximately 57.2% of the outstanding shares of our common stock and other equity securities entitled to vote at the Annual Meeting (calculated on an as-converted to common stock basis) and represented a majority of the outstanding shares of each series of our existing Preferred Stock entitled to vote at the Annual Meeting and represented approximately 27.2% of the outstanding shares of our common stock.
     Please see “Support Agreements” under “Acquisition of Turnpike Entities and Related Financing - Material terms of the Financing” starting on page 25.
Do our shareholders have appraisal rights with respect to the Turnpike Acquisition and the Financing?
     If Proposal 4 is approved and becomes effective, holders of Series B, Series C, Series D, and Series F Preferred Stock who do not vote their shares in favor of Proposal 4 will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the MBCA. If Proposal 5 is approved and becomes effective, holders of Series B, Series C, Series D, and Series F Preferred Stock who do not vote their shares in favor of Proposal 5 will be entitled to statutory dissenters’ rights if they strictly comply with Sections 302A.471 and 302A.473 of the MBCA. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of stock, see Sections 302A.471 and 302A.473 of the MBCA, copies of which are attached as Appendix B, as well as the information set forth below.
     IN ORDER TO PERFECT DISSENTERS’ RIGHTS WITH RESPECT TO EITHER PROPOSAL 4 OR PROPOSAL 5, A HOLDER OF SERIES B, SERIES C, SERIES D OR SERIES F PREFERRED STOCK MUST SEND A NOTICE TO THE COMPANY BEFORE THE DATE OF THE ANNUAL MEETING AND MUST NOT VOTE IN FAVOR OF THE PROPOSED AMENDMENT IN THE APPLICABLE PROPOSAL BY PROXY OR OTHERWISE.
     No other shareholders are entitled to any dissenters’ rights with respect to any other matters to be acted upon at the Annual Meeting.
Why was shareholder approval not required in order to complete the Turnpike Acquisition or the Financing?
     Under Minnesota law, shareholder approval was not required in connection with the completion of the Turnpike Acquisition or the Financing. In addition, the rules of NASDAQ did not require shareholder approval for completion of the Turnpike Acquisition or the Financing because we did not issue any shares of our common stock, or securities exercisable for or convertible into shares of our common stock, at the closing of the Transactions. Instead, under the terms of the agreements we entered into in connection with the Transactions, no such securities will be issued in connection with the Transactions unless and until we obtain the applicable Shareholder Approval.
Why do shareholders have to approve the Articles Amendment?
     Under Minnesota law, shareholder approval is required in order to amend and restate our Articles of Incorporation in the manner contemplated by the Articles Amendment, which would result in the following changes to our Articles of Incorporation:
•	increase our authorized number of shares of common stock and preferred stock (Proposals 2 and 3),

•	various changes to the terms of each of our existing series of preferred stock (Proposal 4),

•	create and designate the Series G Preferred Stock that would be senior to our existing series of preferred stock (Proposal 5), and

•	cause us to opt out of the Minnesota Control Share Acquisition Statute (Proposal 6).
     The increase in the number of shares of common stock and preferred stock authorized by our Articles of Incorporation is necessary in order to have enough shares available for, among other things, (i) the future issuance of shares of common stock as additional consideration to the sellers of Turnpike, and (ii) the conversion of the Notes into shares of Series G Preferred Stock and Warrants in accordance with their terms (and the future issuance of shares of common stock upon conversion of the Series G Preferred Stock and exercise of the Warrants or any Penalty Warrants (as defined below)).
     The proposed changes to the terms of our existing series of preferred stock, and the creation and designation of the Series G Preferred Stock, are necessary in order to permit the conversion of the Notes as contemplated by the Note Purchase Agreement and the Notes.
     The provision in the Articles Amendment that would cause us to opt out of the Minnesota Control Share Acquisition Statute does not in any way affect our ability to fully consummate the Transactions in the manner contemplated by the agreements that we entered into in connection therewith. However, we agreed to seek shareholder approval of such amendment in connection with the Financing in order to increase our flexibility with respect to future financing transactions.
     Please see the full text of the Amended and Restated Articles of Incorporation in Appendix A.
What are shareholders required to approve under the rules of NASDAQ?
     Rule 5635 of the NASDAQ Listing Rules sets forth the circumstances under which shareholder approval is required prior to an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company, (ii) equity-based compensation of officers, directors, employees or consultants, (iii) a change of control, and (iv) certain private placements.
     For reasons discussed in detail under Proposal 7 below, each of the issuance of our common stock in connection with the Turnpike Acquisition, the conversion of the Notes into Series G Preferred Stock and Warrants, the future issuance of Penalty Warrants, if any, and the issuance of shares of our common stock upon the conversion of the Series G Preferred Stock or the exercise of the Warrants or any Penalty Warrants, potentially implicates the required approval events set forth in Rule 5635. Therefore, we are seeking shareholder approval of all aspects of the Transactions to the extent necessary under any sub-paragraph of Rule 5635.

What effects will the potential issuance of common stock as additional consideration for the Turnpike Acquisition, and the conversion of the Notes into shares of Series G Preferred Stock and Warrants, have on existing shareholders?
     If the issuances of common stock as additional consideration for the Turnpike Acquisition and the conversion of the Notes are consummated, we will issue a substantial number of shares of our common stock and shares of Series G Preferred Stock convertible into common stock and the shares may be issued at a per share price below the market price of our common stock on the date of such issuance. The common stock issuable (i) to the sellers of Turnpike, (ii) upon conversion of the Series G Preferred Stock, (iii) upon exercise of the Warrants, and (iv) upon exercise of any Penalty Warrants, could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.
     As a result of shareholder approval of the potential issuances of securities described above, the number of shares of outstanding common stock, calculated on an as-converted basis, will increase significantly and the ownership interests and proportionate voting power of the existing shareholders will be significantly diluted.
     In addition, the TCV Purchasers will own capital stock of our company that has approximately 35% of the voting power of our outstanding stock that is entitled to vote generally in the election of directors. In addition, the TCV Purchasers will have the right to acquire significant additional shares of our common stock through exercise of the Warrants. Accordingly, the TCV Purchasers will have significant voting power with respect to shares of the Company and will be able to exert substantial influence over our business and affairs.
     Pursuant to the terms of the Series G Preferred Stock, so long as at least 2.5 million shares of Series G Preferred Stock remain outstanding, the holders of a majority of the outstanding Series G Preferred Stock will have the right, voting as a separate class, to nominate and elect one member of our Board of Directors. Upon conversion of the Notes, the TCV Purchasers will own a majority of the shares of Series G Preferred Stock. The terms of the Series G Preferred Stock also subject us to certain negative covenants, which are described elsewhere in this proxy statement, that may be waived only by the holders of a majority of the shares of Series G Preferred Stock. See “Voting Rights “ under “Summary of Proposed Certificate of Designation and the Series G Preferred Stock — Other Rights and Preferences” in Proposal 5 below.
     As a result, the TCV Purchasers are likely to have a significant effect on the outcome of matters brought before the shareholders, including the approval of mergers and other business combination transactions.
     The following tables sets forth our capitalization as of January 7, 2010:
•	on an actual basis; and

•	on a pro forma basis, giving effect to the receipt of the Shareholder approval and (i) the issuance of the Series G Preferred Stock and Warrants upon conversion of the Notes; (ii) the issuance of the $2.5 million initial consideration in common stock to the former Turnpike shareholders; and (iii) the issuance of the $7.5 million aggregate contingent consideration in common stock to the former Turnpike shareholders (assuming the conditions to all of the Contingent Payments are met).

	January 7, 2010
	Actual	Pro Forma
Common Stock
Authorized	25,000,000	100,000,000
Issued	8,787,994	9,621,327
Reserved
Series B Preferred Stock	2,043,793	2,043,793
Series C Preferred Stock	1,269,036	1,269,036
Series D Preferred Stock	1,566,580	1,566,580
Series F Preferred Stock	1,355,857	1,355,857
Series G Preferred Stock	—	10,066,667
Options to Purchase Common Stock(1)	2,805,362	2,805,362
Restricted Stock Units	380,800	380,800
Warrants to Purchase Common Stock	1,931,342	4,951,342
Contingent Obligations under Turnpike Purchase Agreement	—	2,499,999
Common Stock Available for Issuance	4,859,236	63,439,237

(1)	Comprised of 2,310,904 outstanding options and 494,458 shares available for grant under the Company’s 2007 Stock Option Plan.

	January 7, 2010
	Actual	Pro Forma
Preferred Stock
Authorized	10,000,000	50,000,000
Issued
Series B Preferred Stock	2,043,793	2,043,793
Series C Preferred Stock	1,269,036	1,269,036
Series D Preferred Stock	1,566,580	1,566,580
Series F Preferred Stock	1,355,857	1,355,857
Series G Preferred Stock	—	10,066,667
Preferred Stock Available for Issuance	3,764,734	33,698,067
What will happen if any of Proposals 2 through 5 or Proposal 7 is not approved?
     Shareholder approval of each of Proposals 2 through 5 and Proposal 7 is necessary for the issuance of our common stock in connection with the Turnpike Acquisition, the conversion of the Notes into Series G Preferred Stock and Warrants, and the future issuance of Penalty Warrants, if any, and of shares of our common stock upon the conversion of the Series G Preferred Stock or the exercise of the Warrants or any Penalty Warrants. In addition, the Board of Directors has determined that the implementation of Proposal 5 is expressly conditioned upon the approval by our shareholders of each of Proposals 2, 3, 4 and 7. Thus, any one of Proposals 2, 3, 4 or 7 are not approved by our shareholders, it will be treated as if Proposal 5 was not approved by our shareholders.
     Generally, failure to approve any of Proposals 2 or 7 would have the following effects:
•	we will be required to pay $2.5 million in cash, rather than shares of our common stock, to satisfy the remaining portion of the initial purchase price in the Turnpike Acquisition (unless the Shareholder Approval is obtained prior to June 4, 2009); and

•	we will be required to pay up to $7.5 million in potential contingent consideration in connection with the Turnpike Acquisition in cash, rather than shares of our common stock (unless the Shareholder Approval is obtained prior to the date that any such contingent payment is due).

Failure to approve any of Proposals 2 through 5 or Proposal 7 would have the following effect:
•	we will be required to repay the entire $30.2 million in principal amount of Notes, together with interest at an annual rate of 14%, on November 1, 2010 (unless either (1) the Shareholder Approval is obtained prior to such date or (2) (i) Proposals 2, 4 and 7 are approved, (ii) we are able to obtain an amendment to the terms of the Notes to permit us to issue a fewer number of shares of Series G Preferred Stock at a proportionately increased conversion rate into common stock, and (iii) our Board of Directors determines to create and designate the Series G Preferred Stock pursuant to its authority under our Articles of Incorporation).
What will happen if Proposal 6 is not approved?
     Because it is not necessary to opt-out of the Minnesota Control Share Acquisition Statute in order to (i) issue our common stock in connection with the Turnpike Acquisitions, (ii) convert the Notes into Series G Preferred Stock and Warrants in accordance with their terms, (iii) issue Penalty Warrants, if any, in the future, or (iv) issue shares of our common stock upon the conversion of the Series G Preferred Stock or the exercise of the Warrants or any Penalty Warrants, the implementation of Proposals 2 through 5 and Proposal 7 is not conditioned upon the approval by the shareholders of Proposal 6. Thus, if Proposal 6 is not approved by the shareholders, we will continue to be subject to the Minnesota Control Share Acquisition Statute, but it will not have any effect on the issuances or conversion described above.
Required Vote
     The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of each of Proposals 2 through 7. In addition, each of Proposals 3, 4 and 5 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of each of the Series B, Series C, Series D and Series F Preferred Stock, with each series voting separately as a class. Furthermore, Proposals 3 and 5 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of common stock, voting separately as a class. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of each of Proposals 2, 3, 4 and 7.
     The presence at the Annual Meeting in person or by proxy of a majority the outstanding shares of our common stock is required before a class vote of our common stock will become effective. Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.
     For purposes of approving Proposals 2 through 7, a shareholder voting through proxy who abstains with respect to any such Proposal is considered to be present and entitled to vote on the matter, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a Proposal shall not be considered present and entitled to vote on that Proposal.
     Only shareholders of record at the close of business on January 7, 2010, will be entitled to vote at the Annual Meeting or adjournments thereof. At the close of business on January 7, 2010, there were an aggregate of 15,023,260 shares of our common stock and preferred stock issued and outstanding, each of which is entitled to one vote. As of the record date, assuming the absence of any limitations under the Minnesota Control Share Acquisition Statute, the shares of common stock and other equity securities covered by the Support Agreements represented, in the aggregate, (i) approximately 57.2% of the outstanding shares of our common stock and other equity securities entitled to vote at the Annual Meeting (calculated on an as-converted to common stock basis), (ii) a majority of the outstanding shares of each series of our existing Preferred Stock entitled to vote at the

Annual Meeting, and (iii) approximately 27.2% of the outstanding shares of our common stock entitled to vote at the Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF PROPOSALS 2
THROUGH 7.

ACQUISITION OF TURNPIKE ENTITIES AND RELATED FINANCING
Material terms of the Financing
     This section describes the material provisions of the following agreements and other documents entered into in connection with the Financing, which we refer to collectively as the Financing Documents:
•	the Note Purchase Agreement, dated December 4, 2009, that we entered into with the Purchasers;

•	the Notes issued to each of the Purchasers on December 4, 2009;

•	the Support Agreements, dated December 4, 2009, that the TCV Purchasers entered into with the Supporting Shareholders;

•	the Investor Rights Agreement, dated December 4, 2009, that we entered into with the TCV Purchasers, which we refer to as the TCV Investor Rights Agreement;

•	the Indemnification Agreement, dated December 4, 2009, that we entered into with the TCV Purchasers, which we refer to as the TCV Indemnification Agreement;

•	the Amended and Restated Voting Agreement, dated December 4, 2009, that we entered into with JDSTG and Trident, which we refer to as the Trident Voting Agreement;

•	the Voting Agreement, dated December 4, 2009, that we entered into with JDSTG and the TCV Purchasers, which we refer to as the TCV Voting Agreement; and

•	the Second Amendment to Stock Purchase Agreement, dated December 4, 2009, that we entered into with JDSTG, which we refer to as the JDSTG Amendment.
     Copies of the Financing Documents have been filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 10, 2009. We urge all shareholders to read the Financing Documents carefully.
Issuance of the Notes
     Pursuant to the Note Purchase Agreement, on December 4, 2009, we issued and sold an aggregate of $30.2 million in principal amount of the Notes to the Purchaser as follows: $27.5 million to the TCV Purchasers, $2.5 million to Trident, and $0.2 million to the Weber Purchaser.
Closing Conditions
     Under the Note Purchase Agreement, the following material items were required to be completed or delivered at or prior to the closing of the sale of the Notes:
•	each of the Support Agreements, the TCV Investor Rights Agreement, the TCV Indemnification Agreement, the Trident Voting Agreement and the TCV Voting Agreement was required to be executed and delivered by the parties thereto;

•	we were required to deliver copies of pay-off letters from our existing senior creditors as of such date, Partners for Growth II, L.P. and Silicon Valley Bank, stating that upon receipt of payment of all outstanding amounts under our applicable loan agreements with such creditors, such loan agreements would be terminated in accordance with their terms; and

•	we were required to deliver executed copies of the Purchase Agreements (as defined below) and to close the transactions contemplated thereby simultaneously with the closing of the sale of the Notes.

     These conditions were satisfied and the closing of the sale of the Notes pursuant to the Note Purchase Agreement occurred simultaneously with the execution of the Note Purchase Agreement on December 4, 2009.
Affirmative Covenants
     In the Note Purchase Agreement, we agreed to do a number of things, including the following:
•	to use the proceeds from the sale of the Notes to pay the amounts due at closing under the Turnpike Equity Purchase Agreements and to repay all amounts due under our loan agreements with Partners for Growth II, L.P. and Silicon Valley Bank (with the remaining portion of the proceeds available for working capital and general corporate purposes);

•	to prepare and file a proxy statement with the SEC within 60 days after December 4, 2009, and to cause such proxy statement to be mailed to our shareholders within 90 days after December 4, 2009, in connection with a meeting of our shareholders (the “Shareholder Meeting”) to be held for the purpose of obtaining (i) the approval of our shareholders of an amendment and restatement of our Articles of Incorporation in the form attached hereto as Appendix A, which includes the designation of the Series G Preferred Stock, into which the Notes are convertible, and (ii) all approvals necessary under the rules and regulations of NASDAQ in connection with the transactions contemplated by the Note Purchase Agreement and the Notes (collectively, the “Shareholder Approval”);

•	to cause the Shareholder Meeting to be held within 120 days after December 4, 2009, and in any event no later than our next Annual Meeting of Shareholders;

•	to include in the proxy statement (and in any additional soliciting materials) the recommendation of our Board of Directors that the shareholders give the Shareholder Approval, subject to the Board of Directors’ fiduciary duties to our shareholders;

•	to use best efforts to solicit and obtain the Shareholder Approval;

•	until the conclusion of the Shareholder Meeting, to deal exclusively with the Purchasers, and not solicit any other party, with respect to any financing transaction similar to the transactions contemplated by the Note Purchase Agreement;

•	upon conversion of the Notes, to cause Christopher P. Marshall to be appointed to the Board of Directors as the director designated by the Purchasers as holders of the Series G Preferred Stock;

•	to use commercially reasonably efforts to enter into the JDSTG Amendment; and

•	not to grant any registration rights that conflict with the registration rights granted to the Purchasers under the Note Purchase Agreement.
Terms of the Notes
     The Notes are not convertible prior to receipt of the Shareholder Approval. If the Shareholder Approval has not been obtained by November 1, 2010, we will be required to repay the Notes in full on such date, together with interest at an annual rate of 14%. In the event a change in control (as defined in the Notes) occurs prior to the conversion or maturity of the Notes, we will be obligated to repay the Notes in full, together with interest at an annual rate of 14%, and also make an additional change in control payment equal to the greater of (i) 50% of the principal amount of the Notes, or (ii) the amount above the principal amount of the Notes which the Purchasers would have received in the change in control had the Notes fully converted (and the underlying Series G Preferred Stock fully converted and the underlying Warrants been fully exercised) immediately prior to the consummation of such change in control.

     Prior to the maturity of the Notes, promptly following receipt of the Shareholder Approval and the filing of the Articles Amendment with the Minnesota Secretary of State, each Note will automatically convert into (i) a number of shares of Series G Preferred Stock equal to the principal amount of such Note divided by $3.00 (subject to customary anti-dilution adjustments), and (ii) warrants to purchase a number of shares of our common stock equal to 30% of such number of shares of Series G Preferred Stock (the “Warrants”).
     Assuming the Notes convert in accordance with their terms without any anti-dilution adjustment, they would convert into an aggregate of (i) approximately 10.06 million shares of Series G Preferred Stock, and (ii) Warrants to purchase approximately 3.02 million shares of our common stock. The exercise price of the Warrants is $3.00 per share (subject to customary anti-dilution adjustments), and the Warrants will be exercisable for seven years from the date of issuance. There is no interest payable on the Notes as long as they convert in accordance with their terms.
     The rights, preferences and privileges of the Series G Preferred Stock, as set forth in the Articles Amendment, are as follows:
•	Dividends — The Series G Preferred Stock is entitled to payment of dividends equivalent to any dividends paid on any other capital stock, except the preferred dividend payable on the Series B Preferred Stock.

•	Liquidation — In the event of a liquidation event as defined in the Articles Amendment (including a change in control), unless waived by a majority of the outstanding shares of Series G Preferred Stock (or any class or series that has priority or preference over the Series G Preferred Stock), the holders of Series G Preferred Stock will be entitled to receive, prior to payment of any amount to the holders of our other series of preferred stock or common stock, an amount equal to the greater of (i) an amount per share equal to the original issue price of the Series G Preferred Stock (subject to anti-dilution adjustments in the event of stock splits and similar events), plus all accrued or declared but unpaid dividends, and (ii) the amount such holder would have received in connection with such liquidation if the holder held the number of shares of common stock issuable upon conversion of the Series G Preferred Stock then held by such holder immediately prior to such liquidation.

•	Conversion — The shares of Series G Preferred Stock will initially be convertible into shares of our common stock at a conversion price of $3.00 per share, subject to anti-dilution adjustments in the event of stock splits and similar events. Accordingly, each share of Series G Preferred Stock will initially be convertible into one share of common stock.

•	Mandatory Redemption — At the request of holders of at least 60% of the Series G Preferred Stock, we must redeem the shares of Series G Preferred Stock for the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, at any time after the first to occur of (a) the fifth anniversary of the first issuance of Series G Preferred Stock, (b) an acceleration event, including certain judgments against our company, defaults under certain indebtedness or a bankruptcy or similar event, or (c) a change in control. We may decline to redeem any shares of Series G Preferred Stock in the situation described by the preceding sentence, but if we do so, the Series G Preferred Stock will begin to bear cumulative dividends at the rate of 4% of the original issue price per annum.

•	Optional Redemption — All outstanding shares of Series G Preferred Stock are also redeemable by us at any time following the date five years from the first issuance of Series G Preferred Stock, at a price per share equal to the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, but only if (i) the market value of the common stock is at least three times the then effective conversion price for the Series G Preferred Stock over specified periods and (ii) either (x) a registration statement is in effect with respect to the shares of common stock underlying the Series G Preferred Stock and certain other conditions are met or (y) all of the shares of common stock underlying the Series G Preferred Stock may be sold without volume or other restrictions during any and all three-month periods without compliance with registration requirements pursuant to Rule 144(b)(1) under the Securities Act.

•	Voting Rights — The Series G Preferred Stock will generally vote with our common stock on an as-converted basis. In addition, so long as at least 2.5 million shares of Series G Preferred Stock remain outstanding, the holders of a majority of the outstanding Series G Preferred Stock will have the right, voting as a separate class, to nominate and elect one member of our Board of Directors. Finally, so long as at least 3 million shares of Series G Preferred Stock remain outstanding, we will not be permitted to take any of the following actions without obtaining the approval of the holders of a majority of the Series G Preferred Stock: (i) create (by new authorization, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities, or issued as units or in connection with our equity securities, having any right, preference or privilege senior to or on parity with the Series G Preferred Stock with respect to dividends, redemption or liquidation preference, (ii) alter or change (whether pursuant to amendment, waiver or repeal of our Articles of Incorporation or bylaws or otherwise) the rights, preferences or privileges of the Series G Preferred Stock so as to adversely affect such shares, (iii) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of our capital stock other than the Series G Preferred Stock and certain dividends payable on Series B Preferred Stock, or (iv) enter into any bankruptcy filing, liquidation or similar event.
Fees and Expenses
     Pursuant to the Note Purchase Agreement, we agreed to pay all reasonable fees and expenses incurred or reasonably expected to be incurred by the Purchasers in connection with the transactions contemplated thereby and by the Notes, up to a maximum of $300,000.
Registration Rights
     Under the Note Purchase Agreement, we granted the Purchasers demand registration rights that may require us to in the future file one or more registration statements to register with the SEC the resale by the Purchasers of the shares of our common stock issuable upon conversion of the Series G Preferred Stock and exercise of the Warrants. The Company also granted the Purchasers certain “piggy back” registration rights with respect to such shares. In the event that we fail to file or cause to be declared effective a registration statement within certain specified time periods following a registration request from the Purchasers, we may, in certain circumstances, be required to issue additional warrants to purchase shares of our common stock to the Purchasers with terms substantially similar to the terms of the Warrants, except with an exercise price of $0.01 per share (the “Penalty Warrants”).
Support Agreements
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, certain of the TCV Purchasers entered into a Support Agreement with each of the Supporting Shareholders. Pursuant to the terms of the Support Agreements, each of the Supporting Shareholders has agreed to vote their equity securities of the Company (subject to any limitations under the Minnesota Control Share Acquisition Act) in favor of the matters required to give the Shareholder Approval, and against various matters that might impede the completion of the transactions contemplated by the Note Purchase Agreement and the Notes (including the conversion of the Notes).
     As of the record date, assuming the absence of any limitations under the Minnesota Control Share Acquisition Act, the shares of common stock and other equity securities covered by the Support Agreements represented, in the aggregate, approximately 57.2% of the outstanding shares of our common stock and other equity securities entitled to vote at the Annual Meeting (calculated on an as-converted to common stock basis) and represented a majority of the outstanding shares of each series of our existing Preferred Stock entitled to vote at the Annual Meeting. While the applicability of the Minnesota Control Share Acquisition Act to the Support Agreement under Minnesota law is unclear, if the Minnesota Control Share Acquisition Act were to limit the number of equity securities of the Company required to be voted pursuant to the Support Agreements, the Supporting Shareholders would still be required to vote a portion of their voting equity securities in favor of the Proposals and the Supporting Shareholder would still have the right to vote all of its voting equity securities for the Proposals.
     Among other matters, the Support Agreements also prohibit the Supporting Shareholders, prior to the conversion of the Notes, from (i) selling or otherwise transferring or granting a proxy or power of attorney with respect to their equity securities of the Company, and (ii) encouraging or in any way participating in any type of alternative transaction with respect to the Company that is similar to the transactions contemplated by the Note Purchase Agreement.
TCV Investor Rights Agreement
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, we entered into the TCV Investor Rights Agreement, providing the TCV Purchasers with the following rights, among others:
•	Right of First Refusal — Subject to certain exceptions, a right of first refusal to purchase their pro rata share of any equity securities that we may propose to sell and issue.

•	Voting Rights — After the conversion of the Notes, the requirement that we obtain the approval of a majority of the total number of shares of Series G Preferred Stock and common stock (calculated on an as-converted to common stock basis) held by the TCV Purchasers in order to (i) enter into a transaction with an affiliated or interested party except upon terms not less favorable to us than we could obtain in a comparable arm’s-length transaction with an unaffiliated or disinterested third party and (ii) sell equity securities below fair market value.

•	Consultation Rights — Consultation rights on matters relating to the termination of our President and/or Chief Executive Officer, and the selection of a replacement.

•	Information Rights — After the conversion of the Notes, the right to receive information with respect to our annual, quarterly and monthly financial results, and our annual budget and business plans for each fiscal year.

•	Inspection Rights — After the conversion of the Notes, the right to inspect our properties and discuss our affairs, finances and accounts with our officers.
TCV Indemnification Agreement
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, we entered into the TCV Indemnification Agreement with the TCV Purchasers, pursuant to which we agreed to indemnify the TCV Purchasers and certain related parties to the fullest extent permitted by law for a variety of claims that might arise out of any such party’s status (or alleged status) as a controlling person, fiduciary or other agent or affiliate of our company.

Trident Voting Agreement
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, we entered into the Trident Voting Agreement with JDSTG and Trident, pursuant to which, among other things, (i) JDSTG agreed to vote for Trident’s nominee(s) for director, at such time as Trident no longer holds sufficient shares of Series B Preferred Stock to be permitted to elect two directors as a separate class pursuant to our Articles of Incorporation, but only for so long as Trident owns at least 800,000 shares of our common stock (directly or by ownership of preferred stock on an as-converted basis), and (ii) JDSTG granted Trident a right of first refusal to acquire a portion of its shares of our common stock in the event it determines to sell or transfer such shares.
TCV Voting Agreement
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, we entered into the TCV Voting Agreement with JDSTG and the TCV Purchasers, pursuant to which, among other things, (i) JDSTG agreed (effective upon conversion of the Notes) to vote for the TCV Purchasers’ nominee for director, at such time as the TCV Purchasers no longer hold sufficient shares of Series G Preferred Stock to be permitted to elect one director as a separate class pursuant to our Articles of Incorporation, but only for so long as the TCV Purchasers own at least 800,000 shares of our common stock (directly or by ownership of preferred stock on an as-converted basis), and (ii) JDSTG granted the TCV Purchasers a right of first refusal to acquire a portion of its shares of our common stock in the event it determines to sell or transfer such shares.
JDSTG Amendment
     On December 4, 2009, in connection with the transactions contemplated by the Note Purchase Agreement, we entered into the JDSTG Amendment, pursuant to which we agreed with JDSTG to amend the terms of our Stock Purchase Agreement, dated as of August 30, 2000, so as to eliminate a number of negative and affirmative covenants of the Company thereunder, and replace them with a covenant by the Company not to take any of the following actions without JDSTG’s prior written consent: (i) enter into a bankruptcy filing or permit a similar event; (ii) enter into a transaction with an affiliated or interested party, except upon terms not less favorable to us than we could obtain in a comparable arm’s-length transaction with an unaffiliated or disinterested third party; or (iii) sell equity securities below fair market value. The overall effect of the JDSTG Amendment is to reduce the circumstances in which we would be required to seek the consent of JDSTG in order to take various actions in connection with the operation of our business.
Material terms of the Turnpike Acquisition
     On December 4, 2009, we entered into an Equity Purchase Agreement (the “Turnpike Purchase Agreement”) with Turnpike Global Technologies Inc., an Ontario Corporation (“Turnpike Canada”), Turnpike Global Technologies LLC, a Delaware limited liability company (“Turnpike US” and, together with Turnpike Canada, “Turnpike”), the stockholders of Turnpike Global Technologies Inc. (except for Kelly Frey), the members of Turnpike Global Technologies LLC, and Brendan Staub, as Sellers’ Representative. On December 2, 2009, we entered into an Equity Purchase Agreement (the “Frey Purchase Agreement”) with Kelly Frey, who at the time was a stockholder of Turnpike Canada. The stockholders of Turnpike Canada and the members of Turnpike US are collectively referred to as the “Sellers.”
     Pursuant to the Turnpike Purchase Agreement and the Frey Purchase Agreement (collectively, the “Purchase Agreements”), on December 4, 2009, we acquired all of the equity interests of Turnpike Canada and all of the membership interests of Turnpike US (the “Turnpike Acquisition”).

Consideration
     The initial purchase price for the acquisition was $12.5 million, of which (i) $10 million was paid in cash at closing of the acquisition, and (ii) $2.5 million will (subject to obtaining the Shareholder Approval) be paid through the future issuance of shares of our common stock. A portion of the cash purchase price was used to purchase the shares of Turnpike Canada held by Kelly Frey and to repay certain indebtedness and other obligations of Turnpike. In addition, the cash portion of the initial purchase price is subject to adjustment based on the working capital of Turnpike at closing. The number of shares of common stock to be issued to satisfy the $2.5 million future payment obligation will be calculated based on a $3.00 per share value. These shares will be issued shortly after we obtain the applicable Shareholder Approval. If such Shareholder Approval has not obtained by June 4, 2010, we will instead be required to pay the $2.5 million in cash.
     The Turnpike Purchase Agreement also requires us to make up to three additional payments to certain sellers if certain revenue and product sales metrics are satisfied by Turnpike during our 2010, 2011, and 2012 fiscal years. For each of those fiscal years in which the contingent payment metrics are satisfied by Turnpike, we will be obligated to pay an additional $2.5 million to such sellers shortly after the end of that fiscal year. To earn such contingent payment for any fiscal year, Turnpike must (i) achieve annual growth in Product Revenue (as defined below) of approximately 40-50% in each of fiscal 2010, 2011 and 2012, and (ii) achieve at least the following levels of Net New Subscriptions (as defined below) for such fiscal years: 10,875 for the 2010 fiscal year; 13,100 for the 2011 fiscal year; and 16,602 for the 2012 fiscal year. “Product Revenue” means revenue generated during a particular period by Turnpike from the sale or licensing of any technology, products or software developed by them. “Net New Subscriptions” means the total number of vehicles for which products or software of Turnpike is newly sold and implemented during any period, less attrition of existing subscriptions during such period.
     If earned, each $2.5 million contingent payment will be paid through the issuance of additional shares of common stock, which will be valued at $3.00 per share for purposes of determining the number of shares to be issued. However, if the Shareholder Approval has not been obtained prior to the date, if any, on which each such issuance is required to be made, the applicable contingent payment will instead be made in cash.
     The Turnpike Purchase Agreement provides that no shares of our common stock will be issued to any seller of Turnpike that is a U.S. person but is not an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended. As a result, approximately 2.8% of any consideration under the Turnpike Purchase Agreement that would otherwise be paid in shares of our common stock (assuming the applicable Shareholder Approvals are received) will instead be paid in cash.
Closing Conditions
   Under the Purchase Agreements, there were a number of standard conditions to the obligations of each party to close the transactions contemplated thereby. The primary material condition to closing was that each of Kelly Frey on the one hand, and the Company, Turnpike and certain officers of Turnpike on the other hand, were required to execute and deliver a broad release of all claims it or they might have against the other. In addition, Kelly Frey was required to deliver a consent to the dismissal of his outstanding lawsuit against Turnpike and certain officers of Turnpike.
     The conditions related to Kelly Frey were satisfied, and all other conditions were either satisfied or waived, and the closing of the Turnpike Acquisition occurred on December 4, 2009 simultaneously with (i) the execution of the Turnpike Purchase Agreement and (ii) the execution and closing of the Note Purchase Agreement.

Affirmative Covenants and Other Agreements
     In the Turnpike Purchase Agreement, both we and the sellers agreed to do a number of things, including the following:
•	We agreed for at least six years after closing (i) to indemnify, and cause Turnpike to indemnify, the officers directors, employees and agents of Turnpike to the fullest extent permitted by law against damages arising out of claims brought by third parties based on the actions of such persons in such capacities prior to closing, and (ii) to maintain all obligations to indemnify and advance expenses existing in favor of such persons as of closing under the laws of the jurisdictions of organization of the Turnpike entities, their organizational documents, or any written agreement between any such person and either Turnpike entity.

•	We agreed to prepare and file a proxy statement with the SEC in connection with the Shareholder Meeting to be held for the purpose of obtaining the Shareholder Approval such that we may issue shares of our common stock to the sellers (i) in satisfaction of the $2.5 million future payment obligation that is part of the initial purchase price, and (ii) in satisfaction of any contingent payment obligation that is earned as a result of satisfaction of the contingent payment metrics described above.

•	We agreed to cause the Shareholder Meeting to be held within 120 days after December 4, 2009, and in any event no later than our next Annual Meeting of Shareholders.

•	We agreed to include in this proxy statement (and in any additional soliciting materials) the recommendation of our Board of Directors that the shareholders give the Shareholder Approval, subject to the Board of Directors’ fiduciary duties to our shareholders.

•	We agreed to use our best efforts to solicit and obtain the Shareholder Approval.

•	Each seller of Turnpike (except Kelly Frey) agreed, for a period of three years after the closing, not to (i) compete with the business of Turnpike, (ii) solicit any present or potential customer, supplier, or other business contact of Turnpike to adversely change its relationship with Turnpike, or (iii) disparage us or Turnpike.

•	Each seller agreed to a six-month lock-up of any shares of our common stock it receives in satisfaction of the $2.5 million future payment obligation that is part of the initial purchase price. In addition, certain sellers (the “Significant Sellers”), who would together receive approximately 74% of the shares of our common stock issued to the sellers in satisfaction of any contingent payment obligation that is earned as a result of satisfaction of the contingent payment metrics described above, agreed to additional six-month lock-ups of any such shares issued to them. The Significant Sellers will also be subject to volume limitations such that, during the 24-month period after the expiration of any such lock-up period, the maximum number of shares of our common stock that they will be permitted to sell during any three-month period is equal to 1% of our outstanding common stock.
Representations and Warranties
     In the Turnpike Purchase Agreement, the sellers made standard representations and warranties regarding the business and operations of Turnpike and various other matters. We also made standard representations and warranties for a transaction of this type.

Indemnification
     In the Turnpike Purchase Agreement, each seller agreed to indemnify and hold harmless both us and Turnpike, and our respective officers, directors, managers, members and employees, from and against any damages resulting from, arising out of, based on, or relating to any untruth, inaccuracy or breach of representation, warranty, covenant or agreement of the sellers or Turnpike in the Turnpike Purchase Agreement. The indemnification obligations of the sellers are joint and several, except that with respect to covenants made by each seller individually, and representations made by each seller with respect to itself (rather than with respect to Turnpike or the other sellers), each seller will only be liable for damages arising from its own breaches, untruths or inaccuracies.
     In addition, we agreed to indemnify and hold harmless the sellers, their affiliates, and their respective officers, directors and employees, from and against any damages resulting from, arising out of, based on, or relating to any untruth, inaccuracy or breach of representation, warranty, covenant or agreement given or made by us in the Turnpike Purchase Agreement. The representations and warranties made by both sellers and the Company will survive until September 30, 2010, except for certain representations and warranties related to (a) capitalization, (b) tax matters, and (c) authority to enter into and perform their obligations under the Turnpike Purchase Agreement, which representations and warranties will survive until the expiration of the applicable statute of limitation.
     The indemnification obligations described above (except with respect to claims involving fraud, intentional misrepresentation, or inaccuracies in certain key representations and warranties) are limited as follows:
•	There is a deductible, such that a party is not entitled to recover until its damages exceed $50,000 (in which case it can recover all damages, not just those in excess of $50,000).

•	The maximum indemnification obligation for both us on the one hand, and the sellers (in the aggregate) on the other hand, is $2.5 million, and our sole recourse for recovering is by setting off against the potential $2.5 million contingent payment to be made to the sellers if they achieve the contingent payment metrics described above for fiscal 2010.
Parties to the Turnpike Acquisition
XATA Corporation
     We are one of the leading providers of fleet management solutions to the truck transportation industry. For detailed information regarding our business please refer to the following sections of our Form 10-K for the fiscal year ended September 30, 2009, each of which is incorporated herein by reference:
•	Item 1 (Business);

•	Item 2 (Properties);

•	Item 3 (Legal Proceedings);

•	Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations ); and

•	Item 8 (Financial Statements and Supplementary Data).

Turnpike Entities
Turnpike Business Overview
     Turnpike develops and markets handheld based solutions for the transportation industry. Turnpike was founded in 1999 and maintains its principal executive officers at 2401 Bristol Circle, Suite C-100, Oakville, Ontario L6H 5S9, (877) 376-2188, with additional offices in Buffalo, New York, and San Francisco, California. Turnpike’s RouteTracker products provide to the transportation industry solutions to provide cost savings. RouteTracker was one of the first solutions to fully automate the fuel and mileage tax process required by the International Fuel Tax Agreement (IFTA).
     RouteTracker interacts with various handheld devices using Bluetooth as a wireless in-cab communication medium. The information collected by RouteTracker is made available to the end-user via web-based reporting.
Market Price of and Dividends on Turnpikes Ownership Interests and Related Stockholder Matters
     Market Information. There is currently no established domestic or foreign public trading market for shares of Turnpike Canada or membership interests in Turnpike US (such shares and membership interests, collectively, “Turnpike Ownership Interests”) and we do not expect that such a market will exist. There are currently no outstanding options or warrants to purchase, or securities convertible into any Turnpike Ownership Interests.
     Holders. Immediately before the consummation of the Turnpike Acquisition, common shares of Turnpike Canada were held by approximately 22 holders of record, preferred shares of Turnpike Canada were held by approximately 6 holders of record and 3 persons held membership interests in Turnpike US. As a result of the Turnpike Acquisition, the Company currently holds all Turnpike Ownership Interests.
     No person who is known by us to be the beneficial owner of more than 5% of the Company’s common stock, Company director or director nominee, or Company officer held any Turnpike Ownership Interests at the time of the Turnpike Acquisition and we do not expect to issue any Turnpike Ownership Interests to such persons in the future.
Dividends
     Turnpike has never declared a dividend on any of its common equity.
Securities Authorized for Issuance Under Equity Compensation Plans
     Turnpike does not currently maintain any equity compensation plans.
Management’s Discussion and Analysis of Financial Condition and Results of Operations with Respect to Turnpike
Forward-looking Statements
     Except for the historical information contained herein, the matters discussed in this Management’s Discussion and Analysis are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Numerous factors, risks and uncertainties affect Turnpike’s operating results and could cause Turnpike’s actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, Turnpike, and there can be no assurance that future results will meet expectations, estimates or projections.
Critical Accounting Policies
     Accounting policies, methods and estimates are an integral part of Turnpike’s financial statements and are based upon its management’s current judgments. Certain accounting policies, methods and estimates are particularly important because of their significance to the financial statements. The following is a discussion of what we believe to be the most critical of these policies and methods.
     Revenue Recognition. Turnpike’s revenue is derived by the sale of proprietary hardware systems, software and monthly services. Turnpike recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 605-25 — Revenue Recognition — Multiple Element Arrangements.
     Revenue is recognized under ASC 605-25 when (i) persuasive evidence of an arrangement exists (for example a signed agreement or purchase order), (ii) delivery has occurred, as evidenced by shipping documents or customer acceptance, (iii) the fee is fixed or determinable and payable within twelve months, and (iv) collectability is probable and supported by credit checks or past payment history. Given that the customer does not have the explicit contractual right to take possession of Turnpike’s software at any time during the hosting period, subscriptions are considered a software element accounted for under ASC 605-25.
     With regard to arrangements involving multiple elements accounted for under ASC 605-25, the hardware element must have stand alone value and the monthly service element must have objective and reliable evidence of the fair value. Revenue is allocated based on the fair value of each element as evidenced by vendor specific objective evidence. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or services. When the fair value of any undelivered element included in a multiple-element arrangement cannot be objectively determined, revenue is deferred until all elements are delivered, or until we can objectively determine the fair value of all remaining undelivered elements.
     Allowance for doubtful accounts. Turnpike grants credit to customers in the normal course of business. Credit is extended based on an evaluation of a customer’s financial condition and payment history. Accounts receivable are typically due from customers within 30-60 days and are stated at amounts net of an allowance for doubtful accounts. Turnpike determines the allowance for doubtful accounts by considering a number of factors, including the length of time trade receivables are past due, previous uncollectible history, the customer’s current ability to pay its obligation, and the condition of the general economy and the industry as a whole. Turnpike reserves for these accounts receivable by increasing the allowance for bad debt when they are determined to be uncollectible. Payments subsequently received, or otherwise determined to be collectible, are treated as recoveries that reduce bad debt expense.
     Third Party Reseller Agreements. Turnpike has contracted with two major resellers, one in the US and one in Canada, and various other smaller resellers, collectively the “Resellers”, to allow for them to sell the RouteTracker application in combination with their own communication services. The customer contracts directly with the Resellers for the communication services and RouteTracker application. The customer is billed by and remits all payments to the Resellers. The Resellers then remit a set portion of revenues collected related to the RouteTracker application to Turnpike and retains the remainder as a fee. In accordance with ASC 605-45 — Revenue Recognition - Principal Agent Considerations, Turnpike records the revenue received from the resellers net of the amounts retained by the resellers.
     Capitalized software development costs. Turnpike follows ASC 350-40 — Intangibles — Goodwill and Others — Internal-Use Software, which requires capitalization of certain costs incurred during the development of internal use software. Product development costs which have not met the capitalization criteria of ASC 350-40 are charged to research and development expense as incurred.
     Income taxes. Income taxes are determined on a country by country basis using the liability method, which requires the recognition of deferred tax liabilities and assets based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of changes in the tax rates is recognized in the period in which the rate change occurs. At September 30, 2009 and 2008, the net deferred tax asset has was offset by a full valuation allowance, as realization is not considered to be likely based on an assessment of the likelihood of sufficient future taxable income.
Results of Operations of Turnpike For the Years Ended September 30, 2009 and 2008
     The following table sets forth detail related to revenue, cost of goods sold, gross margins, and operating expenses:

	For the Year Ended September 30,
	2009	2008
Revenue	$5,564,504	$4,189,688
Cost of goods sold	2,439,973	2,000,826

Gross margin	$3,124,531	$2,188,862

Gross margin %	56.2%	52.2%

Selling, general and administrative	$2,828,083	$2,105,053
Research and development	405,516	365,919

Total operating expenses	$3,233,599	$2,470,972

As a percentage of revenue:
Selling, general and administrative	50.8%	50.2%
Research and development	7.3%	8.7%
Total operating expenses	58.1%	59.0%
Revenue
     Overall revenue increased 32.8 percent to $5.6 million for the year ended September 30, 2009 compared to $4.2 million for the year ended September 30, 2008. Revenue increased as the result of significant growth in the U.S. market through a third party reseller.
Cost of Goods Sold and Gross Margin
     Cost of goods sold increased 11.1 percent to $2.4 million for the year ended September 30, 2009 compared to $2.0 million for the year ended September 30, 2008. Gross margin improved 4.0 percentage points for the year ended September 30, 2009 compared to the year ended September 30, 2008. This improvement is the result of an increased number of subscriptions providing better leveraging of the hosted infrastructure.

Operating Expenses
     Total operating expenses were $3.2 million or 58.1 percent of revenue for the year ended September 30, 2009 compared to $2.5 million or 59.0 percent of revenue for the year ended September 30, 2008. Included in operating expenses for fiscal 2009 are non-comparable items of patent litigation settlement of $0.5 million, $0.1 million of investment banking fees and other professional services fees of $0.2 million. Excluding these non-comparable items, operating expenses remained relatively flat compared to fiscal 2008.
Interest Expense
     Interest expense was $0.3 million and $0.2 million for the years ended September 30, 2009 and 2008, respectively. The increase in interest expense was primarily due to increased capital lease obligations in fiscal 2009 in order to support the growth in subscriptions.
Income Taxes
     No income tax benefit or expense was recorded for the years ended September 30, 2009 and 2008 as the result of continued operating losses.
Net Loss
     Turnpike incurred net losses of $0.4 million and $0.5 million for the years ended September 30, 2009 and 2008, respectively.
Liquidity and Capital Resources of Turnpike
     As of September 30, 2009, Turnpike held $0.3 million in cash and cash equivalents and had negative working capital, which is total current assets less total current liabilities, of $1.4 million. This compared to $0.3 million in cash and cash equivalents, and negative working capital of $0.3 million, as of September 30, 2008. The reduction in working capital reflects a $0.5 million increase in current capital lease obligations and $0.5 million of accrued patent litigation settlement.
     Operating activities provided cash of $1.1 million during the year ended September 30, 2009 primarily the result of improved operations, while operating activities used cash of $0.4 million during the year ended September 30, 2008.
     Cash used in investing activities was $0.1 million for the year ended September 30, 2009 as the result of purchases of equipment and leasehold improvements.
     Cash used in financing activities of $1.1 million for the year ended September 30, 2009 included net payments on borrowings of $0.9 million and $0.2 million in redemption of preferred stock.
     In connection with the Turnpike Acquisition, the Turnpike debt facilities were paid in full.
Audited Combined Financial Statements of Turnpike
     The Audited Combined Financial Statements of Turnpike Canada and Turnpike US for the fiscal years ended September 30, 2009 and September 30, 2008 are presented below:

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors and
Shareholders of Turnpike Global Technologies, Inc. and
Members of Turnpike Global Technologies LLC
     We have audited the accompanying combined balance sheets of Turnpike Global Technologies, Inc. and Turnpike Global Technologies LLC (together the “Company”) as of September 30, 2009 and 2008, and the related combined statements of operations, changes in shareholders’ and members’ (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Turnpike Global Technologies, Inc. and Turnpike Global Technologies LLC as of September 30, 2009 and 2008, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
December 23, 2009

Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC
Combined Balance Sheets

	September 30,	September 30,
	2009	2008
ASSETS
Current Assets
Cash	$319,815	$311,636
Accounts receivable, net of allowance	960,039	663,093
Inventories	66,127	140,053
Other current assets	2,954	4,407

Total current assets	1,348,935	1,119,189

Property and equipment, net	1,484,806	1,400,915
Capitalized software development costs, net	93,370	178,701
Other assets	4,176	64,517

Total Assets	$2,931,287	$2,763,322

LIABILITES AND SHAREHOLDERS’ AND MEMBERS’ (DEFICIT) EQUITY

Current Liabilities
Current portion of long term debt	$330,211	$100,054
Current portion of capital leases	1,217,153	756,356
Accounts payable	345,578	310,579
Accrued expenses	859,013	180,614
Loans from shareholders	1,530	60,318

Total current liabilities	2,753,485	1,407,921

Long term debt, net of current portion	84,249	382,406
Capital leases, net of current portion	524,292	806,774

	608,541	1,189,180

Total Liabilities	3,362,026	2,597,101

Shareholders’ and members’ (deficit) equity
Redeemable preferred stock	—	154,107
Redeemable Series A preferred stock	1,161,236	799,648
Common stock	1,368	1,365
Additional paid in capital	801,086	773,380
Members’ capital	1,000	1,000
Accumulated deficit	(2,311,835)	(1,541,656)
Accumulated other comprehensive loss	(83,594)	(21,623)

Total Shareholders’ and Members’ (Deficit) Equity	(430,739)	166,221

Total Liabilities and Shareholders’ and Members’ (Deficit) Equity	$2,931,287	$2,763,322

The accompanying notes are an integral part of these combined financial statements

Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC
Combined Statements of Operations

	For the Years Ended September 30,
	2009	2008
Revenue	$5,564,504	$4,189,688

Costs and expenses
Cost of goods sold	2,439,973	2,000,826
Selling, general and administrative	3,233,599	2,470,972

Total costs and expenses	5,673,572	4,471,798

Operating loss	(109,068)	(282,110)
Interest expense	(308,301)	(207,752)
Other income (expense)	8,778	(2,965)

Loss before income taxes	(408,591)	(492,827)
Income taxes	—	—

Net loss	$(408,591)	$(492,827)

The accompanying notes are an integral part of these combined financial statements

Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC
Combined Statements of Cash Flows

	For the Years Ended September 30,
	2009	2008
Operating Activities
Net loss	$(408,591)	$(492,827)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	944,788	321,412
Amortization	64,698	112,462
Non-cash commissions expense	27,709	98,523
Changes in assets and liabilities:
Accounts receivable, net of allowance	(306,305)	(381,534)
Inventories	62,576	152,354
Other assets	61,178	(53,823)
Accounts payable	40,178	(194,169)
Accrued expenses	644,108	57,202

Net cash provided by (used in) operating activities	1,130,339	(380,400)

Investing activities
Purchase of equipment and leasehold improvements	(50,424)	(54,575)

Net cash used in investing activities	(50,424)	(54,575)

Financing activities
Borrowings on long-term obligations	175,362	218,758
Payments on long-term obligations	(142,186)	(74,340)
Payments on capital lease obligations	(918,798)	(240,731)
Issuance of common stock	—	675,122
Issuance of preferred stock	—	282,174
Redemption of preferred stock	(154,107)	(190,491)

Net cash provided by (used in) financing activities	(1,039,729)	670,492

Effects of exchange rate on cash	(32,007)	(26,207)

Increase in cash	8,179	209,310

Cash
Beginning	311,636	102,326

Ending	$319,815	$311,636

Supplemental disclosures of cash flow information
Cash payments for interest	$304,417	$197,326

Supplemental disclosures of noncash investing and financing activities
Assets acquired under capital lease obligation	$978,255	$1,611,222
Issuance of note payable to redeem preferred stock	—	50,000
Accretion of redeemable preferred stock	361,588	117,474
The accompanying notes are an integral part of these combined financial statements

Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC
Combined Statements of Changes in Shareholders’ and Members’ (Deficit) Equity

	Redeemable		Redeemable Series A							Accumulated Other
	Preferred Stock		Preferred Stock		Common Stock		Additional	Members'	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Paid in Capital	Capital	Deficit	Loss	Total
Balance at September 30, 2007	3,725	$394,598	—	$400,000	1,090,925	$1,100	$—	$1,000	$(931,355)	$—	(134,657)

Redemption of preferred stock	(2,150)	(240,491)	—	—	—	—	—	—	—	—	(240,491)
Issuance of preferred stock	—	—	27,000	282,174	—	—	—	—	—	—	282,174
Preferred stock accretion	—	—	—	117,474	—	—	—	—	(117,474)	—	—
Issuance of common stock	—	—	—	—	266,855	265	773,380	—	—	—	773,645
Comprehensive loss
Foreign currency translation adjustment										(21,623)	(21,623)
Net loss									(492,827)	—	(492,827)

Total comprehensive loss											(514,450)

Balance at September 30, 2008	1,575	154,107	27,000	799,648	1,357,780	1,365	773,380	1,000	(1,541,656)	(21,623)	166,221

Redemption of preferred stock	(1,575)	(154,107)	—	—	—	—	—	—	—	—	(154,107)
Preferred stock accretion	—	—	—	361,588	—	—	—	—	(361,588)	—	—
Issuance of common stock	—	—	—	—	4,526	3	27,706	—	—	—	27,709
Comprehensive loss
Foreign currency translation adjustment										(61,971)	(61,971)
Net loss									(408,591)	—	(408,591)

Total comprehensive loss											(470,562)

Balance at September 30, 2009	—	$—	27,000	$1,161,236	1,362,306	$1,368	$801,086	$1,000	$(2,311,835)	$(83,594)	$(430,739)

The accompanying notes are an integral part of these combined financial statements

NOTE: The following footnotes to the combined balance sheets and related combined statements of operations, cash flows and changes in shareholders’ and members’ (deficit) equity of Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC have distinct defined terms and should be read separate from the proxy statement.
Note 1. Description of the Business
Turnpike Global Technologies (the “Company”) develops, markets and services fleet management solutions for the private and for-hire fleet segments of the transportation industry. The Company operates in Canada through Turnpike Global Technologies, Inc. and in the United States through Turnpike Global Technologies, LLC. The members of Turnpike Global Technologies LLC own approximately 72% of the shares in Turnpike Global Technologies Inc. The Company’s revenue is derived by the sale or rental of proprietary hardware systems, software and monthly services that capture, analyze and communicate operating information that assists fleet management in improving compliance and improving productivity and efficiency.
Note 2. Subsequent Events
On December 4, 2009, a third party acquired all of the outstanding stock and member interests of the Company in exchange for cash payments of $10 million and a guaranteed payment of 833,333 shares of common stock of the third party (“Acquisition Transaction”). The third party is also obligated to issue up to an additional total of 2,500,000 shares of its common stock subject to certain performance goals of the Company being met over the next three years. The issuance of stock to satisfy the initial guaranteed payment and possible future performance goals related payments is subject to the third party obtaining shareholder approval for the shares. If such shareholder approval is not obtained, the guaranteed payment amount of $2.5 million would be due in cash and any future performance goals related obligations would also be paid in cash and could total up to $7.5 million.
In conjunction with the closing of the Acquisition Transaction, any balances outstanding on the term loans, lines of credit, and loans from shareholders (see Note 5) were paid in full and settlements of the patent infringement claim and minority shareholder claim (see Note 4) were finalized.
The Company has evaluated all subsequent events through December 23, 2009 to ensure that these financial statements and footnotes include appropriate disclosure of events recognized as of September 30, 2009 and events which occurred subsequent to September 30, 2009 but were not recognized in the financial statements.
Note 3. Summary of Significant Accounting Policies
Principles of Combination
The combined financial statements include the accounts of Turnpike Global Technologies Inc. and its affiliated entity Turnpike Global Technologies LLC. All significant intercompany accounts and transactions have been eliminated in combination.
Basis of Presentation
The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The combined financial statements for Turnpike Global Technologies are presented in its reporting currency of the U.S. dollar (USD). Turnpike Global Technologies Inc. has a functional currency of the Canadian dollar (CAD$) and Turnpike Global Technologies LLC. has a functional currency of the USD.

Foreign Currency Translation
The financial statements with a functional currency other than the USD have been translated into USD using the current rate method. Assets and liabilities have been translated using the exchange rates at year-end. Income and expense amounts have been translated using the average exchange rates during the year. Translation gains or losses resulting from the changes in exchange rates have been reported as a component of accumulated other comprehensive loss included in the combined statements of shareholders’ and members’ (deficit) equity.
Use of Estimates
The preparation of the Company’s financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
The Company’s revenue is derived by the sale or rental of proprietary hardware systems, software and monthly services. The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 605-25 — Revenue Recognition — Multiple Element Arrangements.
Revenue is recognized under ASC 605-25 when (i) persuasive evidence of an arrangement exists (for example a signed agreement or purchase order), (ii) delivery has occurred, as evidenced by shipping documents or customer acceptance, (iii) the fee is fixed or determinable and payable within twelve months, and (iv) collectability is probable and supported by credit checks or past payment history. Given that the customer does not have the explicit contractual right to take possession of our software at any time during the hosting period, subscriptions are considered a software element accounted for under ASC 605-25.
With regard to arrangements involving multiple elements accounted for under ASC 605-25, the hardware element must have stand alone value and the monthly service element must have objective and reliable evidence of the fair value. Revenue is allocated based on the fair value of each element as evidenced by vendor specific objective evidence. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or services. When the fair value of any undelivered element included in a multiple-element arrangement cannot be objectively determined, revenue is deferred until all elements are delivered and/or services have been performed, or until we can objectively determine the fair value of all remaining undelivered elements.
Customer agreements that provide for the rental of the hardware systems do not meet the requirements described in ASC 605-25 and result in the recognition of all revenue ratably over the term of the agreement.
The Company’s revenues are derived by directly contracting with the customer or indirectly through certain resellers for the sales of the RouteTracker application. The customers who contract directly with the reseller for the package of services including the RouteTracker application are billed by and remit all payments to the reseller. The reseller then remits a pre-established portion of the revenues collected related to the RouteTracker application to the Company. In accordance with ASC 605-45 — Revenue Recognition - Principal Agent Considerations, the Company records the revenue received from the resellers net of the amounts retained by the resellers.
Allowance for Doubtful Accounts
The Company grants credit to customers in the normal course of business. Credit is extended based on an evaluation of a customer’s financial condition and payment history. Accounts receivable are typically due from customers within 30-60 days and are stated at amounts net of an allowance for doubtful accounts. The Company determines the allowance for doubtful accounts by considering a number of factors, including the length of time trade receivables are past due, previous uncollectible history, the customer’s current ability to pay its obligation, and the condition of the general economy and the industry as a whole. The Company reserves for these accounts receivable by increasing the allowance for bad debt when they are determined to be uncollectible. Payments subsequently received, or otherwise determined to be collectible, are treated as recoveries that reduce bad debt expense. The balance of the allowance accounts at September 30, 2009 and 2008 was $42,306 and $30,270, respectively.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition.
Fair Value of Financial Instruments
Fair Value Hierarchy
ASC 820 — Fair Value Measurement and Disclosures, establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions regarding what a third party would use in pricing an asset or liability. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:
Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, accounts payable and debt obligations, approximate fair value.
Third-Party Reseller Agreements
The Company has contracted with two major resellers, one in the US and one in Canada, and various other smaller resellers, collectively the “Resellers”, to allow for them to sell the RouteTracker application in combination with their own communication services. The customer contracts directly with the Resellers for the communication services and RouteTracker application. The customer is billed by and remits all payments to the Resellers. The Resellers then remit a set portion of revenues collected related to the RouteTracker application to the Company and retains the remainder as a fee.

Major Suppliers
While the current vendor is meeting the Company’s quality and performance expectations, the Company believes that a disruption in the supply of the RouteTracker Electronic On Board Recorder (EOBR) would affect the Company’s ability to deliver finished goods and replacement parts.
Inventories
Inventories consist of finished goods which are stated at the lower of cost or market. Cost is determined on the first-in, first-out method. In fiscal 2008, the Company began purchasing its RouteTracker product from a single manufacturer under the terms of the master lease agreement with Buffalo City Center Leasing, LLC. (BCCL).
Property and Equipment
All property and equipment are stated at cost and depreciated using primarily the straight-line method over the estimated useful lives of approximately 2 to 7 years.
The Company leases RouteTracker systems under the terms of the Master Lease Agreement with BCCL. The terms of each lease agreement qualifies as a capital lease with a twenty seven month term. These leased systems are in turn leased to customers as part of the Company’s product offering. The Company depreciates the related leased assets over twenty seven months using the straight-line method. The Company’s total leased equipment had net balances of $1,313,326 and $1,305,098 as of September 30, 2009 and 2008, respectively.
Property and equipment consists of:

	September 30,	September 30,
	2009	2008
Equipment	$138,180	$93,361
Vehicles	34,966	34,966
Computer software	80,751	17,110
Leased equipment	2,531,705	1,611,222
Leasehold improvements	5,723	5,987

	2,791,325	1,762,646
Less: accumulated depreciation	(1,306,519)	(361,731)

Property and equipment, net	$1,484,806	$1,400,915

Depreciation expense for the years ended September 30, 2009 and 2008 was $944,788 and $321,412, respectively.
Capitalized Software Development Costs
The Company follows ASC 350-40 — Intangibles — Goodwill and Others — Internal-Use Software, which requires capitalization of certain costs incurred during the development of internal use software. As of September 30, 2009 and 2008 there were $93,370 and $178,701 of remaining unamortized costs, respectively.
Product development costs which have not met the capitalization criteria of ASC 350-40 are charged to research and development expense as incurred.

Long-Lived Assets
The Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the present value of expected future cash flows associated with the use of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
Income Taxes
Income taxes are determined on a country by country basis using the liability method, which requires the recognition of deferred tax liabilities and assets based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of changes in the tax rates is recognized in the period in which the rate change occurs.
At September 30, 2009 and 2008, the net deferred tax asset has was offset by a full valuation allowance, as realization is not considered to be likely based on an assessment of the likelihood of sufficient future taxable income.
Research and Development
Research and development costs are expensed as incurred, and were approximately $406,000 and $366,000 for the years ended September 30, 2009 and 2008, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.
Advertising Expense
Advertising costs are expensed as incurred. Advertising costs for the years ended September 30, 2009 and 2008 were approximately $60,000 and $66,000, respectively, and are included in selling, general, and administrative expenses in the accompanying combined statements of operations.
Shipping and Handling Costs
Shipping and handling billed to customers are included in revenue and corresponding costs incurred are recorded as a cost of sales. Shipping and handling costs were approximately $72,000 and $61,000 for the years ended September 30, 2009 and 2008, respectively.

Note 4. Commitments and Contingencies
Leases
The Company leases office facilities and automobiles under noncancelable operating leases. As of September 30, 2009, future minimum rental payments under these operating leases are as follows:

Year ending September 30,
2010	$140,823
2011	86,042
2012	32,400
2013	5,400
2014	—
Thereafter	—

Total	$264,665

Total rent expense for the years ended September 30, 2009 and 2008 was approximately $141,000 and $145,000, respectively.
Litigation and Claims
The Company was named as one of several defendants in a patent infringement lawsuit filed during fiscal 2009. The Company accrued $500,000 during fiscal 2009 as an estimate of legal and settlement expenses related to this matter. In conjunction with the Acquisition Transaction (see Note 2), the lawsuit was settled for a payment of $500,000.
The Company was also named as a defendant in a lawsuit filed in November 2009 by a minority shareholder making various claims. In December 2009, the minority shareholder reached a settlement agreement whereby he sold his shares and released the Company from any potential litigation. There was no impact on the fiscal 2009 financial statements as the result of the settlement. The Company is not aware of any other litigation or claims that it believes will have a material impact on the Company’s business or financial condition.
Note 5. Financing Arrangements
Capitalized Leases
The Company entered into a Master Lease Agreement with Buffalo City Center Leasing, LLC (“BCCL”) effective October 1, 2007 for financing of certain equipment used in the Company’s product offerings. The Master Lease Agreement has a term of 3 years with a renewal option for an additional 3 year term and is subject to a minimum quantity of systems that must be purchased. Leases under the Master Lease Agreement have a term of twenty seven months and effective interest rates of between 16.1% and 16.5% with monthly payments including principal and interest. The balance of the Company’s capital lease obligation was $1,696,701 at September 30, 2009 and $1,563,131 at September 30, 2008.
The Company also entered into secured leasing arrangements with Dell Financial Services (“Dell”) consisting of two $32,812 (CAD$) obligations. The effective interest rate is 13.99% on each lease obligation and payments of $1,575 (CAD$) on each lease are payable monthly and the leases mature in December 2010 and June 2011. The balance of these lease obligations in USD at September 30, 2009 was $44,744.

Obligations under capital leases consist of the following:

Year ending September 30,
2010	$1,217,153
2011	481,028
2012	43,264
2013	—
2014	—

Total minimum lease payments	1,741,445
Total interest payments	153,953

Total future payments due under capital leases	$1,895,398

Term Loans
In connection with the financing of inventory production in fiscal 2007, the Company entered into a one year secured credit facility with LARR Engineering Prototypes (“LARR”) consisting of a $250,000 (CAD$) term loan bearing interest at a fixed rate of 17.5%. Interest only payments of $3,646 (CAD$) are payable monthly. The original maturity date was November 2008, however, the agreement allows for a renewal of additional yearly terms. The Company extended the term of the loan to November 2009. The principal amount is classified as current in the fiscal 2009 financial statements due to the terms of the agreement. The balance of the loan in USD at September 30, 2009 and 2008 was $230,275 and $240,900, respectively. Any outstanding balance was paid in full at the closing of the Acquisition Transaction (see Note 2).
In connection with financing operations, the Company entered into a secured credit facility with Business Development Bank of Canada (“BDC”) consisting of a $250,000 (CAD$) term loan bearing interest at a variable base rate plus 2.00% per annum. The effective interest rate at September 30, 2009 and 2008 was 6.25% and 8.75%, respectively. The loan is repayable in monthly payments of $4,165 (CAD$), including principal and interest, and matures in March 2012. The balance of the loan in USD at September 30, 2009 and 2008 was $115,091 and $168,563, respectively. Any outstanding balance was paid in full at the closing of the Acquisition Transaction (see Note 2).
In connection with the purchase of an automobile, the Company entered into a six year and three month secured credit facility with Bank of America (“BOFA”) consisting of a $34,916 term loan bearing interest at a fixed rate of 8.25%. Principal plus interest payments of $599 are payable monthly and the term loan matures in February 2013. The balance of this loan at September 30, 2009 and 2008 was $20,849 and $26,312, respectively. The loan is secured by the automobile. Any outstanding balance was paid in full at the closing of the Acquisition Transaction (see Note 2).
Lines of Credit
The Company maintains a revolving line of credit with HSBC Bank (“HSBC”) with a credit line up to $50,000 bearing interest at a variable monthly rate and due on demand. The effective interest rate at September 30, 2009 and 2008 was 5.25% and 7.25%, respectively. The balance of this line of credit at September 30, 2009 and 2008 was $48,245 and $46,685, respectively, and is classified as current liability in the financial statements. Any outstanding balance was paid in full at the closing of the Acquisition Transaction (see Note 2).
The Company maintains a revolving line of credit with HSBC Bank (“HSBC”) with a credit line up to $125,000 (CAD$) bearing interest at a variable monthly rate and due on demand. There was no outstanding balance as of September 30, 2009 and 2008.

Loans from Shareholders
The Company had entered into unsecured credit facilities with various shareholders. These loans consist primarily of a $50,000 (CAD$) term loan to an individual shareholder, related to the redemption of this shareholder’s preferred shares, bearing interest at a fixed rate of 12.00% per annum. Principal plus interest payments of $3,000 (CAD$) are payable monthly and the note matured in October 2009. The balance of the loan in USD at September 30, 2009 and 2008 was $887 and $33,359, respectively. The remaining loans were to various shareholders with insignificant outstanding balances. The total balance of loans from shareholders at September 30, 2009 and 2008 was $1,530 and $60,318, respectively. Any outstanding balance was paid in full at the closing of the Acquisition Transaction (see Note 2).
Long-term obligations and notes payable consist of the following:

	September 30,	September 30,
	2009	2008
Capitalized leases	$1,741,445	$1,563,130
Term loans	366,215	435,775
Lines of credit	48,245	46,685
Loans from shareholders	1,530	60,318

Total long-term obligations	2,157,435	2,105,908
Less current portion of long-term obligations	(1,548,894)	(916,728)

Total long-term obligations, net of current portion	$608,541	$1,189,180

The aggregate schedule of maturities of long-term obligations subsequent to September 30, 2009 is as follows:

Year ending September 30,
2010	$1,548,894
2011	533,205
2012	72,948
2013	2,388
2014	—

Total	$2,157,435

Note 6. Shareholders’ and Members’ (Deficit) Equity
Redeemable Preferred Stock
The Company had issued shares of redeemable preferred stock in 2002 and 2003. The Company had redeemed all of the shares except 3,725 shares that were outstanding at September 30, 2007. The Company redeemed 1,575 shares for $154,107 in fiscal 2009 and redeemed 2,150 shares for $240,491 in fiscal 2008. There are no shares of this preferred stock outstanding at September 30, 2009.
Redeemable Series A Preferred Stock
The Company issued 27,000 shares of Redeemable Series A Preferred Stock to key employees and investors during fiscal 2008. The shares were issued at $50 (CAD$) or $50 (USD) per share, of which $400,000 (USD) was contributed in fiscal 2007, and are redeemable at the option of the Shareholder on a date which is at least five years after the date on which such shares were issued at $100 per share in the same currency as purchased. In connection with the Series A Preferred Stock issuance, the Company issued 190,119 common shares with an estimated value of $7.41 (CAD$) per share. The Company allocated $674,926 of the Series A Preferred Stock proceeds to additional paid in capital to reflect the estimated value of the common stock included in the transaction and the other $682,174 was allocated to the Series A Preferred Stock. The balance of the redeemable preferred stock is being accreted to its redemption value on a straight-line basis over a 5 year period.
Common Stock
Turnpike Global Technologies Inc. has 1,362,306, 1,357,780 and 1,090,925 common shares issued and outstanding at September 30, 2009, 2008 and 2007, respectively, with a par value of $.001 (CAD$) per share. During fiscal 2009, the Company issued 4,526 shares of common stock valued at approximately $28,000 as compensation to a key employee. During fiscal 2008, the Company issued 190,119 shares of common stock in connection with the Series A Preferred Stock issuance, 13,578 shares of common stock valued at approximately $99,000 as compensation to three key employees, and 5,455 shares of common stock to an individual and 57,703 shares of common stock to BCCL valued at $.001 per share.
Note 7. Related Parties
As of September 30, 2009 and 2008, accounts payable included $150,869 and $95,751, respectively, due to distribution and consulting companies whose owners also have ownership interests in the Company.
As of September 30, 2009 and 2008, accounts receivable included $9,955 and $19,060, respectively, due from companies whose owners also have ownership interests in the Company.
The Company’s capital lease obligations of $1,696,701 and $1,563,131 at September 30, 2009 and 2008, respectively, are due to BCCL whose owners also have ownership interests in the Company.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
We have issued our report dated December 23, 2009, with respect to the combined financial statements of Turnpike Global Technologies Inc. and Turnpike Global Technologies LLC included in this Proxy Statement. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Forms S-8 (File Nos. 333-158785, 333-140741, 333-132247, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222, and 33-74148) and Forms S-3 (File Nos. 333-158776, 333-145279, 333-132246,
333-113016, 333-111798, 333-111797, and 333-82905).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
January 12, 2010

XATA Corporation
and
Turnpike Global Technologies
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
On December 4, 2009, the Company acquired all of the outstanding equity of Turnpike Global Technologies, Inc. and all membership interest in Turnpike Global Technologies LLC (combined “Turnpike”) for a total purchase price consisting of $10.0 million in cash and 833,333 shares of common stock of the Company. The issuance of common shares is contingent on the approval by the shareholders at the Annual Meeting. Additionally, the Company has committed to pay out up to an additional 2,500,000 shares of common stock, subject to shareholder approval at the Annual Meeting and achievement by Turnpike of certain performance goals over the next three fiscal years. If shareholder approval of the issuances described above is not obtained, the Company will instead be required to satisfy any such obligation in cash assuming a per share value of $3.00 for the common stock of the Company.
Turnpike’s RouteTracker products allow us to continue our growth strategy by expanding our addressable market to include small and medium-size fleets in North America and key vertical markets, such as Less Than Truckload (LTL), and the automation of fuel tax reporting.
In connection with financing the acquisition of Turnpike, the Company issued convertible debt totaling $30.2 million. The convertible debt will be converted into 10,066,667 shares of Series G Preferred Stock and 3,020,000 warrants to purchase common shares subject to shareholder approval at the Annual Meeting. The convertible debt carries an interest rate of 14% per annum and the principal and interest are due on November 1, 2010, if not converted prior to such date. The Company used proceeds of the convertible debt towards the purchase of Turnpike, to pay off the term loan with PFG of $8.0 million and to pay a litigation settlement. The remaining proceeds will be utilized in working capital needs and future growth.
Considering the degree of certainty of the required shareholder approvals and conversion of the convertible debt instruments into shares of Series G Preferred Stock and warrants, the Company applied equity treatment to this convertible debt and the shares to be issued to the sellers of Turnpike as of the date of the transaction for purposes of this pro forma financial information.

The Company has hired a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including identifying the value of intangible assets that existed at the date of the acquisition of Turnpike. Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Turnpike’s tangible and intangible assets and liabilities based on their estimated fair values as of September 30, 2009 for purposes of illustrating the unaudited pro forma consolidated balance sheet. The estimated consideration is allocated as follows (in thousands):

Cash		$10,000
Stock		2,500
Earn-Out (1)		6,300

Total purchase price		$18,800

Cash	$320
Accounts receivable, less allowances for doubtful accounts	960
Inventories	66
Prepaid expenses	3
Equipment and leasehold improvements, net	1,485
Accounts payable	(345)
Accrued expenses	(905)
Capital lease obligations	(1,741)

Net liabilities		(157)
Acquired customer contracts and other intangible assets, net		6,500
Goodwill		12,457

Total		$18,800

(1)	Earn-out potential of an additional 833,333 shares of common stock after the end of each of the 2010, 2011 and 2012 fiscal years. The amount was calculated using the estimated fair market value on the date of acquisition based on stock price and estimated probability of earn-out target achievements.
The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $18,957,000 of which $12,457,000 was allocated to goodwill and $6,500,000 to intangible assets pending the final valuation being performed by an independent third-party valuation firm.
The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the consolidated results. A final determination of fair values relating to the Turnpike acquisition may differ from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Turnpike that exist as of the date of the completion of the acquisition. The final valuation will change the allocations of the purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma consolidated financial statements data.
The following unaudited pro forma consolidated financial statements are presented to illustrate the estimated effects of the Company’s equity raise and acquisition of Turnpike on the Company’s historical financial position and its results of operations. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The Company made pro forma adjustments to the historical consolidated financial statements to give effect to events that are related to the equity raise or are directly attributable to the acquisition, are expected to have a continuing impact on the consolidated results, and can be reasonably estimated. The Company has excluded estimated direct cost of the acquisition of approximately $850,000 from the pro forma adjustments.
The unaudited pro forma consolidated statement of operations for the year ended September 30, 2009 assume that the equity raise, debt payoffs, acquisition of Turnpike, shareholder approval, and conversion of the convertible debt all occurred as of October 1, 2008. The unaudited pro forma consolidated balance sheet as of September 30, 2009 assumes that the equity raise, debt payoffs, acquisition of Turnpike, shareholder approval, and conversion of the convertible debt all occurred as of September 30, 2009.
The Company has derived its historical financial data for the year ended September 30, 2009 from its audited financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2009. The Company has derived Turnpike’s historical financial data for the year ended September 30, 2009 from the audited financial statements included in this proxy statement.
The unaudited pro forma consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods.
The unaudited pro forma consolidated financial information should be read in conjunction with the:
•	Accompanying Notes to Unaudited Pro Forma Consolidated Financial Information included herein;

•	XATA Corporation’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009; and

•	Turnpike’s historical audited combined financial statements and notes included herein.

XATA Corporation and Turnpike Global Technologies
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2009
(in thousands, except per share amounts)

			Pro Forma		Pro Forma		XATA and
			Adjustment -		Adjustment -		Turnpike
	XATA	Turnpike	Equity Raise		Acquisition		Consolidated
Revenue	$65,325	$5,565					$70,890

Costs and expenses
Cost of goods sold	36,140	2,440					38,580
Selling, general and administrative	24,236	2,828			895	(A)(B)	27,959
Research and development	5,507	406					5,913

Total costs and expenses	65,883	5,674	—		895		72,452

Operating loss	(558)	(109)	—		(895)		(1,562)
Interest income	112	—					112
Interest expense	(1,621)	(308)	823	(D)	51	(C)	(1,055)
Other income (expense)	—	8					8

Loss before income taxes	(2,067)	(409)	823		(844)		(2,497)
Income tax expense	(35)	—					(35)

Net loss	(2,102)	(409)	823		(844)		(2,532)

Preferred stock dividends	(200)	—					(200)
Preferred stock deemed dividends	(525)	—	(1,654	)(E)			(2,179)

Net loss to common shareholders	$(2,827)	$(409)	$(831)		$(844)		$(4,911)

Net loss per common share — basic and diluted	$(0.33)						$(0.52)

Weighted average common and common share equivalents
Basic and Diluted	8,551						9,385

See notes to unaudited pro forma consolidated financial information

XATA Corporation and Turnpike Global Technologies
Unaudited Pro Forma Consolidated Balance Sheets
As of September 30, 2009
(in thousands)

			Pro Forma		Pro Forma			XATA and
			Adjustment -		Adjustment -			Turnpike
	XATA	Turnpike	Equity Raise		Acquisition		Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$3,440	$320	$19,961	(F)(G)(H)	$(11,382	)(I)(J)(Q)		$12,339
Accounts receivable, net	9,323	960						10,283
Inventories	4,104	66						4,170
Deferred product costs	2,060	—						2,060
Current portion of investment in sales-type leases	281	—						281
Prepaid expenses and other current assets	783	3						786

Total current assets	19,991	1,349	19,961		(11,382)		—	29,919

Equipment and leasehold improvements, net	3,980	1,485						5,465
Intangible assets, net	10,725	4			6,496	(L)(P)		17,225
Goodwill	3,011	—			12,458	(P)(R)		15,469
Investment in Turnpike	—	—			18,800	(I)	(18,800)	—
Deferred product costs, net of current portion	2,470	—						2,470
Deferred software costs	—	93			(93	)(K)		—
Investment in sales-type leases, net of current portion	29	—						29
Debt financing costs, net	458	—	(458	)(G)				—

Total assets	$40,664	$2,931	$19,503		$26,279		$(18,800)	$70,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term obligations	$84	$1,549			$(330	)(M)		$1,303
Accounts payable	5,366	346						5,712
Accrued expenses	5,914	859	(1,239	)(G)(H)	(507	)(M)(N)		5,027
Deferred revenue	5,280	—						5,280

Total current liabilities	16,644	2,754	(1,239)		(837)		—	17,322

Long-term obligations, net of current portion	8,534	609	(8,500	)(G)	(84	)(M)		559
Deferred revenue, net of current portion	6,101	—						6,101
Other long-term liabilities	820	—						820

Total liabilities	32,099	3,363	(9,739)		(921)		—	24,802

Shareholders’ equity
Preferred stock, no par, 10,000 shares authorized:
Series B, 4% convertible, 2,250 shares designated; 2,004 shares issued and outstanding at September 30, 2009	4,790	—						4,790
Series C, convertible, 1,400 shares designated; 1,269 shares issued and outstanding at September 30, 2009	4,426	—						4,426
Series D, convertible, 1,600 shares designated; 1,567 shares issued and outstanding at September 30, 2009	5,279	—						5,279
Series F, convertible, 1,400 shares designated; 1,356 shares issued and outstanding at September 30, 2009	2,365	—						2,365
Series G, convertible, 10,100 shares designated (S); 10,067 shares issued and outstanding at September 30, 2009	—	—	26,094	(F)				26,094
Redeemable Series A Preferred Stock	—	1,161			(1,161	)(O)		—
Common stock, par value $0.01 per share; 25,000 shares authorized; shares issued and outstanding: 8,789 at September 30, 2009	88	1			7	(I)(O)		96
Contingent common stock not yet issued	—	—			6,300	(I)		6,300
Capital — Turnpike Holdings	—	1			(1	)(O)		—
Turnpike — Capital	—	—			18,800	(I)(N)(P)	(18,800)	—
Additional paid-in capital	32,536	801	5,260	(F)	1,691	(I)(O)		40,288
Accumulated deficit	(40,919)	(2,312)	(2,112	)(F)(G)	1,480	(J)(O)(P)		(43,863)
Accumulated other comprehensive liss	—	(84)			84	(O)		—

Total shareholders’ equity	8,565	(432)	29,242		27,200		(18,800)	45,775

Total liabilities and shareholders’ equity	$40,664	$2,931	$19,503		$26,279		$(18,800)	$70,577

See notes to unaudited pro forma consolidated financial information

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The following is a description of pro forma adjustments reflected in the unaudited pro forma consolidated statements of operations (in thousands). Where appropriate, Turnpike financial statement categories have been modified to conform to XATA Corporation’s external reporting format.
(A)	Adjustment to selling, general and administrative expense reflects an increase of $959 in amortization expense from intangible assets related to the allocation of purchase price. The Company anticipates useful lives of six to ten years depending on the intangible asset.

(B)	Adjustment to selling, general and administrative expense reflects a decrease of $64 in amortization expense from deferred software costs written off as of October 1, 2008.

(C)	Adjustment to interest expense reflects a decrease in interest expense of $51 related to the reduction in Turnpike’s debt in connection with the acquisition.

(D)	Adjustment to interest expense reflects a decrease in interest payments of $1,281 offset by the write off of $458 of prepaid financing fees. These items relate to the pay off of the $8,000 PFG term loan and $8,223 SVB line of credit on October 1, 2008.

(E)	Adjustment to preferred stock deemed dividends to reflect the beneficial conversion related to the issuance of the Series G preferred stock and related warrants.
The following is a description of pro forma adjustments reflected in the unaudited pro forma consolidated balance sheet (in thousands). Where appropriate, Turnpike financial statement categories have been modified to conform to XATA Corporation’s external reporting format.
(F)	Represents the equity raise of $30,200 for the issuance of Series G preferred stock and related warrants. In connection with the equity raise, the Company allocated $26,533 to the value of the Series G preferred stock and $3,667 to the value of the warrants. The Company recorded an estimated $500 in deal costs against these values. The Company also recorded a beneficial conversion of $1,654.

(G)	Reflects the Company’s pay off of the $500 line of credit with Silicon Valley Bank and the $8,000 term loan with Partners for Growth II, L.P., plus $97 of accrued interest. In connection with the pay offs, the Company expensed the remaining $458 of prepaid financing fees.

(H)	Reflects the payment of patent litigation settlement plus estimated legal fees of $1,142.

(I)	Represents payment of cash, issuance of common stock, and contingent earn-out related to the acquisition of Turnpike.

(J)	Reflects the costs incurred related to the Turnpike acquisition.

(K)	Represents the elimination of Turnpike’s deferred software costs of $93.

(L)	Represents the elimination of Turnpike’s net intangible assets of $4.

(M)	Reflects the pay off of certain debt obligations of Turnpike.

(N)	Reflects the payment of patent litigation settlement of $500.

(O)	Represents the elimination of stockholder’s equity (deficit) in Turnpike.

(P)	Reflects the establishment of goodwill and intangible assets based on the preliminary allocation of purchase price.

(Q)	Represents the estimated payment of the working capital adjustment of $551.

(R)	Represents the excess of purchase price over the fair value of identified net tangible and intangible assets.

(S)	To be increased to the extent necessary to effect conversion of the Notes issued by the Company to certain investors in an aggregate principal amount of $30,200 into shares of Series G Preferred Stock, in accordance with the terms of the Notes.

Reasons for the Transactions
     Prior to approving the Transactions and prior to recommending that the shareholders approve the related Proposals included in this proxy statement, the Board considered a number of factors, including:
•	The Board’s familiarity with the Company’s and Turnpike’s business, prospects, financial condition, results of operations, and current business strategy, including the significant strengths represented by Turnpike’s reputation, products, in-direct sales channel partnerships, employees and customer relationships.

•	The sales, marketing and competitive advantages to the Company as a result of acquiring Turnpike’s technology, in-direct sales channel partnerships, customer base and marketing strategies.

•	The challenges and risks that the Company has faced, and would likely continue to face, if it did not complete the Turnpike Acquisition, including (a) the likelihood of Turnpike being acquired by a competitor of the Company, (b) the continuation of our customer base looking for limited-functionality, low-price-point products from our competitors, (c) the limited number of vertical applications that have been developed for the Company’s products, (d) the Company’s limited resources to develop a product that is competitive with Turnpike’s, and (e) inherent execution risk in the Company’s business.

•	The consolidation in the Company’s industry and the resulting competitive challenges and pressures on the Company if it does not continue to look for ways to grow its business.

•	The arm’s-length negotiations with Turnpike, which led the Board to believe that Turnpike’s acceptance of the Turnpike Acquisition’s terms represented the best price that would be reasonably attainable for the Company.

•	The Board’s determination that the structure of the Turnpike Acquisition, including the earn-out format, provide the greatest likelihood of success and value for the Company

•	The December 4, 2009, opinion of Cherry Tree & Associates, LLC (“Cherry Tree”) that, as of that date and based upon and subject to the various considerations described in its opinion, the consideration to be paid by the Company in the Turnpike Acquisition was fair from a financial point of view to the shareholders. The full text of Cherry Tree’s opinion, setting forth the assumptions made and the procedures followed, is attached as Appendix D to this proxy statement and is incorporated herein by reference. Company shareholders are encouraged to read the Cherry Tree opinion in its entirety.

•	The willingness of Turnpike executives to continue to work with and support the growth and processes of Turnpike.

•	The sale of the Notes and their conversion into shares of Series G Preferred Stock and Warrants in accordance with their terms (as discussed below) would provide the Company the funds necessary to both improve its working capital and retire all the long-term credit facilities thereby significantly improving the Company’s balance sheet.

•	The Company had, in a difficult and limited investment environment, multiple sources willing to provide the necessary financing at favorable prices.

•	The alternative financing sources available to the Company demonstrated the value of the Financing and the fairness of the Financing and purchase price terms.

•	The Company had the support of Technology Crossover Ventures, a leading private equity and venture capital firm that has $7.7 billion under management and is focused on growth technology companies.
          The items listed above contain all of the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not quantify or assign any relative specific weights to the items listed above. Individual directors may have viewed different factors to be more significant than others. The Board considered all of these factors as a whole and concluded overall that the Transactions are advisable and in the best interests of the Company and its shareholders.
Background of the Transactions
          During June through August 2009, Jay Coughlan, the Company’s Chief Executive Officer, or Mark Ties, the Company’s Chief Financial Officer, had preliminary, informal discussion with a number of companies, other than Turnpike, regarding their interest in a potential business combination with the Company. Also during this period, Mr. Coughlan and Mr. Ties met with various potential investors and financing sources relative to the funding of the Company’s acquisition strategies.
          On June 16, 2009, Mr. Coughlan and Mr. Ties met with representatives of Turnpike to discuss strategic opportunities and potential relationships.
          On July 1, 2009, the Company entered into a confidentiality agreement with Turnpike for the purpose of exchanging information relative to a possible acquisition of Turnpike by the Company.
          On July 13, 2009, senior management of the Company and Turnpike met in Minneapolis, Minnesota and exchanged information regarding both companies’ products, technology and financial condition. Subsequent to the meeting, the parties agreed to commence a more thorough due diligence investigation. During the remainder of July through November 2009, the Company’s representatives requested and were provided with additional information from Turnpike with respect to its business and products.
          During the period from June 29, 2009 through October 28, 2009, Mr. Coughlan and Mr. Ties met in person and by phone with a number of potential investors and financing sources regarding the potential structure and terms of the funding needed for the acquisition of Turnpike and otherwise desired for the operation of the Company. The Company representatives made presentations regarding the Company, Turnpike and their respective products, technologies and financial conditions.
          Between August 13, 2009 and September 30, 2009, the Company’s representatives, and its outside legal counsel, discussed with Turnpike, and its outside legal counsel, the various structuring and related issues in connection with a potential acquisition transaction.
          On August 27, 2009, the Company’s Board authorized the Company to enter into a non-binding letter of intent with Turnpike that outlined the terms of the proposed transaction. The Company and Turnpike signed the letter of intent on September 1, 2009. The letter included an exclusivity clause whereby Turnpike agreed that for a period of 60 days it would deal only with the Company regarding an acquisition of Turnpike.
          Between September 15, 2009 and October 19, 2009, the Company received term sheets from three potential investors describing the terms under which each entity proposed to provide the financing for the Transaction, repayment of Company indebtedness and additional working capital.

          On September 25, 2009, the Company engaged Cherry Tree & Associates (“Cherry Tree”) to serve as the Company’s exclusive financial advisor in connection with the Turnpike Acquisition. On the same day, the Company retained Cherry Tree to provide a fairness opinion, from a financial point of view, of the Turnpike Acquisition.
          On October 28, 2009, the Board met with management to discuss the status of the Transactions and the financing opportunities. At the meeting, the Board approved management entering into a term sheet with the TCV Purchasers, one of the investors that management had been negotiating with. The term sheet was nonbinding.
          Between October 28, 2009 and December 2, 2009, the Company continued its due diligence investigation of Turnpike and its business. During the same period, the Company, Turnpike, and their legal and financial advisors negotiated the terms of the definitive Turnpike Equity Purchase Agreement and related transaction documents., and the Company the Purchasers, and their legal advisors negotiated the terms of the Financing and the related transaction documents.
          Between August 5, 2009 and December 2, 2009, the Board met five times to discuss the potential Turnpike transaction and the financing alternatives and structures. On December 2, 2009, the Board formed a special committee of the Board (the “Special Committee”) to review, evaluate, and (if necessary or desirable in the Special Committee’s opinion) approve and/or make a recommendation to the Board to approve the Financing. The members of the Special Committee were Carl M. Fredericks, Thomas G. Hudson, Michael J. Paxton, Chad M. Lindbloom, and Roger W. Kleppe, each of whom the Board determined to be independent for purposes of approving and recommending the Financing. The Board and the Special Committee met with management and the Company’s financial and legal advisors to review the status of negotiations with Turnpike and TCV and to discuss the definitive Purchase Agreements, the financing arrangements and all related documents. The Company’s management reviewed with the Board the material terms of the Purchase Agreements and the Financing documents. Cherry Tree presented its opinion on the financial aspects of the proposed Transactions and rendered to the Board its opinion, confirmed in writing, that based upon and subject to the various considerations set forth in the opinion, the consideration paid by the Company pursuant to the Purchase Agreements was fair from a financial point of view to the Company. Following the presentation by Cherry Tree and the related discussion, the Special Committee met separately to discuss and consider the terms of the Financing, evaluate interests of Trident and Christopher P. Marshall in the Financing, and consider opting out of the Minnesota Control Share Acquisition statute. The Special Committee unanimously determined to approve and recommend that the Board approve the Financing and a proposal to opt out of the Minnesota Control Share Acquisition statute.
          Following the Special Committee meeting, the Board unanimously determined, among other things, that the Transactions were advisable and in the best interest of the Company, to recommend that the shareholders approve the Proposals contained in this proxy statement, and authorized the officers of the Company to execute and deliver the Purchase Agreements and financing documents on behalf of the Company.
          On December 4, 2009, the Company, Turnpike, the sellers of Turnpike and the Purchasers executed and delivered all relevant documents to the Transactions and made a public announcement of the Transactions.
Opinion of Cherry Tree & Associates, LLC
          On December 2, 2009, at a meeting of our Board of Directors, Cherry Tree delivered to the Board an oral opinion, confirmed by delivery of the written opinion, dated December 2, 2009, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the payment of the proposed an aggregate $10 million in cash at closing and 833,333 newly issued shares of the Company’s common stock following approval of the Company’s shareholders (the “Initial Consideration”) and the potential issuance of up to 2,500,000 additional shares of the Company’s common stock at certain times during the next three years if certain performance targets are achieved following approval of the Company’s shareholders (the “Contingent Consideration” and, together with the Initial Consideration, the “Total Consideration”) is fair, from a financial point of view, to the Company.
          The full text of Cherry Tree’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Cherry Tree. The opinion is attached as Appendix D and is incorporated into this proxy statement by reference. Cherry Tree’s opinion is directed only to the fairness, from a financial point of view, of the payment of the proposed Total Consideration to the Company and does not address any other aspect of the Turnpike Acquisition and does not address the Financing. The opinion does not address the relative merits of the Turnpike Acquisition or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Turnpike Acquisition or any related transaction including but not limited to the Financing. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Turnpike Acquisition or any related transaction. The Company’s shareholders are encouraged to read the opinion carefully in its entirety. The summary of Cherry Tree’s opinion described below is qualified in its entirety by reference to the full text of its opinion.
          In arriving at its opinion, Cherry Tree reviewed and considered among other things:
a)	the Purchase Agreements provided to Cherry Tree on November 29, 2009 and prior drafts;

b)	the Note Purchase Agreement provided to Cherry Tree on November 29, 2009 and prior drafts;

c)	publicly available financial and business information about the Company;

d)	unaudited financial statements and other financial and business information of Turnpike provided by management of the Company;

e)	financial projections for both the Company and Turnpike prepared by the management of the Company;

f)	discussions with the Company’s executives about the Company’s and Turnpike’s past and current operations and financial condition, the prospects for the Company and Turnpike, the status of certain litigation and characteristics and trends in the markets that the Company and Turnpike serve;

g)	reported prices and trading activity for the Company’s common stock;

h)	publicly available financial, stock price and other information for certain publicly-traded companies; and

i)	financial terms, to the extent publicly available, of certain acquisition transactions.
          For the purposes of this opinion, Cherry Tree assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available by the Company and information obtained from other public sources. With respect to the financial projections prepared by the Company’s management, Cherry Tree assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of both the Company and Turnpike. Cherry Tree assumed the unaudited financial statements of Turnpike were accurate and there had been no material change in the assets, financial condition or prospects of the Company and Turnpike since the date of the most recent financial statements made available to Cherry Tree. Cherry Tree also assumed that (i) the final terms of the Turnpike Acquisition were substantially identical to the terms in the Purchase Agreements provided to Cherry Tree on November 29, 2009, (ii) the Company’s shareholders approve, as required, issuance of the shares of common stock included in the Initial Consideration and the Contingent Consideration, (iii) the terms of the Financing were substantially identical to the terms in the Note Purchase Agreement which was provided to Cherry Tree on November 29, 2009, and (iv) all legal requirements relating to the Turnpike Acquisition and the

Financing have been or, as applicable, will be, satisfied. The issuance of the opinion was approved by an authorized committee of Cherry Tree.
          Cherry Tree did not make any independent valuation or appraisal of the assets or liabilities of Turnpike, nor was Cherry Tree furnished with any such valuation or appraisal, and expressed no opinion regarding the liquidation value of the Turnpike entities or any of their assets. Cherry Tree’s opinion was necessarily based on the information available and the financial, economic, market and other conditions as they existed and was subject to evaluations as of the date of the opinion. Cherry Tree had no obligation to update, revise or reaffirm its opinion based on information that became available or developments that occurred after the date of the opinion, and expressly disclaimed any responsibility to do so.
          Cherry Tree made no independent investigation of any legal or accounting matters that may affect the Company, Turnpike or the Turnpike Acquisition. Cherry Tree did not opine on, nor did the opinion consider, the tax consequences of the Turnpike Acquisition. While Cherry Tree considered the terms of the Financing in connection with the Turnpike Acquisition, they did not opine on the Financing.
          In connection with rendering its opinion, Cherry Tree performed a variety of financial and comparative analyses that are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Cherry Tree in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was either identical or directly comparable to Turnpike or the Turnpike Acquisition. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.
          Cherry Tree believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Cherry Tree’s analyses and opinion. Cherry Tree did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
          The estimates of the future performance of the Company and Turnpike provided by the Company’s management in or underlying Cherry Tree’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Cherry Tree considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Turnpike. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold.
          The Total Consideration for the Turnpike Acquisition was determined through negotiation between the Company management and Turnpike and the decision by the Board to enter into the Turnpike Acquisition was solely that of the Board. Cherry Tree’s opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Turnpike Acquisition and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Turnpike Acquisition or the Total Consideration.
          The following is a brief summary of the material financial analyses performed by Cherry Tree and reviewed with the Board in connection with Cherry Tree’s opinion relating to the Turnpike Acquisition. The financial analyses summarized below include information presented in tabular format. In order to fully understand Cherry Tree’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Cherry Tree’s financial analyses.
Selected Trading Statistics
          Cherry Tree reviewed and compared selected financial information for Turnpike with corresponding financial information and multiples for the following publicly traded companies in the Mobile Resource Management (MRM) and Software as a Service (SaaS) sectors:

MRM

HUGHES Telematics, Inc.	Webtech Wireless, Inc.
Wireless Matrix Corp.	Trimble Navigation Ltd.
Descartes Systems Group, Inc.

SaaS

Concur Technologies, Inc.	RightNow Technologies, Inc.
Constant Contact, Inc.	Salary.com, Inc.
DealerTrack Holdings, Inc.	Salesforce.com
DemandTec, Inc.	SkillSoft plc
Descartes Systems Group, Inc.	SuccessFactors, Inc.
Intuit, Inc.	Taleo Corp.
Kenexa Corp.	Ultimate Software Group, Inc.
LivePerson, Inc.	Vocus, Inc.
MedAssets, Inc.	Web.com Group, Inc.
NetSuite, Inc.	Zix Corp.
          For each of the selected public companies, Cherry Tree considered, among other things, (1) diluted equity values (computed using closing stock prices as of November 30, 2009), (2) “EV” or enterprise values (calculated as diluted equity value, plus book value of total debt, plus book value of minority interests, plus preferred stock at liquidation value, less cash and cash equivalents), (3) enterprise values as a multiple of revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for the latest 12 months (“LTM”) publicly reported prior to November 30, 2009 and estimated forward twelve months (“FTM”) after November 30, 2009. For purposes of its analyses, Cherry Tree used an implied EV of Turnpike (using the LTM prior to, and FTM after, September 30, 2009) of $20 million based on the Total Consideration and $12.5 million based on the Initial Consideration (reflecting the cash and common stock components of the Initial Consideration).
          Financial data for the selected public companies were based on the most recent available filings with the SEC and on CapitalIQ estimates. This analysis indicated the following mean and median multiples implied for the selected public companies, as compared to corresponding multiples implied for Turnpike based on its unaudited financials and management’s forecasts, and on Initial Consideration and Contingent Consideration to be received by Turnpike’s members and shareholders in the Turnpike Acquisition:

	EV/LTM Revenue	EV/LTM Revenue	EV/FTM Revenue	EV/FTM Revenue
	Median	Mean	Median	Mean
Turnpike[1] — Initial and Contingent Consideration	3.6x	3.6x	2.3x	2.3x
Turnpike[1] — Initial Consideration Only	2.2x	2.2x	n.m. [2]	n.m. [2]
MRM[3]	2.4x	3.9x	1.9x	3.2x
SaaS[3]	3.2x	3.4x	2.8x	3.0x

	EV/LTM EBITDA	EV/LTM EBITDA	EV/FTM EBITDA	EV/FTM EBITDA
	Median	Mean	Median	Mean
Turnpike[1] — Initial and Contingent Consideration	43.7x	43.7x	9.8x	9.8x
Turnpike[1] — Initial Consideration Only	27.3x	27.3x	n.m. [2]	n.m. [2]
MRM[3]	15.5x	15.1x	11.1x	10.7x
SaaS[3]	19.6x	28.3x	12.1x	13.2x

[1]	Multiples are based on Turnpike unaudited financials and estimates provided by the Company’s management.

[2]	“not meaningful.”

[3]	Multiples are based on estimates provided by CapitalIQ.
Selected Precedent Transaction Statistics
          Cherry Tree reviewed and compared selected financial information for Turnpike with corresponding financial information for the following selected transactions involving companies in the MRM and SaaS sectors since December 2006:

MRM

February 2009 — Descartes Systems Group acquires Oceanwide USA
September 2008 — TeleVenture Capital invests in Wireless Matrix
August 2007 — MIR3 acquires TelAlert
March 2007 — CalAmp acquires Aircept.com
December 2006 — Trimble acquires @Road

SaaS

September 2009 — Adobe acquires Omniture
August 2009 — Concur acquires Etap-On-Line
July 2009 — NetSuite acquires QuickArrow
June 2009 — Intuit acquires PayCycle
December 2008 — Experian acquires SearchAmerica
August 2008 — Microsoft acquire Greenfield Online
May 2008 — Blackbaud acquires Kintera
May 2008 — Taleo acquires Vurv Technology

          While Cherry Tree provided information regarding multiples for MRM transactions, Cherry Tree noted that there were not a sufficient number of MRM transactions with publicly available multiples. In its review of selected transactions, Cherry Tree considered the enterprise value implied in each of the selected transactions as a multiple of LTM revenue as of the time of the respective transaction, to the extent such data were publicly available. Insufficient information was available to consider multiples of EBITDA for selected transactions. Cherry Tree then compared the multiples derived from the selected transactions with the corresponding multiples implied in the Turnpike Acquisition based on the Initial Consideration and Total Consideration. Multiples for Turnpike were based on Turnpike’s unaudited financial statements. This analysis indicated the following implied multiples for the selected transactions, as compared to the corresponding multiples implied in the Turnpike Acquisition based on the Initial Consideration and Total Consideration to be paid to Turnpike’s members and shareholders:

EV/LTM Revenue	High	Mean	Median	Low
Turnpike[1] — Initial and Contingent Consideration	3.6x	3.6x	3.6x	3.6x
Turnpike[1] — Initial Consideration Only	2.2x	2.2x	2.2x	2.2x
MRM[2]	4.1x	2.0x	1.6x	1.1x
SaaS[3]	5.6x	3.2x	3.1x	1.0x

[1]	Multiples are based on unaudited Turnpike financials.

[2]	Multiples are based on estimates provided by CapitalIQ; insufficient number of transactions with publicly available information.

[3]	Multiples are based on estimates provided by CapitalIQ.
Discounted Cash Flow Analysis
          Cherry Tree performed a discounted cash flow analysis of Turnpike using projections and financial information for the period ranging from December 1, 2009 to September 30, 2019 provided by the Company’s management. Cherry Tree calculated a weighted average cost of capital range for the Company of 17.1% to 20.8% and used the high end of the range as a discount rate to calculate the implied present value of future cash flows for Turnpike. The future cash flows were discounted assuming a closing date of November 30, 2009. Cherry Tree calculated a terminal value for Turnpike based a terminal growth rate of 3%. The estimated terminal value was then discounted to an implied present value using a discount of 20.8%. Cherry Tree added the implied present value of future cash flows to the implied present value of the terminal value and then subtracted the present value of the Initial Consideration and the Contingent Consideration to arrive at implied net present value of $9.1M for the Turnpike Acquisition.
Accretion/Dilution to Earnings per Share
          Cherry Tree performed an analysis of accretion or dilution to the Company’s earnings per share for fiscal years 2010, 2011 and 2012 using a financial forecast for both the Company and Turnpike provided by the Company’s management.
          For purposes of the analysis, Cherry Tree assumed that both the Company and Turnpike would be fully taxed on a GAAP basis starting in 2011. The analysis did not include any one-time GAAP benefits from increased certainty of the Company using its Net Operating Loss to reduce taxes.
          The analysis assumed that the Company used $11.2M of the Financing proceeds to fund the Initial Consideration and transaction expenses and that the Company, as a standalone company without the Turnpike Acquisition, would have raised $5M on substantially similar terms to the Financing. The remaining Financing proceeds were excluded from the analysis.

          Cherry Tree analyzed the accretion or dilution to the Company’s earnings per share on a non-GAAP and GAAP basis. On a GAAP basis, Cherry Tree’s analysis showed that the Turnpike Acquisition could be dilutive to earnings per share in fiscal years 2010, 2011 and 2012. On a non-GAAP basis (excluding from earnings the fair value of warrants issued as part of the Financing, the transaction expenses and the amortization of intangible assets due to the purchase accounting for the Turnpike Acquisition), Cherry Tree’s analysis showed that the Turnpike Acquisition could be accretive to earnings per share in fiscal years 2010, 2011 and 2012.
Miscellaneous
          Under the terms of Cherry Tree’s engagement, the Company has agreed to pay Cherry Tree fees of $270,000 for its services in connection with the Turnpike Acquisition, $150,000 of which was paid in connection with Cherry Tree’s fairness opinion and $120,000 was paid for advisory services. None of Cherry Tree’s fees was contingent upon consummation of the Turnpike Acquisition. In addition, the Company has agreed to reimburse Cherry Tree for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Cherry Tree and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, Cherry Tree has provided investment banking services to the Company unrelated to the proposed Turnpike Acquisition, including acting as financial advisor in connection with the Company’s acquisition of Geologic Solutions, Inc. In the ordinary course of business, Cherry Tree, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and, accordingly, may at any time hold a long or short position in such securities. The Board selected Cherry Tree to provide the opinion because Cherry Tree is a recognized investment banking and advisory firm with substantial experience in similar transactions and is familiar with the Company and its business. Cherry Tree is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive bids and private placements.
Interests of Certain Persons in the Turnpike Acquisition and Financing
          A member of our Board of Directors, Christopher Marshall, is a general partner of an affiliate of the TCV Purchasers. At each of our annual meetings of shareholders held since December 2003 and prior to the Annual Meeting, Mr. Marshall has been a nominee of Trident for election to the Board of Directors by the holders of our Series B Preferred Stock. Upon the conversion of the Notes described below in accordance with, and subject to, their terms, TCV will have the right to nominate and elect one director to our Board of Directors (the “Series G Director”) as the majority holder of the issued and outstanding shares of our Series G Preferred Stock. TCV has informed the Company that it intends to nominate Christopher P. Marshall to serve as the Series G Director upon conversion of the Notes, and the Company has agreed to cause Christopher P. Marshall to be designated as the Series G Director at that time.
          Trident currently holds all of our outstanding shares of Series B, Series C and Series D Preferred Stock, and a majority of our outstanding shares of Series F Preferred Stock. JDSTG (under the terms of the JDSTG Stock Purchase Agreement) and Trident (as holders of our Series B Preferred Stock) has rights to nominate directors to our Board of Directors, and in the case of Trident (as holders of our Series B Preferred Stock) to vote separately as a class on its nominees. Trident and JDSTG each consented to the Turnpike Acquisition and the Financing, and related matters, as necessary pursuant to agreements they have with us.

          Upon conversion of the Notes, and assuming the issuance of 833,333 shares of common stock to satisfy the initial $2.5 million future payment obligation in connection with the Turnpike Acquisition, the TCV Purchasers (who prior to entering into the Note Purchase Agreement did not hold any securities of the Company) will together hold shares of our preferred stock totaling approximately 35% of the shares entitled to vote generally in the election of directors (excluding shares of common stock issuable pursuant to any options or warrants).
          Prior to the transactions described herein, Trident held shares of our Preferred Stock totaling approximately 39% of the shares entitled to vote generally in the election of directors (excluding shares of common stock issuable pursuant to any options or warrants). Upon conversion of the Notes, and assuming the issuance of 833,333 shares of common stock to satisfy the initial $2.5 million payment obligation in connection with the Turnpike Acquisition, that percentage will decrease to 26% for Trident.
          The conversion of the Notes will constitute a change in control as defined in our Restricted Stock Unit Award Agreements governing all 380,800 outstanding restricted stock units (“RSUs”) that we have granted to employees, of which 167,500 were granted to executive officers. All such RSUs are to be settled in shares, and are scheduled to vest in three equal installments on the first three anniversaries of their applicable grant date. However, upon the change in control caused by the conversion of the Notes, all RSUs in the then-current vesting period will immediately vest, with any remaining unvested RSUs continuing to vest in accordance with the original vesting schedule. As a result, upon conversion of the Notes our executive officers will experience accelerated vesting with respect their RSUs. The executive officers will receive the following numbers of shares upon conversion of the Notes as a result of the accelerated vesting of their respective RSUs: Mr. Coughlan —32,000 shares; Mr. Ties —17,778 shares; Mr. Gagne — 17,442 shares; Mr. Maeser — 11,467 shares; and Mr. Fredenburg — 10,667 shares.
Minnesota Anti-Takeover Statutes; Approval by Special Committee
          The Minnesota Business Combination Act provides that a publicly held Minnesota corporation may not enter into a business combination with an “interested shareholder” for at least four years after that shareholder acquired a 10% interest in the corporation, subject to certain exceptions and exclusions. An “interested shareholder” is a beneficial owner of at least 10% of the voting power of the outstanding shares of a corporation or certain affiliates or associates of the corporation. A “business combination,” for purposes of the statute, includes, among other things, mergers, sales of substantial assets and issuances of shares of capital stock of the corporation with a market value equal to 5% or more of the market value of the outstanding capital stock of the corporation.
          The Minnesota Business Combination Act does not apply if the business combination or the acquisition of shares by a person or entity that results in that shareholder becoming an interested shareholder (through beneficial ownership of at least 10% of the voting power of the outstanding shares of the corporation) is approved by a committee of “disinterested directors” before the person or entity becomes an interested shareholder. For purposes of the statute, a disinterested director is a director who is not an officer or employee of the corporation or a related organization and has not been an officer or employee of the corporation or a related organization within five years before the committee is formed.
          Trident is not subject to the Minnesota Business Combination Act because the transaction by which it became an interested shareholder was approved prior thereto by a committee of disinterested directors.
          Prior to the Financing, the TCV Purchasers were not an interested shareholder of ours. As a result, its acquisition of the Notes (and the Series G Preferred Stock and Warrants into which the Notes are expected to convert) is not prohibited by the Minnesota Business Combination Act.

          However, the acquisition by the TCV Purchasers of beneficial ownership of the Series G Preferred Stock and Warrants would result in the TCV Purchasers becoming an interested shareholder of ours under the Minnesota Business Combination Act unless the investment was approved by a committee of disinterested directors. As a result, future financings or business combinations, including acquisitions of a substantial additional amount of our stock, with the TCV Purchasers or certain of their affiliates would be precluded for four years unless a committee of disinterested directors approved in advance the TCV Purchasers’ acquisition of the Notes (and the Series G Preferred Stock and Warrants).
          In order to prevent the application of the Minnesota Business Combination Act to possible future transactions with us, the TCV Purchasers requested, and our Board of Directors agreed to the formation of a special committee of disinterested directors to consider and approve, in advance of the signing of the agreements for the Financing, the acquisition of beneficial ownership by the TCV Purchasers of our capital stock pursuant to the Financing for purposes of exempting the Financing from the Minnesota Business Combination Act.
          On December 2, 2009, the members of the Special Committee unanimously approved the acquisition by the TCV Purchasers of beneficial ownership of our stock pursuant to the Financing, such that the Minnesota Business Combination Act is not applicable to the TCV Purchasers with respect to future transactions as a result of the Financing.
Regulatory Approvals and Vote Required
          There were no regulatory requirements or approvals required to be complied with or obtained in order to consummate the Turnpike Acquisition or the Financing. However, we agreed to seek the shareholder approvals described in Proposals 2 through 7 in connection with such Transactions, and shareholder approval of Proposals 2 through 5 and Proposal 7 are necessary under Minnesota law and the rules and regulations of NASDAQ in order to permit the full completion of the Transactions as contemplated by the Turnpike Purchase Agreement, the Note Purchase Agreement and the Notes (including the issuance of shares of our common stock as additional consideration to the Turnpike sellers, and the conversion of the Notes into Series G Preferred Stock and Warrants).

PROPOSAL 2
TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
          Our Board of Directors has adopted, and recommends that the Company’s shareholders approve, an amendment to Article 3 of our Articles of Incorporation, to increase the number of authorized shares of common stock from 25 million to 100 million shares. Approval of this Proposal 2 is necessary for the Company to satisfy certain of its payment obligations under the Turnpike Purchase Agreement and in order for the Company to have sufficient authorized share capital to permit conversion of the Series G Preferred Stock that would be issued upon the conversion of the Notes in accordance with their terms and permit exercise of (i) the Warrants that would be issued upon conversion of the Notes and (ii) any Penalty Warrants. If this Proposal 2 is not approved at the Annual Meeting, we will be required to make payments to the Sellers in the form of cash in lieu of available shares common stock and the Company would not have sufficient number of authorized shares of common stock to permit the conversion in full of the Series G Preferred Stock that would be issued upon the conversion of the Notes in accordance with their terms or to permit the exercise in full of (i) the Warrants that would be issued upon conversion of the Notes or (ii) the Penalty Warrants, if any.
Summary of Proposed Amendment
          The Articles of Incorporation currently authorizes the issuance of up to 25 million shares of common stock, par value $0.01 per share. This Proposal 2, if approved by the Company’s shareholders, would increase the number of authorized shares of common stock to 100 million.
          As of January 7, 2010, 8,787,994 shares of common stock were issued and outstanding and the remaining 16,212,006 shares of common stock were authorized but unissued shares. Of these authorized but unissued shares of common stock, 2,806,452 shares are reserved for issuance under our existing equity incentive plans, 6,235,266 shares are reserved for issuance upon conversion of our outstanding shares of Preferred Stock, and 1,931,342 shares are reserved for issuance upon exercise of outstanding warrants to purchase shares of our common stock. Accordingly, as of January 7, 2010, there were only 4,859,236 shares of common stock available for issuance for other purposes.
Purposes and Effects of the Amendment
          We currently have a limited number of shares of authorized common stock. Our Board of Directors believes that the availability of additional authorized but unissued shares of common stock will provide the Company with greater flexibility to issue common stock for a variety of corporate purposes, without the delay associated with convening a special shareholders’ meeting. These purposes may include raising equity capital, acquiring businesses and assets, stock dividends, stock splits, adopting new stock plans or reserving additional shares for issuance under existing stock plans and under stock plans of acquired companies.
          We have agreed under the Turnpike Purchase Agreement to make certain payments to the Sellers in the form of shares of common stock. The maximum number of shares of common stock to be issued by us under the Turnpike Purchase Agreement, assuming all of the Contingent Payments are required to be made, would be an aggregate of 3,333,333 shares. See “Acquisition of Turnpike Entities and Related Financing — Material terms of the Turnpike Acquisition” above for a more detailed description of our payment obligations under the Turnpike Purchase Agreement that may be satisfied in the form of shares of common stock.
          The Notes contemplate conversion into shares of Series G Preferred Stock and Warrants upon receipt of the Shareholder Approval and the filing of the Articles Amendment. The Series G Preferred Stock will be convertible into shares of common stock at a conversion price of $3.00 per share, subject to anti-dilution adjustments. The proposed terms of the Series G Preferred Stock and the terms of the warrants to purchase shares of common stock each require us to reserve and keep available out of our authorized but unissued shares of Common stock for the purposes of effecting the conversion of the Series G Preferred Stock and the purchase of shares under the warrants. Assuming no adjustments, the Series G Preferred Stock would be convertible into10,066,667 shares of common stock, before any anti-dilution adjustments, and the warrants would provide holders with the opportunity to purchase up to an aggregate of 3,020,000 shares of common stock. Therefore, before the Notes may convert as anticipated, we must have 13,086,667 shares of authorized but unissued common stock available for reservation. See “Acquisition of Turnpike Entities and Related Financing — Material terms of the Financing” above for a more detailed description of the Note Purchase Agreement and Notes.
          The Company presently has no other specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock. Furthermore, our Board of Directors has not authorized the issuance of any additional shares of Common or Preferred Stock, other than those already outstanding and the shares of common stock currently reserved for issuance (i) under our existing equity incentive plans, (ii) upon conversion of our outstanding Preferred Stock and (iii) upon exercise of our outstanding common stock warrants.
          If this Proposal 2 is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the shareholders, except where shareholder approval is required by applicable rules or regulations, including NASDAQ rules , other stock exchange requirements or to obtain favorable tax treatment for certain employee incentive plans. The additional authorized shares of common stock would be part of our existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.
          Other than preemptive rights that we have contractually granted to the TCV Purchasers and Trident, our shareholders do not have any preemptive rights to subscribe for or otherwise acquire any new or additional shares of any class of stock of the Company.
          Any future issuance of additional authorized shares of common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding our capital stock at the time the additional shares are issued.
          Although an increase in the number of authorized shares of common stock could, under certain circumstances, be construed as delaying or preventing a change of control of the Company (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction involving the combination of XATA with another company), we are not proposing the Articles Amendment in response to any effort to accumulate shares of our capital stock or to obtain control of the Company by means of a merger, tender offer or proxy solicitation in opposition to management.
Necessity for Shareholder Approval
          Under Minnesota law, a company is required to submit amendments of its articles of incorporation to its shareholders for approval.
          The proposed amendment will be approved if a majority of the shares present and entitled to vote at the Annual Meeting on Proposal 2 vote in favor thereof. Under the Note Purchase Agreement, we are required to seek approval of our shareholders with respect to this Proposal 2.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 2. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 2, in addition to Proposals 3, 4 and 7.
Effectiveness of Amendment
          If approved by the Company’s shareholders, the increase to the number of authorized shares of common stock will become effective upon the filing with the Secretary of State of the State of Minnesota of the Articles Amendment, substantially in the form of Appendix A hereto. We intend to file the Articles Amendment as soon as practicable once shareholder approval is obtained.
Consequences of Failure to Approve Amendment
          Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 2. If our shareholders do not approve this Proposal 2, Proposal 5 will not become effective even if it is separately approved by our shareholders.
          If our shareholders do not approve this Proposal 2 and we are not able to obtain shareholder approval within six months after the closing of the acquisition, we will instead pay the Sellers the $2.5 million portion of the initial purchase price in cash as contemplated by the Turnpike Purchase Agreement.
          If our shareholders do not approve this Proposal 2 and we are not able to obtain shareholder approval in advance of any of our contingent payment obligations coming due under the Turnpike Purchase Agreement in fiscal years 2010, 2011, or 2012, the applicable contingent payment will instead be made in cash and the Company would not have sufficient number of authorized shares of common stock to permit the conversion in full of the Series G Preferred Stock that would be issued upon the conversion of the Notes in accordance with their terms or to permit the exercise in full of (i) the Warrants that would be issued upon conversion of the Notes or (ii) the Penalty Warrants, if any.
          If our shareholders do not approve this Proposal 2 and we are not able to obtain shareholder approval before our obligations are due under the Notes, we will not have met the conditions for conversion of the Notes and we will instead be required under the terms of the Notes to pay the holders of the Notes in cash.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 2.

PROPOSAL 3
TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED FOR ISSUANCE
          Our Board of Directors has adopted, and recommends that the Company’s shareholders approve, an amendment to Article 3 of the Company’s Articles of Incorporation, to increase the number of authorized shares of preferred stock from 10 million to 50 million shares. Approval of this Proposal 3 is necessary for the Company to consummate the conversion of the Notes as anticipated. If this Proposal 3 is not approved at the Annual Meeting, we will be required under the terms of the Notes to make payments to the holders of the Notes in the form of cash in lieu of available shares of Series G Preferred Stock and the Notes would not convert into equity as contemplated under the Note Purchase Agreement.
Summary of Proposed Amendment
          The Articles of Incorporation currently authorize the issuance of up to 10 million shares of preferred stock, par value $0.01 per share. This Proposal 3, if approved by the Company’s shareholders, would increase the number of authorized shares of preferred stock to 50 million.
          As of January 7, 2010, 6,235,266 shares of preferred stock were issued and outstanding as shares of Series B, Series C, Series D, and Series F Preferred Stock. Accordingly, as of January 7, 2009, there were only 3,764,734 shares of Preferred Stock available for issuance. Immediately following the approval of this Proposal 3, the filing of the Articles Amendment and the consummation of the equity components of the Transactions, we would have 33,698,068 shares of undesignated preferred stock for which the Board of Directors would then have the power to designate rights and preferences.
Purposes and Effects of the Amendment
          We currently have a limited number of undesignated shares of preferred stock. Our Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue capital stock for a variety of corporate purposes, without the delay associated with convening a special shareholders’ meeting. These purposes may include, among other actions, raising equity capital, acquiring businesses and assets, stock dividends, stock splits, and future adoption of a shareholder rights plan.
          The Notes contemplate conversion into shares of Series G Preferred Stock and warrants to purchase common stock. The number of shares of Series G Preferred Stock issuable upon conversion of the Notes will be determinate at a per share price of $3.00 per share. Therefore, before the Notes may convert as anticipated, we must have 10,066,667 shares of authorized but unissued Preferred Stock available for issuance. See “Acquisition of Turnpike Entities and Related Financing - Material terms of the Financing” above for a more detailed description of the Note Purchase Agreement and Notes.
          The Company presently has no other specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Preferred Stock, except dividends to the holders of Series B Preferred Stock as set forth in the Series B Certificate (as defined below). Furthermore, our Board of Directors has not authorized the issuance of any additional shares of Preferred Stock, other than those already outstanding and the required B Preferred Dividends (as defined below).
          If this Proposal 3 is approved, the additional authorized shares of preferred stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the shareholders, except where shareholder approval is required by applicable rules or regulations, including NASDAQ rules and other stock exchange requirements. Subject to the terms of our existing Preferred Stock, the additional authorized shares of Preferred Stock could be issued as additional shares of an existing series of preferred stock or a new series of preferred stock to be designated at the discretion of the Board of Directors and, if and when issued, could have the same or superior rights and privileges as compared to the shares of preferred stock presently outstanding.
          Other than preemptive rights that we have contractually granted to the TCV Purchasers and Trident, our shareholders do not have any preemptive rights to subscribe for or otherwise acquire any new or additional shares of any class of stock of the Company.
          Any future issuance of additional authorized shares of our preferred stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding our capital stock at the time the additional shares are issued.
          Although an increase in the number of authorized shares of preferred stock could, under certain circumstances, be construed as delaying or preventing a change of control of the Company (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction involving the combination of the Company with another company), we are not proposing the Articles Amendment in response to any effort to accumulate shares of our capital stock or to obtain control of the Company by means of a merger, tender offer or proxy solicitation in opposition to management.
Necessity for Shareholder Approval
          Under Minnesota law, a company is required to submit amendments of its articles of incorporation to its shareholders for approval. Under the Note Purchase Agreement, we are required to seek approval of our shareholders with respect to this Proposal 3.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 3. In addition, this Proposal 3 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of each of our common stock and the Series B, Series C, Series D and Series F Preferred Stock, with the common stock voting separately as a class and each series of Preferred Stock voting separately as a class. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposals 3, in addition to Proposals 2, 4 and 7.
          The presence at the Annual Meeting in person or by proxy of a majority the outstanding shares of our common stock is required before a class vote of our common stock will become effective. Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.
Effectiveness of Amendment
          If approved by the Company’s shareholders, the increase to the number of authorized shares of preferred stock will become effective upon the filing with the Secretary of State of the State of Minnesota of the Articles Amendment, substantially in the form of Appendix A hereto. We intend to file the Articles Amendment as soon as practicable once shareholder approval is obtained.
Consequences of Failure to Approve Amendment
          If our shareholders do not approve this Proposal 3 and we are not able to obtain shareholder approval before our obligations are due under the Notes, we will not have met the conditions for conversion of the Notes and we will instead be required under the terms of the Notes to pay the holders of the Notes in cash, unless Proposals 2, 4 and 7 are approved, we are able to obtain an amendment to the terms of the Notes to permit us to issue a fewer number of shares of Series G Preferred Stock at a proportionately increased conversion rate into common stock, and our Board of Directors determines to create and designate the Series G Preferred Stock pursuant to its authority under our Articles of Incorporation.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 3.

PROPOSAL 4
TO AMEND AND RESTATE ALL EXISTING CERTIFICATES OF DESIGNATION
          Our Board of Directors has adopted, and recommends that the Company’s shareholders approve, an amendment and restatement of all existing certificates of designation of preferences of preferred stock. Approval of this Proposal 4 is necessary for the Company to consummate the conversion of the Notes as anticipated. If our shareholders do not approve this Proposal 4 and we are not able to obtain shareholder approval before our obligations are due under the Notes, we will not have met the conditions for conversion of the Notes and we will instead be required under the terms of the Notes to pay the holders of the Notes in cash.
Summary of Proposed Amendment
          This Proposal 4, if approved by our shareholders, would amend and restate the Certificate of Designation of Preferences of Series B Preferred Stock (the “Series B Certificate”), Certificate of Designation of Preferences of Series C Preferred Stock (the “Series C Certificate”), the Certificate of Designation of Preferences of Series D Preferred Stock (the “Series D Certificate”), and the Certificate of Designation of Preferences of Series F Preferred Stock (the “Series F Certificate,” and, together with the Series B Certificate Series C Certificate and Series D Certificate the “Existing Certificates”). The material amendments to the Existing Certificates include clarifications regarding liquidation preferences, changes to the deemed liquidation events, and limiting the ability of the company and the holders of shares represented by the Existing Certificates from making redemptions of those shares while the Series G Preferred Stock (and any other preferred stock with senior liquidation preferences) is outstanding. The following description is a summary of the changes contained in the proposed Articles Amendment and does not purport to be complete. This summary is qualified in its entirety by reference to the actual text of the Articles Amendment attached as Appendix A, which shareholders should carefully review prior to taking action with respect to this Proposal 4.
Purposes and Effects of the Amendment
Liquidation Senior Stock
          If this Proposal 4 is approved by our shareholders, each Existing Certificate will be amended to name the Series G Preferred Stock as “liquidation senior stock” to the respective series of Preferred Stock. As a result, shares of Series G Preferred Stock would have a liquidation preference senior to shares of each of the Series B, Series C, Series D and Series F Preferred Stock.
          Because the Existing Certificates permit the creation of a class or series of capital stock with a liquidation preference senior to an existing series of preferred stock, the Series G Certificate could establish senior liquidation preference for the Series G Preferred Stock without amending the Existing Certificates. In order to explicitly identify liquidation preference that was required to induce the Purchasers to participate in the Financing, however, the proposed amendments will modify the Existing Certificates to identify the Series G Preferred Stock as having a senior liquidation preference to each of the Series B, Series C, Series D and Series F Preferred Stock.
          Whether or not this Proposal 4 is approved by our shareholders, our Board of Directors will remain able to establish series of preferred stock with senior liquidation preferences to our existing Preferred Stock without needing to further amend our Articles of Incorporation or the Existing Certificates.
Revisions to Change in Control Provisions
          Under our current Articles of Incorporation (which include the Existing Certificates), unless waived in writing by holders of 60% of the outstanding shares of Series B Preferred Stock, a change of control is deemed to be a liquidation event that entitles the holders of each series of Preferred Stock to receive proceeds from the liquidation event in cash, securities or other property in order of priority as set forth in our Articles of Incorporation (a “Deemed Liquidation Event”). “Change of control” is currently defined in the Series B Certificate as any of the following:
•	an acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration by an acquiring entity in which greater than 40% of the voting power of the common stock is transferred;

•	a sale of substantially all of the assets of the Company; or

•	the beneficial acquisition from the Company by any person or group in a transaction or series of related transactions in which such person or group holds greater than 40% of the voting power of the common stock following such transaction.
The preceding definition of change of control in the Series B Certificate is incorporated by reference into the Series C Certificate, Series D Certificate and Series F Certificate. A change of control is not a Deemed Liquidation Event for holders of any series of Preferred Stock if waived by holders of 60% of the Series B Preferred Stock.
          If this Proposal 4 is approved by our shareholders, all references to “Change of Control” in our Articles of Incorporation will be replaced by “Change in Control,” which will be defined as any of the following:
•	any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d 3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”);

•	a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Company; or

•	a complete liquidation or dissolution of the Company or the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company in one or a series of transactions.
In addition, a written waiver by holders of either (i) a majority of the outstanding shares of a particular series of Preferred Stock or (ii) a majority of any class or series of Liquidation Senior Stock with respect to the particular series of Preferred Stock will be sufficient to waive a Change in Control becoming a Deemed Liquidation Event with respect to that particular series of Preferred Stock.
Limitation on Redemption
          If this Proposal 4 is approved by our shareholders, each of the Existing Certificates will include a new provision 5(C) prohibiting a redemption by the Company of any shares of Series B, Series C, Series D, or Series F Preferred Stock unless either (i) no shares of Liquidation Senior Stock (as defined for the particular series of Preferred Stock) remain outstanding, or (ii) all shares of Liquidation Senior Stock (as defined for the particular series of Preferred Stock) are redeemed prior to or simultaneously with such shares of preferred stock.

          Under the Amended and Restated Articles of Incorporation the Company may not redeem shares of Series B, C or D Preferred Stock until either (i) there are no shares of Series F or Series G Preferred Stock outstanding or (ii) all shares of Series F and Series G Preferred Stock are redeemed simultaneously with the shares of the Series B, C or D Preferred Stock to be redeemed.
          Under the Amended and Restated Articles of Incorporation, the Company may not redeem shares of Series F Preferred Stock until either (i) there are no shares of Series G Preferred Stock outstanding or (ii) all such shares are redeemed simultaneously with the shares of Series D Preferred Stock.
Necessity for Shareholder Approval
          Under Minnesota law, a company is required to submit amendments of its articles of incorporation to its shareholders for approval. Under the Note Purchase Agreement, we are required to seek approval of our shareholders with respect to this Proposal 4.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 4. In addition, this Proposal 4 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of each of the Series B, Series C, Series D and Series F Preferred Stock, with each series voting separately as a class. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 4, in addition to Proposals 2, 3, and 7.
          The presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.
Effectiveness of Amendment
          If approved by the Company’s shareholders, the increase to the number of authorized shares of preferred stock will become effective upon the filing with the Secretary of State of the State of Minnesota of the Articles Amendment, substantially in the form of Appendix A hereto. We intend to file the Articles Amendment as soon as practicable once shareholder approval is obtained.
Consequences of Failure to Approve Amendment
          Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 4. If our shareholders do not approve this Proposal 4, Proposal 5 will not become effective even if it is separately approved by our shareholders.
Dissenters’ Rights
          By fully complying with Sections 302A.471 and 302A.473 of the MBCA, each holder of Series B, Series C, Series D or Series F Preferred Stock has the right to dissent from this Proposal 4 and any such dissenting holder may obtain payment of the “fair value” of such holder’s shares in the event that this Proposal 4 is approved and the Amendment becomes effective.
          An explanation of dissenters’ rights and the related procedures for compliance, together with the full text of Sections 302A.471 and 302A.473, are attached as Appendix B. These Sections should be reviewed carefully by any holder of Series B, Series C, Series D or Series F Preferred Stock who wishes to exercise dissenters’ rights or who wishes to preserve the right to do so, since failure to comply with these procedures will result in the loss of dissenters’ rights.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 4.

PROPOSAL 5
TO DESIGNATE RIGHTS AND PREFERENCES FOR SERIES G PREFERRED STOCK
          Our Board of Directors recommends that the Company’s shareholders approve a Certificate of Designation of Preferences of Series G Preferred Stock (the “Series G Certificate”), designating 10.1 million shares of the Company’s preferred stock as a new series of preferred stock that is senior to each of the Company’s existing series of Preferred Stock. If our shareholders do not approve this Proposal 5 and we are not able to obtain shareholder approval before our obligations are due under the Notes, we will not have met the conditions for conversion of the Notes and we will instead be required under the terms of the Notes to pay the holders of the Notes in cash.
Summary of Proposed Certificate of Designation and the Series G Preferred Stock
          The Series G Certificate, if approved by the shareholders, would designate a new series of preferred stock senior to our existing Series B, Series C, Series D and Series F Preferred Stock. The following description is a summary of the rights and preferences contained in the proposed Series G Certificate and does not purport to be complete. This summary is qualified in its entirety by reference to the actual text of the Series G Certificate attached as part of the Articles Amendment set forth in Appendix A, which shareholders should carefully review prior to taking action with respect to this Proposal 5.
          If this Proposal 5 is approved by shareholders, then we plan to file the Series G Certificate (as a part of the Articles Amendment) with the Office of the Minnesota Secretary of State as soon as possible on or after the date of the Annual Meeting.
          The Company does not expect that there will be an established public trading market for the Series G Preferred Stock.
Dividend Preference
          Section 3 of the Series B Certificate presently provides that the Series B Preferred Stock accrues a Preferred Dividend (the “B Preferred Dividend”) and that we cannot pay dividends to the holders of any other capital stock unless and until we have paid all accrued B Preferred Dividends. The Existing Certificates presently provide for dividend parity among each series of Preferred Stock for dividends (other than the B Preferred Dividend) paid on any series of preferred stock (an “Other Dividend”). In the event dividends are paid on any capital stock of the Company (other than the B Preferred Dividend), the Company must pay an additional dividend on all outstanding shares of Preferred Stock in an amount per share equal to the maximum amount paid or set aside for each such other share of capital stock.

          Approval of the Series G Certificate will not affect directly the order of dividend preference for any shares of the Company’s capital stock. The order of dividend preference before and after the approval of the proposed Series G Certificate is as follows:

Current Dividend Preferences	Giving Effect to the Series G Certificate
B Preferred Dividend	B Preferred Dividend
ê	ê
Other Dividends declared on:	Other Dividends declared on:
Series B Preferred Stock,	Series B Preferred Stock,
Series C Preferred Stock,	Series C Preferred Stock,
Series D Preferred Stock &	Series D Preferred Stock,
Series F Preferred Stock	Series F Preferred Stock &
ê	Series G Preferred Stock
Dividends declared on:	ê
Common Stock	Dividends declared on:
Common Stock
Whether or not the Series G Certificate is approved, our Board of Directors will remain able to establish series of preferred stock with senior dividend preferences to our existing Preferred Stock without needing to further amend our Articles of Incorporation or Existing Certificates.
Liquidation Preference
          Section 4 of the Series B Certificate provides for a liquidation preference in an amount equal to the original issue price thereof, plus accrued unpaid dividends, that is senior to all other capital stock of the Company. Section 4 of the Series C Certificate provides for a liquidation preference in an amount equal to the original issue price thereof, plus accrued unpaid dividends, that is senior to all other capital stock of the Company except the Series B Preferred Stock. Section 4 of the Series D Certificate provides for a liquidation preference in an amount equal to the original issue price thereof, plus accrued unpaid dividends, that is senior to all other capital stock of the Company except the Series B and Series C Preferred Stock.

          In part to induce the Purchasers to participate in the Financing, the proposed Series G Certificate will establish a liquidation preference senior to all existing series of preferred stock. The proposed change in liquidation preferences after giving effect to the Series G Certificate are as follows:

Current Liquidation Preferences	Giving Effect to the Series G Certificate
Series F Preferred Stock	Series G Preferred Stock
ê	ê
Series B Preferred Stock	Series F Preferred Stock
ê	ê
Series C Preferred Stock	Series B Preferred Stock
ê	ê
Series D Preferred Stock	Series C Preferred Stock
ê	ê
Common Stock	Series D Preferred Stock
ê
Common Stock
Whether or not the Series G Certificate is approved, our Board of Directors will remain able to establish series of preferred stock with senior liquidation preferences to our existing Preferred Stock without needing to further amend our Articles of Incorporation or Existing Certificates.
Right to Nominate and Elect Director
          As long as at least 2,500,000 shares of Series G Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event) the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be entitled to nominate and elect one member of the Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.
Other Rights and Preferences
          The Series G Preferred Stock will have the following additional rights and preferences.
Mandatory Redemption
          At the request of holders of at least 60% of the Series G Preferred Stock, we must redeem the shares of Series G Preferred Stock for the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, at any time after the first to occur of (a) the fifth anniversary of the first issuance of Series G Preferred Stock, (b) an acceleration event, including certain judgments against our company, defaults under certain indebtedness or a bankruptcy or similar event, or (c) a change in control. We may decline to redeem any shares of Series G Preferred Stock in the situation described by the preceding sentence, but if we do so, the Series G Preferred Stock will begin to bear cumulative dividends at the rate of 4% of the original issue price per annum.
          Assuming that Proposal 4 receives shareholder approval, the rights of redemption for the holders of the Series G Preferred Stock will be prior to the rights of redemption of the Company’s other currently outstanding Preferred Stock.

Optional Redemption
          All outstanding shares of Series G Preferred Stock will also be redeemable by us at any time following the date five years from the first issuance of Series G Preferred Stock, at a price per share equal to the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus unpaid dividends, but only if (i) the market value of the common stock is at least three times the then effective conversion price for the Series G Preferred Stock over specified periods and (ii) either (x) a registration statement is in effect with respect to the shares of common stock underlying the Series G Preferred Stock and certain other conditions are met or (y) all of the shares of common stock underlying the Series G Preferred Stock may be sold without volume or other restrictions during any and all three-month periods without compliance with registration requirements pursuant to Rule 144(b)(1) under the Securities Act.
Conversion Rights
          Each share of a series of the Preferred Stock is currently convertible into one share of common stock, based on a conversion price, which is subject to adjustment for stock dividends, combinations or subdivisions of common stock, or a reclassification or reorganization of the Company. These conversion rights will not change if the proposed Amendment is approved by the shareholders.
          The Purchasers, at each of their option, will be able to convert their shares of Series G Preferred Stock at any time into a number of shares of common stock determined by dividing the initial issuance price for the Series G Preferred Stock, equal to $3.00 per share, by the Conversion Price (as such term is defined in the Series G Certificate), which is initially set at $3.00 per share, rounded down to the nearest whole number of shares. The Conversion Price is subject to certain anti-dilution adjustments related to stock splits, recapitalizations, mergers, reorganizations and similar transactions.
Change-in-Control Provisions
          Unless waived in writing by holders of a majority of the outstanding shares of Series G Preferred Stock, a change of control is deemed to be a liquidation event that entitles the holders of Series G Preferred Stock to receive proceeds from the liquidation event in cash, securities or other property in order of priority as set forth in our Articles of Incorporation (a “Deemed Liquidation Event”). “Change in control” is defined in the Series G Certificate as any of the following:
•	any “person” or “group” (each as defined in the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d 3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”);

•	a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Company; or

•	a complete liquidation or dissolution of the Company or the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company in one or a series of transactions.
Voting Rights
          The Series G Preferred Stock will generally vote with our common stock on an as-converted basis. In addition, so long as at least 2.5 million shares of Series G Preferred Stock remain outstanding, the holders of a majority of the outstanding Series G Preferred Stock will have the right, voting as a separate class, to nominate and elect one member of our Board of Directors.

          As long as at least 3,000,000 shares (subject to adjustment for any stock split, reverse stock split or similar event) of Series G Preferred Stock shall be outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be necessary (unless, in each case, waived in writing in advance by holders of a majority of the outstanding shares of Series G Preferred Stock) for the Company to take, or authorize, any of the following actions:
     (i) create or issue any class or series of stock or any other securities convertible into equity securities of the Company ( or issued as units or in connection with equity securities) having any right, preference or privilege senior to or on parity with the Series G Preferred Stock with respect to dividends, redemption or liquidation preference;
     (ii) alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect adversely such shares;
     (iii) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of capital stock of the Company other than the Series G Preferred Stock (other than payment of the B Preferred Dividend); or
     (iv) enter into any bankruptcy filing, liquidation, assignment for the benefit of creditors or similar event of the Corporation or any significant subsidiary of the Corporation.
In addition, as long as any shares of Series G Preferred Stock remain outstanding, the Company cannot increase or decrease the authorized number of shares of Series G Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series G Preferred Stock.
Necessity for Shareholder Approval
          Under our current Articles of Incorporation, including the Existing Certificates, our Board of Directors has authority to designate the rights and preferences of new series of preferred stock. Under the Note Purchase Agreement, however, we are required to seek approval of our shareholders with respect to this Proposal 5. See “Consequences of Failure to Approve Amendment” below.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 5. In addition, this Proposal 5 must be approved through separate affirmative class votes by the holders of a majority of the outstanding shares of each of our common stock and the Series B, Series C, Series D and Series F Preferred Stock, with the common stock voting separately as a class and each series of Preferred Stock voting separately as a class.
          The presence at the Annual Meeting in person or by proxy of a majority the outstanding shares of our common stock is required before a class vote of our common stock will become effective. Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock will become effective.
Effectiveness of Amendment
          Our Board of Directors has determined that the effectiveness of this Proposal 5 is expressly conditioned upon the approval by our shareholders of each of Proposals 2, 3, 4 and 7. If our shareholders do not approve any one of Proposals 2, 3, 4 or 7, then this Proposal 5 will not become effective even if it is separately approved by our shareholders at the Annual Meeting.
          If all of Proposals 2, 3, 4, 5 and 7 are approved by the Company’s shareholders, the Series G Certificate will become effective upon its filing with the Secretary of State of the State of Minnesota, substantially in the form of Appendix A hereto. We intend to file the Series G Certificate as soon as practicable once shareholder approval is obtained.
Consequences of Failure to Approve Amendment
          If our shareholders do not approve this Proposal 5 and we are not able to obtain shareholder approval before our obligations are due under the Notes, we will not have met the conditions for conversion of the Notes and we will instead be required under the terms of the Notes to pay the holders of the Notes in cash. While we would not have met the conditions for conversion under the Notes if we do not obtain shareholder approval, our Board of Directors could create the Series G Preferred Stock with the rights and preferences set forth in the Series G Certificate without shareholder approval using the authority delegated to our Board of Directors in our Articles of Incorporation to designate the rights, preferences and privileges of authorized but unissued preferred stock. In such event and if the holders of the Notes agreed to modify the conversion provisions of the Notes to permit us to issue a lower number of shares of Series G Preferred Stock at a proportionately increased conversion rate into shares of common stock, we would be able to convert the Notes into Series G Preferred Stock on substantially identical terms without shareholder approval of this Proposal 5 (provided that Proposals 2, 4, and 7 are approved by our shareholders).
Dissenters’ Rights
          By fully complying with Sections 302A.471 and 302A.473 of the MBCA, each holder of Series B, Series C, Series D or Series F Preferred Stock has the right to dissent from this Proposal 5 and any such dissenting holder may obtain payment of the “fair value” of such holder’s shares in the event that this Proposal 5 is approved and the Series G Certificate becomes effective.
          An explanation of dissenters’ rights and the related procedures for compliance, together with the full text of Sections 302A.471 and 302A.473, are attached as Appendix B. These Sections should be reviewed carefully by any holder of Series B, Series C, Series D or Series F Preferred Stock who wishes to exercise dissenters’ rights or who wishes to preserve the right to do so, since failure to comply with these procedures will result in the loss of dissenters’ rights.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 5.

PROPOSAL 6
TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO
PROVIDE THAT THE MINNESOTA CONTROL SHARE ACQUISITION ACT WILL NOT APPLY TO
THE COMPANY AND ITS SHAREHOLDERS
          MBCA Section 302A.671 (a copy of which is attached hereto as Appendix C), commonly referred to as the Minnesota Control Share Acquisition Act (“MCSAA”), states that, unless a company’s articles of incorporation or bylaws expressly provide otherwise, the MCSAA shall apply to any issuing public company. The Company’s Articles of Incorporation and Bylaws do not expressly opt out of the MCSAA. The Company’s Board of Directors submits to the Company’s shareholders this Proposal 6 to amend the Company`s Amended and Restated Articles of Incorporation to expressly provide that the MCSAA shall not apply to the Company and its shareholders. The proposed amendment is as follows:
          RESOLVED, that the Company’s Articles be amended to add a new Article 5 as follows:
ARTICLE 5
Neither Section 302A.671 of the Minnesota Statutes nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of Section 302A.671 of the Minnesota Statutes or any successor statute thereto.
What is the Minnesota Control Share Acquisition Act?
          The MCSAA was adopted in 1984 as an anti-takeover measure. Generally, the MCSAA denies voting rights to certain shares acquired by a person who acquires a substantial percentage of a public company’s voting shares in an attempt to take over the company or otherwise become a substantial shareholder, unless the public company’s shareholders vote to allow such shares to vote.
          More specifically, the MCSAA provides that shares of an “issuing public corporation,” such as XATA, acquired by an “acquiring person” in a “control share acquisition” that exceed the threshold of voting power of any of the three ranges identified below will not have voting rights, unless the issuing public company’s shareholders vote to accord such shares the voting rights normally associated with such shares. A “control share acquisition” is an acquisition, directly or indirectly, by an “acquiring person” (as defined in the MCSAA) of beneficial ownership of shares of an issuing public corporation that, but for the MCSAA, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of the issuing public corporation with any of the following three ranges: (i) at least 20 percent but less than 33.33 percent; (ii) at least 33.33 percent but less than or equal to 50 percent; and (iii) over 50 percent. Those shares acquired in a control share acquisition in excess of any of the three thresholds will have not voting rights, unless voting rights are accorded such shares by an affirmative vote by the issuing public company’s shareholders. Acquisition of beneficial ownership of shares includes the acquisition of the power to vote or direct the voting of shares, whether that power is shared with a group or is held by one individual. If a person entered into a voting agreement with another party giving that person the power to vote shares in excess of that person’s current range of voting power, the person would not be able to vote the shares exceeding the current range of voting power. Certain acquisitions of voting power are exempt from the MCSAA, including acquisitions directly from the issuing public company.

Delivery of an Information Statement.
          Upon acquiring or planning to acquire shares in a control share acquisition, the acquiring person must deliver an information statement to the issuing public company. The information statement must disclose, among other things: (a) the identity and background of the acquiring person; (b) the number of shares owned by the acquiring person before the control share acquisition; (c) the terms of the control share acquisition, specifying the resulting range of voting power; and (d) any plans or proposals of the acquiring person to: (i) liquidate the company; (ii) merge or sell all or a substantial part of the assets of the company; (iii) change the location of the company’s principal place of business; (iv) materially change the company’s management or employment policies; (v) change materially the company’s charitable policies; (vi) change materially the company’s relationship with its suppliers or customers; or (vii) make any other material change to the company’s business.
Shareholder Meeting.
          If requested by the acquiring person at the time the information statement is delivered to the issuing public company, the issuing public company will call a special meeting of the shareholders to consider the voting rights to be accorded the shares acquired or to be acquired pursuant to the control share acquisition. If the acquiring person does not request a special meeting, the matter to consider the voting rights of the shares will be conducted at the company’s next annual meeting or special meeting, provided that the acquiring person delivered the information statement to the company at least 55 days before such meeting.
Vote Required to Grant Voting Rights to Shares.
          At the shareholder meeting, shareholders will be asked to vote on whether the shares acquired from a control share acquisition, in excess of the range of voting power, shall have the same voting rights as other shares of its class. Shareholder approval requires (i) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, including all shares held by the acquiring person and (ii) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding shares owned by the acquiring person, any officer of the company and any employees of the company who are directors of the company. If shareholders vote to grant voting rights to the shares acquired in the control share acquisition, the control share acquisition must have been completed prior to the time of shareholder approval or within 180 days after approval, or another shareholder vote would be required.
Company’s Right to Redeem Shares.
          The issuing public company has an option to call for redemption of all, but not less than all, shares acquired in the control share acquisition that exceed 20% of the outstanding voting power or such higher threshold of voting power for which shareholder approval has not been obtained at a price equal to the fair market value of the shares at the time the call is given if (i) the acquiring person fails to deliver the information statement to the issuing public company by the tenth day after the control share acquisition; or (ii) shareholders have voted not to accord voting rights to the shares acquired in the control share acquisition.
Example — Application of MCSAA to a Hypothetical Holder of XATA’s Capital Stock.
          John Doe acquires shares of XATA’s capital stock from another shareholder, which increases John Doe’s ownership from 18% to 30%. His acquisition is a “control share acquisition” because John Doe, but for the restriction imposed by the MCSAA, can now exercise a new range of voting power that moved from 18% across the 20% threshold to 30%. As a result of the MCSAA, John Doe can only exercise voting power over those shares representing 20% or less of the voting power of XATA’s outstanding shares. John Doe cannot exercise voting power over those shares above the 20% threshold until XATA’s shareholders approve a resolution to give such shares voting rights. If the shareholders were to approve according voting rights to such shares, a similar shareholder vote would be required to approve a subsequent acquisition of voting rights by John Doe that increases his beneficial ownership of shares to more than 33.33% and more than 50%.
What is the Impact on the Company if You Approve Proposal 6 and Elect to Opt Out of the MCSAA?
          A vote to approve this proposal to amend the Company’s Amended and Restated Articles of Incorporation to opt out of the MCSAA will allow an acquiring person to increase its beneficial ownership of XATA’s shares without triggering the voting requirement and other provisions of the MCSAA. It means that any shareholder, including shareholders who acquire more than 20% of the voting power of the Company, will be entitled to vote upon all matters affecting the Company, including votes that may result in its sale or discontinuation. Please refer to the stock ownership table beginning at page 4 of this proxy statement for information concerning shareholders who, because of the percentage of shares of the Company they beneficially own, may be subject to the MCSAA. For example, if John Doe makes a control share acquisition to increase his beneficial ownership of XATA’s shares from 18% to 30%, and the MCSAA does not apply, John Doe would not have to comply with the disclosure requirements of the MCSAA or seek shareholder approval in order to exercise voting power over the number of shares representing more than 20% of the voting power of XATA’s outstanding shares.
          Proponents of the MCSAA argue that its provisions give corporations more time to respond to an acquisition proposal and to consider alternative proposals and to protect the corporation against unsolicited takeover attempts by a third party. The Company’s Board of Directors believes, however, that the MCSAA may discourage investors from purchasing the Company’s stock or pursuing a business combination with the Company, and that such provisions could, therefore, affect adversely the price of the Company’s common stock in the market. In addition, potential purchasers of the shares from the Company in financings may, and have in the past, request voting agreements for purposes of effecting their proposed investment in the Company. The Company’s Board of Directors believes that the MCSAA may, therefore, discourage potential investments and may make future financings more difficult to execute.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and preferred stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 6.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 6.

PROPOSAL 7
CONSENT TO ISSUANCES OF SECURITIES IN ACCORDANCE WITH THE RULES AND
REGULATIONS OF NASDAQ
          We are seeking approval from our shareholders in order to permit the following issuances and potential issuances of our securities in accordance with the rules and regulations of NASDAQ. Each of the following are discussed in greater detail above, under “Acquisition of Turnpike Entities and Related Financing,” beginning on page 22
          Up to 3,333,333 shares of our common stock, in connection with the Turnpike Acquisition. In connection with the Turnpike Acquisition, we are required to deliver an additional $2.5 million in consideration to the sellers of Turnpike (the “Initial Payment”). In addition, subject to the achievement of certain contingent payment metrics by Turnpike in the 2010, 2011 and 2012 fiscal years, we may be required to deliver an additional $2.5 million in consideration to the sellers of Turnpike for each such fiscal year (each, a “Contingent Payment”). The Initial Payment, and each Contingent Payment that is earned, will be satisfied by the delivery of shares of our common stock, unless we do not obtain the necessary shareholder approvals to do so (one of which is approval of this Proposal 7). Our common stock will be valued at $3.00 per share for purposes of determining the number of shares to be delivered in satisfaction of the Initial Payment and each Contingent Payment that is earned. Thus, the maximum number of shares of common stock that we will be required to issue to satisfy our payment obligations in connection with the Turnpike Acquisition is 3,333,333 shares.
          Subject to certain anti-dilution adjustments, up to 10,066,667 shares of Series G Preferred Stock, and Warrants to purchase up to 3,020,000 shares of our common stock, upon conversion of the Notes. In connection with the Financing, we issued $30.2 million in principal amount of Notes. The Notes are not currently convertible. However, upon receipt of the necessary Shareholder Approvals (one of which is approval of this Proposal 7) and the subsequent filing of the Articles Amendment, each Note will automatically convert into (i) a number of shares of Series G Preferred Stock equal to the principal amount of such Note divided by $3.00 (subject to customary anti-dilution adjustments), and (ii) Warrants to purchase a number of shares of our common stock equal to 30% of such number of shares of Series G Preferred Stock, at an exercise price per share of $3.00 (subject to customary anti-dilution adjustments). The shares of Series G Preferred Stock will initially be convertible on a one-to-one basis into shares of our common stock, subject to customary anti-dilution adjustments.
          Certain additional “penalty” warrants to purchase shares of our common stock, potentially issuable in connection with the Financing. Pursuant to the Note Purchase Agreement, we granted certain registration rights to the Purchasers of the Notes with respect to the shares of common stock underlying the Series G Preferred Stock and Warrants. In the event that we fail to satisfy our obligations under such registration rights, we may, in certain circumstances, be required to issue additional Penalty Warrants. See “Registration Rights” under “Acquisition of Turnpike Entities and Related Financing — Material Terms of the Financing.”
          Shares of our common stock issuable upon conversion of the Series G Preferred Stock and exercise of the Warrants or any Penalty Warrants. The shares of Series G Preferred Stock, once issued, will be convertible at any time on a one-to-one basis into shares of our common stock (subject to customary anti-dilution adjustments). In addition, once issued, the Warrants and the Penalty Warrants will be immediately exercisable for shares of our common stock.
Necessity for Shareholder Approval
     We are subject to the rules and regulations of NASDAQ because our common stock is listed on The NASDAQ Capital Market. Rule 5635 of NASDAQ Listing Rules sets forth the circumstances under which shareholder approval is required prior to an issuance of securities in connection with: (a) the acquisition of the stock or assets of another company, (b) a change of control, (c) equity-based compensation of officers, directors, employees or consultants, and (d) private placements. The issuance of the securities described above implicates, or may be deemed to implicate, each of these provisions of Rule 5635. Therefore, we are seeking shareholder approval of all aspects of the Transactions to the extent necessary under any provision of Rule 5635.
Rule 5635(a) — Acquisition of Stock or Assets of Another Company
     Under Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the stock to be issued will be equal to 20% or more of the shares of common stock or 20% or more of the voting power outstanding before the issuance.
     The number of shares of our common stock potentially issuable in connection with the Turnpike Acquisition and the Financing (assuming (i) all Contingent Payments are earned, (ii) full conversion of the Series G Preferred Stock, and (iii) full exercise of the Warrants) is 16,420,000 shares, which is 187% of the shares of common stock outstanding before the issuances and 109% of the voting power outstanding before the issuances. This excludes any potential Penalty Warrants that may be issued.
Rule 5635(b) — Change of Control
          Under Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. This rule does not specifically define when a change of control is deemed to occur. However, NASDAQ suggests in its guidance that a change of control would occur, subject to certain exceptions, if after a transaction a person or an entity holds 20% or more of the voting power of our capital stock outstanding before such issuance or sale.
          Following the issuance of the securities described above, the TCV Purchasers, who previously did not hold any of our voting securities, will hold shares of Series G Preferred Stock representing approximately 35% of the voting power of our outstanding stock that is entitled to vote generally in the election of directors (or approximately 61% of the voting power of our capital stock outstanding prior to the issuances). This assumes that none of the Contingent Payments are earned or paid, and excludes any outstanding options or warrants (including the Warrants and the Penalty Warrants).
          Both before and after the issuance of the securities described above, Trident held and will hold more than 20% of the voting power of our capital stock. However, following the issuance of the securities described above, the TCV Purchasers will hold a greater percentage of the voting power of our capital stock than Trident. We previously obtained shareholder approval of the transaction in which Trident obtained greater than 20% of the voting power of our capital stock.
Rule 5635(c) — Equity Compensation
          Under Rule 5635(c), subject to certain exceptions, shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.
          We do not intend for the Financing to be any form of “equity compensation arrangement.” However, NASDAQ guidance suggests that the issuance of common stock or securities convertible into or exercisable for common stock by the company to its officers, directors, employees, or consultants, or an affiliated entity of such a person, in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” and requires shareholder approval under Rule 5635(c).

          Christopher Marshall, a current member of our Board of Directors, is currently affiliated with the TCV Purchasers, and was previously affiliated with Trident (and continues, until the Annual Meeting, to be the director-designee of Trident on our Board of Directors on behalf of the holders of our Series B Preferred Stock). As a result, the issuance of the Series G Preferred Stock and Warrants upon the conversion of the Notes, and the potential future issuance of Penalty Warrants, to the TCV Purchasers and Trident might be deemed to be an issuance to an affiliated entity of one of our directors of securities convertible into or exercisable for our common stock, and therefore a form of “equity compensation” requiring shareholder approval under Rule 5635(c), if any such issuance were deemed to be issued at a price less than market value.
          The conversion price of the Notes into the Series G Preferred Stock, the conversion price of the Series G Preferred Stock into common stock, and the exercise price of the Warrants, all of which are equal to $3.00 (subject to any applicable anti-dilution adjustments), were all above the market value of our common stock on December 4, 2009. However, because we did not attribute any separate value to the Warrants, and because of the potential issuance of the Penalty Warrants with a $0.01 exercise price, the issuance and potential issuance of securities in connection with the Financing could be deemed to be at a price less than the market value of our common stock. Therefore, we are seeking shareholder approval of all of these issuances under Rule 5635(c).
Rule 5635(d) — Private Placements
          Under Rule 5635(d), shareholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or voting power outstanding before the issuance for less than the greater of book or market value.
          The potential issuances for which we are seeking shareholder approval are substantially in excess of 20% of our common stock and voting power outstanding before such issuances, and none of them involved a “public offering.” As noted under the discussion of Rule 5635(c) above, because we did not attribute any separate value to the Warrants, and because of the potential issuance of the Penalty Warrants with a $0.01 exercise price, the issuance and potential issuance of securities in connection with the Financing could be deemed to be at a price less than the market value of our common stock. Therefore, we are seeking shareholder approval of all of these issuances under Rule 5635(d).
Consequences of Approval of Potential Issuance of Securities
          Our Board of Directors has approved the Turnpike Acquisition and the Financing, including the issuances of securities described above, and determined that they are in the best interests of our company and our shareholders.
          If the issuances of securities described above are approved, we will issue a substantial number of shares of our common stock and shares of Series G Preferred Stock convertible into shares of our common stock and the shares may be issued at a per share price below the market price of our common stock on the date of such issuance. The common stock issuable (i) to the sellers of Turnpike, (ii) upon conversion of the Series G Preferred Stock, (iii) upon exercise of the Warrants, and (iv) upon exercise of any Penalty Warrants, could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.
          As a result of shareholder approval of the potential issuances of securities described above, the number of shares of outstanding common stock, calculated on an as-converted basis, will increase significantly and the ownership interests and proportionate voting power of the existing shareholders will be significantly diluted.

          In addition, the TCV Purchasers will own capital stock of the Company that has approximately 35% of the voting power of our outstanding stock that is entitled to vote generally in the election of directors. The TCV Purchasers will also have the right to acquire significant additional shares of our voting stock through exercise of the Warrants. Accordingly, the TCV Purchasers will have significant voting power with respect to shares of the Company and will be able to exert substantial influence over our business and affairs.
          Pursuant to the terms of the Series G Preferred Stock, so long as at least 2.5 million shares of Series G Preferred Stock remain outstanding, the holders of a majority of the outstanding Series G Preferred Stock will have the right, voting as a separate class, to nominate and elect one member of our Board of Directors. Upon conversion of the Notes, the TCV Purchasers will own a majority of the shares of Series G Preferred Stock. The terms of the Series G Preferred Stock also subject us to certain negative covenants, which are described elsewhere in this proxy statement, that may be waived only by the holders of a majority of the shares of Series G Preferred Stock. See “Voting Rights “ under “Summary of Proposed Certificate of Designation and the Series G Preferred Stock - Other Rights and Preferences” in Proposal 5 above.
          As a result, the TCV Purchasers are likely to be able to have a significant effect on the outcome of matters brought before the shareholders, including the approval of mergers and other business combination transactions.
Consequences of Failure to Approve Potential Issuance of Securities
          Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 7. If our shareholders do not approve this Proposal 7, Proposal 5 will not become effective even if it is separately approved by our shareholders at the Annual Meeting.
          If the issuances of securities described in this Proposal 7 are not approved at the Annual Meeting or at a subsequent meeting of our shareholders, we will not issue any such securities in connection with the Transactions and instead:
•	We will be required to pay the Turnpike sellers $2.5 million in cash, rather than shares of our common stock, in satisfaction of the Initial Payment no later than June 4, 2010.

•	We will be required to pay the Turnpike sellers $2.5 million in cash, rather than shares of our common stock, in satisfaction of each earned Contingent Payment. Up to three Contingent Payments, one for each of the 2010, 2011 and 2012 fiscal years, may be required for a total of up to $7.5 million.

•	We will be required to repay in cash the $30.2 million in principal amount of Notes, together with 14% annual interest thereon, on November 1, 2010.
          We do not currently have sufficient cash resources to satisfy all these payment requirements, so we would be required to seek alternative financing options in order to do so. There is no guarantee that we would be able to obtain alternative financing on terms as favorable as the terms under the Turnpike Acquisition and the Financing, or at all.
Required Vote
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock and preferred stock present in person or represented by proxy at the Annual Meeting, voting together as a single class on an as-converted to common stock basis, is required for the approval of this Proposal 7. Our Board of Directors has determined that the effectiveness of Proposal 5 is expressly conditioned upon the approval by our shareholders of this Proposal 7, in addition to Proposals 2, 3, and 4.

          By voting “FOR” this Proposal 7, you are voting to approve for all purposes under Rule 5636 of the NASDAQ Listing Rules: (i) the issuance of up to 3,333,333 shares of our common stock to the sellers of Turnpike, (ii) the issuance of the Series G Preferred Stock and Warrants upon conversion of the Notes to the holders thereof, (iii) the issuance of Penalty Warrants, if any, in accordance with the terms of the Financing, (iv) the issuance of shares of our common stock upon conversion of the Series G Preferred Stock in accordance with its terms, and (v) the issuance of shares of our common stock upon exercise of the Warrants and upon exercise of any Penalty Warrants, in each case in accordance with their terms.
Special Committee and Board Recommendation
          The Special Committee of disinterested directors unanimously recommended that our Board of Directors approve the Financing. Our Board of Directors, after considering the recommendation of the Special Committee, approved the Turnpike Acquisition and the Financing and resolved to submit the proposals included herein that would permit the potential issuances of securities described above to a vote of our shareholders at the Annual Meeting with the recommendation that the shareholders give such approval.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL 7.

EXECUTIVE COMPENSATION
Executive Officers
          Our current executive officers are as follows:
          John J. Coughlan, Chairman of the Board, Chief Executive Officer and President. Mr. Coughlan, age 51, has been Chairman and Chief Executive Officer since joining XATA in October 2006. Prior to joining XATA, he was involved in a business consulting practice. He previously served as president and CEO of Lawson Software, Minnesota’s largest software company, through June 2005. Mr. Coughlan joined Lawson Software in 1987 and became CEO in February 2001 prior to the company’s initial public offering in December of 2001. In addition to his responsibilities at XATA, Mr. Coughlan is an active regional business advocate and serves on the board of directors for several local organizations, including Securian Financial Group, Inc.
          Mark E. Ties, Chief Financial Officer and Treasurer. Mr. Ties, age 44, joined XATA in April 2005 as Chief Financial Officer. He is responsible for the Company’s finance, mergers & acquisitions, purchasing, and distribution functions. Before joining XATA, Mr. Ties was the chief financial officer and treasurer at Velocity Express Corporation, where he served as a member of the Company’s executive leadership team and was responsible for the Company’s financial activities, including capital raising activities, SEC compliance, financial planning and analysis, mergers and acquisitions, cash management, back-office process integration, corporate governance practices, and investor relations. Prior to Velocity, he served as a Senior Manager for Ernst & Young LLP in its entrepreneurial services and mergers and acquisitions departments and as a senior financial executive at a number of companies in varied industries. He has extensive financial management experience in the areas of financing, mergers and acquisitions, business integration and financial processes.
          David A. Gagne, Executive Vice President of Field Operations. Mr. Gagne, age 43, joined XATA in January 2007 as Executive Vice President of Field Operations. He is responsible for activities including planning, forecasting and development of strategies for increasing revenue of XATA’s products and services. He also develops go-to-market programs to increase the visibility and awareness in the marketplace. Prior to joining XATA, Mr. Gagne was vice president of strategic development at Lawson Software. He held several leadership positions while at Lawson Software including vice president of the healthcare client group. Mr. Gagne has over 15 years experience working with sales teams to meet their revenue objectives and build ongoing customer relationships. He has a B. S. in Business Administration from Boston University School of Management.
          Robert Maeser, Chief Technology Officer. Mr. Maeser, age 48, joined XATA in October 2008. Before joining XATA, he was the Vice President of Technology Infrastructure at American Express, responsible for global service and technology provisioning strategies. In this role, he worked closely with the company’s business units concerning technology requirements and business plans, designed and implemented IT provisioning for employees and internal development teams, and designed and implemented a technology utility service. Before American Express, Mr. Maeser was the Chief Information Officer for Gelco Information Network, where he managed the technology organization and was responsible for delivering a multi-platform Internet solution across 42 countries. Mr. Maeser has held several key technology management positions with St. Paul Companies, Agiliti, Comdisco, Hewlett Packard and NCR.
          Wesley C. Fredenburg, General Counsel and Secretary. Mr. Fredenburg, age 58, joined XATA in February 2008. Before joining XATA, he was the General Counsel for Vanguard Car Rental, the holding company for National and Alamo car rentals. At Vanguard, he and the executive team performed domestic and international merger and acquisition work, completed an S-1 in preparation for taking Vanguard public, and then, as an alternative, successfully sold the company to private investors. Previously, Mr. Fredenburg was the General Counsel at Velocity Express Corporation, where he assisted the company with its multiple debt and equity financings, corporate governance and NASDAQ compliance. Mr. Fredenburg also has extensive experience in real estate, risk management, human resources, international development and government relations. Prior to serving as in-house counsel, he was a partner at Crowe & Dunlevy, Oklahoma’s oldest and largest law firm.

Compensation Committee Report
          The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” section below with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis section below be included in this proxy statement and the Company’s Form 10-K for the fiscal year ended September 30, 2009.
The Compensation Committee:
Roger W. Kleppe (Chairman)
Christopher P. Marshall
Bharat S. Vedak
Compensation Discussion and Analysis
          This compensation discussion and analysis (“CD&A”) is intended to provide context for the decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the Company’s Chief Executive Officer (“CEO”) and the two other executive officers who had the highest “total compensation” for 2009, as set forth in the “Summary Compensation Table” below (these three executive officers are collectively referred to as the “Named Executive Officers” or the “NEOs”). The Compensation Committee of the Company’s Board of Directors is responsible for policies and decisions regarding the compensation and benefits for NEOs. Certain facts described in this CD&A reflect Compensation Committee deliberations about which management does not have personal knowledge, although the Compensation Committee has advised management that the information in this CD&A is accurate and materially complete.
Objectives of the Company’s Executive Compensation Program
The objectives of the Company’s executive compensation program are to:
•	attract and retain top quality executive talent;

•	establish and support a performance-driven culture and motivate executives to deliver strong business results; and

•	ensure that executives are aligned with shareholder expectations by closely linking total compensation with short-term business objectives and creation of long-term shareholder value.
Attraction and retention of top quality executive talent
          The Compensation Committee strives to assess competitive compensation regarding XATA’s executives. To help ensure that XATA’s executive compensation is in-line with the market, the Compensation Committee benchmarks XATA’s compensation against comparable companies representing, among others, the market for executive talent most applicable to the Company. The Compensation Committee designs the executive compensation program to be performance-based in order to drive performance and also to assure that strong performance is well rewarded, thus attracting and retaining high-performing, results-oriented executives. Long-term incentives are designed, in part, to provide retention incentive as well as to reward the creation of long-term shareholder value.
Linkage to short-term business objectives and creation of long-term shareholder value
          The Compensation Committee seeks to motivate executives to work conscientiously to achieve both short term and long term goals and, thereby, create shareholder value. A significant proportion of each NEO’s total compensation opportunity is performance-based variable compensation, which rewards executives for annual business performance against pre-determined financial goals. These rewards are balanced with long-term incentives to both drive short-term growth in shareholder value and to reward long-term decision-making, which results in sustainable growth in shareholder value.
Compensation Data and Analysis
          To assist it in meeting its objectives, the Compensation Committee reviewed data on executive compensation trends and competitive compensation analysis covering the Company’s officers using both survey data and a group of benchmark companies.
Benchmarking
          Benchmark data was used by the Compensation Committee to review and to help determine the appropriate amount of each NEO’s compensation in 2009. Benchmark companies were selected by the Compensation Committee from a broad base of companies in selected industries, and the Compensation Committee selected a smaller group referred to as the Benchmark Companies. The companies in this group were selected to reflect similar offerings, targeted customer segments and the markets for executive talent most applicable to the Company. The Compensation Committee used the Benchmark Companies to verify and determine competitive pay levels for NEO positions.
Application of Benchmark Data
          The Compensation Committee examined the range of benchmark company data for each NEO’s position. Although the Compensation Committee used the mid-range of such date as a guide for determining compensation levels, actual values set for any individual NEO may, from time to time, deviate from mid-range because of year-to-year swings in market median data, and so as to maintain the desired internal equity among executive positions. Unless otherwise disclosed in the below sections on individual elements of direct compensation, the value of compensation paid or targeted for each NEO in 2008 was within the mid-range as determined by the benchmarking process. The Compensation Committee also consulted market data from the 2009 Culpepper Executive Compensation Survey and the 2009 Towers Perrin study as additional sources to ensure that mid-range data from the Benchmark Companies is similarly reflected.
Elements of Direct Compensation for Executive Officers
          The Company uses a combination of cash salary, annual performance-based variable compensation (currently paid in the form of cash) and grants of long-term incentives (in the form of stock options and restricted stock) as the three elements of total direct compensation for NEOs. The proportion of total compensation that is dependent on the Company’s business performance (or is “at risk”) varies by position and increases with higher levels of responsibility. The methods by which the amounts of 2009 compensation for NEOs were reviewed are described in the following sections for each element of direct compensation.
          Salary. The salaries reported in the “Summary Compensation Table” reflect actual cash paid for the 2009 fiscal year. The salary level for each NEO was established by the Compensation Committee considering both the benchmark data for equivalent positions in the Benchmark Companies and the survey data.
          Annual Performance-Based Variable Compensation. The performance-based variable compensation reported for each NEO (in the column of the “Summary Compensation Table” captioned “Non-Equity Incentive Plan Compensation”) represents compensation that was earned based on fiscal 2009 performance. The following describes the methodologies used by the Compensation Committee to determine the final annual performance-based variable compensation earned by each NEO:

          Selection of Performance Metrics. For fiscal 2009, the Compensation Committee selected three performance measures that it determined were appropriate to drive desired business behavior for XATA and would correlate positively with total shareholder return. These measures were the Company’s results with respect to (1) total units sold, (2) modified EBITDA, which is earnings before interest (net), taxes, depreciation, amortization, stock based compensation and preferred stock dividends and deemed dividends, and (3) GAAP revenue, with each measure weighted at 35%, 35% and 30%, respectively. The Compensation Committee also approved a discretionary bonus pool for the management team in the amount of $100,000 toward the achievement of certain customer satisfaction goals. For payment of any bonuses, positive modified EBITDA had to be achieved. The Compensation Committee established an additional discretionary bonus pool for three members of the management team in the amount of $400,000 to be awarded based on the achievement of certain sales goals.
          Establishment of Incentive Goals and Payout Approach. The Compensation Committee designed the relationship between pay and performance so as to ensure that increasing levels of performance would be rewarded with increased payout levels. Similarly, performance that did not meet the goals would reduce the performance-based variable compensation payout to as low as zero in the case of failure to meet the pre-established minimum level of performance or positive modified EBITDA. In setting the performance levels, the Compensation Committee strived to establish challenging but achievable goals. The factors considered by the Compensation Committee in assessing the challenge inherent in the goals included:
•	management’s internal operating plan;

•	expected industry performance; and

•	new customer markets.
          Three levels of achievement were established for each Company performance measure, which corresponded to a multiple of earned salary payout of the target performance-based variable compensation of 25%, 50% or 75% for executive management and 50%, 100%, 150% for the CEO. The CEO and CFO incentive goals included an additional 25% of earned salary if all performance metrics achieved results above the targeted goals.
          Payout Based on Performance Against Goals. For 2009 the Company’s performance, as evaluated by the Compensation Committee, lead to the determination that each NEO earned performance-based variable compensation on all three performance measures. Based on the levels of achievement, the Compensation Committee awarded a payout of 69% of earned salary to the CEO and 35% of earned salary to the remaining NEO’s. The Compensation Committee judged that performance against customer satisfaction and revenue goals were not met and, consequently, discretionary bonus awards were not granted.
          Long Term Incentive Awards. In addition to the above, each of the Company’s executive officers is eligible to receive equity compensation in the form of stock option and/or restricted stock units under the Company’s 2007 Long Term Incentive and Stock Option Plan. It is believed that through the Company’s broad-based plan, the economic interests of all employees, including the executives, are more closely aligned to those of the shareholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.
Benefit Plans Available to Executive Officers
          The Company’s practice is to make available to NEOs essentially the same benefit plans generally available to other employees in the Company. A review of comparable company benefits offerings determined that the Company provides competitive benefit plans.

Tax and Accounting Implications
          Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
Summary Compensation Table
          The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to our Named Executive Officers for the fiscal years ended September 30, 2009 and 2008.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards ($)	Awards ($)	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	(1)(2)(3)(4)	(4)	($) (5)	($)	Total ($)
John J. Coughlan	2009	300,000	527,506	218,489	207,747	1,430	1,255,171
Chairman and CEO	2008	300,000	503,754	185,881	291,847	923	1,282,405

Mark E. Ties	2009	250,000	43,374	122,588	86,561	330	502,853
CFO	2008	235,000	78,335	105,118	141,429	330	560,212

David A. Gagne	2009	243,846	20,340	173,685	84,430	339	522,639
Executive Vice President of Field Operations	2008	213,333	34,924	156,002	181,205	451	585,915

(1)	Total shares of Common Stock received pursuant to stock awards and the fair market value as of September 30, 2009: John J. Coughlan - 415,927 shares ($1,206,188); Mark E. Ties — 61,266 shares ($177,671); David A. Gagne — 31,668 shares ($91,837).

(2)	Restricted stock awards and restricted stock units vest over a period of one to six year years. Total unvested restricted shares and units of Common Stock as of September 30, 2009: John J. Coughlan — 99,490 shares; Mark E. Ties — 27,778 shares; David A. Gagne — 27,379.

(3)	During the officer’s continued full time employment with the Company, officer has full voting rights, dividend rights and other rights as a shareholder with respect to all vested (but not unvested) restricted stock awards.

(4)	Valuation of Stock and Option Awards is based on the compensation cost we recognized during fiscal 2009 for financial statement purposes under ASC 718 for all awards granted in fiscal 2009 and prior years utilizing assumptions discussed in Note 9 to our financial statements for fiscal year ended September 30, 2009, but disregarding the estimate of forfeitures related to service based vesting.

(5)	Represents formula-based incentive compensation and amounts paid for achievement of certain business objectives. Refer to section “Annual Performance-Based Variable Compensation” above for discussion regarding these bonuses.

Outstanding Equity Awards as of September 30, 2009
          The following table sets forth the number of shares covered by both exercisable and unexercisable stock options, and vested and unvested stock awards held by each of the Named Executive Officers as of September 30, 2009 as follows:

	Option Awards					Stock Awards (1)
								Market Value
						Number of		of Shares of
	Number of Securities Underlying			Option	Option	Shares of Stock		Stock That
	Unexercised Options (#)			Exercise	Expiration	That Have Not		Have Not
	Exercisable	Unexercisable		Price ($)	Date	Vested		Vested
John J. Coughlin	300,000	—	(2)	5.40	10/1/2016
	15,555	31,111	(3)	2.99	2/6/2018
	—	150,000	(4)	2.00	2/4/2019
						7,650	(5)	$22,185
						15,978	(6)	$46,336
						24,306	(7)	$70,487
						15,556	(8)	$42,112
						36,000	(9)	$104,400
Mark E. Ties	89,000	—	(2)	5.12	9/27/2016
	66,666	33,334	(10)	5.03	2/26/2017
	7,778	15,555	(3)	2.99	2/6/2018
	—	83,333	(3)	2.00	2/4/2019
						7,778	(8)	$22,556
						20,000	(9)	$58,000
David A. Gagne	100,000	50,000	(11)	5.32	1/1/2017
	33,333	16,667	(10)	5.03	2/26/2017
	7,777	15,555	(3)	2.99	2/6/2018
	—	81,667	(3)	2.00	2/4/2019
						7,779	(8)	$22,599
						19,600	(9)	$56,840

(1)	Includes both restricted stock awards and restricted stock units.

(2)	Options vested in equal increments at each month end through September 30, 2009.

(3)	Options vest in equal increments on February 6, 2009, 2010 and 2011.

(4)	Options vest in equal increments on February 4, 2010, 2011 and 2012.

(5)	Remaining shares vest in equal increments at each month end through August 31, 2010.

(6)	Remaining shares vest in equal increments at each month end through August 31, 2011.

(7)	Shares vest in equal increments beginning September 30, 2009 and each month end thereafter through August 31, 2012.

(8)	Remaining shares will vest in equal increments on February 6, 2009, 2010, and 2011.

(9)	Remaining shares will vest in equal increments on February 4, 2010, 2011 and 2012.

(10)	Options vest in equal increments on February 26, 2008, 2009 and 2010.

(11)	Options vest in equal increments on January 1, 2008, 2009 and 2010.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
          The Company executed an employment agreement with John J. Coughlan on October 1, 2006. This agreement provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives, with a minimum bonus payment of $150,000 for the fiscal year ending September 30, 2007. The contract is for a period of two years and is automatically renewed for successive two-year periods unless terminated by ninety-days notice in advance of renewal. The contract automatically renewed on October 1, 2008.

The agreement also contains provisions that prohibit the Company from materially altering position, duties, benefit plans or incentive plans. Under the agreement, in the event the Company terminates the executive’s employment without cause or if the executive terminates employment with good cause attributable to the Company, the executive is entitled to one year of salary continuation, an annual incentive bonus in the amount of fifty percent of base salary, accelerated vesting of certain equity rights, in addition to certain other benefits. The agreement restricts the executive from competing with the Company during and for a period of one year beyond employment with the Company, and restricts the executive from disclosing certain confidential information. The agreement provides for accelerated vesting of certain equity rights in the event of a “change of control” of the Company (as defined in the agreement).
     The Company has executed “change of control” agreements with Mark E. Ties and David A. Gagne. These agreements prohibit the Company from materially altering position, duties, benefit plans or incentive plans in the event of a “change of control” as defined in the agreement. Under the agreement, the executive is entitled to one year of salary continuation, in addition to certain other benefits, in the event that, within six months following a change of control, the Company terminates the executive’s employment without cause or if the employee terminates employment with good cause attributable to the Company.
The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the circumstances indicated. In all cases, the information assumes that the termination occurred on the last day of fiscal 2009, and the price per share of our common stock is the closing market price as of that date (which was $2.90).

				In Connection
		Not in Connection with a		with a Change of
		Change of Control		Control
				Termination
		Termination	Termination	Without Cause,
		Without	Due to	for Good
		Cause ($)	Disability ($)	Reason ($)
John J. Coughlan	Severance pay	450,000	207,747	507,747
	Stock option vesting acceleration (1)	45,000	—	135,000
	Restricted stock vesting acceleration (1)	93,043	40,670	181,121
	Health care benefits continuation(1)	11,086	—	11,086
	Life insurance continuation (1)	1,846	—	1,846
	Outplacement services	10,000	—	10,000

	Total value	610,976	248,417	849,801

Mark E. Ties	Severance pay	250,000	—	250,000
	Stock option vesting acceleration	—	—	75,000
	Restricted stock vesting acceleration	11,278	11,278	11,278
	Health care benefits continuation	11,086	—	11,086
	Life insurance continuation	—	—	—
	Outplacement services	10,000	—	10,000

	Total value	282,365	11,278	357,364

				In Connection
		Not in Connection with a		with a Change of
		Change of Control		Control
				Termination
		Termination	Termination	Without Cause,
		Without	Due to	for Good
		Cause ($)	Disability ($)	Reason ($)
David A. Gagne	Severance pay	245,000	—	245,000
	Stock option vesting acceleration	—	—	73,500
	Restricted stock vesting acceleration	11,280	11,280	11,280
	Health care benefits continuation	11,086	—	11,086
	Life insurance continuation	—	—	—
	Outplacement services	10,000	—	10,000

	Total value	277,366	11,280	350,866

(1)	Estimated payments and benefits for Mr. Coughlan are based on the terms of his employment agreement as renewed on October 1, 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
     Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 2009 its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for one Form 4 inadvertently filed late with respect to one transaction for Roger W. Kleppe.
Indemnification of Directors and Officers
     Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the “Act”). Article V of the Company’s Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company’s indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith. In addition, the Company has entered into indemnification agreements with Trident and its representatives who serve as directors on our Board of Directors, which may supplement the indemnification provisions available to them under Minnesota law. The Company has also entered into similar indemnification agreements with the TCV Purchasers.
     As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director’s duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director’s duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in improper personal benefit to the director.
Certain Relationships and Related Person Transactions
     Trident currently holds all of our outstanding Series B, Series C and Series D Preferred Stock and a portion of our outstanding Series F Preferred Stock. Donald R. Dixon is a Managing Director of Trident Capital and is its director designee for election to our Board of Directors at the Annual Meeting.
     Trident (as holders of Series B Preferred Stock) and JDSTG have rights to nominate directors, and in the case of Trident (as holders of Series B Preferred Stock), to vote separately as a class on their nominees. (See Notes 7, 9, and 10 of the table under “Principal Shareholders and Ownership of Management” and “Election of Directors.”) In addition, Trident has a right of first refusal on certain new stock issuances by the Company, which is intended to permit Trident to maintain its current percentage ownership.
     Christopher P. Marshall is a general partner of an entity affiliated with TCV, which participated in the Financing. Mr. Marshall is also a former managing director of an entity affiliated with TCM-V and Trident and, therefore, was affiliated with Trident until 2008. At each of our annual meetings of shareholders held since December 2003 and prior to the Annual Meeting, Mr. Marshall was a nominee of Trident for election to the Board of Directors. Mr. Marshall will cease to be a designee of Trident at the Annual Meeting. Upon the conversion of the Notes described above in accordance with, and subject to, their terms, TCV will have the right to nominate and elect one Series G Director as the majority holder of the issued and outstanding shares of our Series G Preferred Stock. TCV has informed the Company that it intends to nominate Christopher P. Marshall to serve as the Series G Director upon conversion of the Notes, and the Company has agreed to cause Christopher P. Marshall to be designated as the Series G Director at that time.
     We have an unwritten policy of reviewing financial transactions in which we are a participant and in which a related person has a direct or indirect interest in the transaction involving at least $120,000 in value. For purposes of this policy, related persons include all of our directors and executive officers, any nominee for director, any immediate family member of a director, nominee for director or executive officer of our company and any holder of more than 5% of our common stock, or an immediate family member of such holder. Generally, the Audit Committee of our Board of Directors has responsibility for reviewing such significant related party transactions. However, our board of directors may instead cause a special committee of directors to review such a transaction, provided that no member of the special committee has a direct or indirect interest in the transaction under review. Such a transaction will only be approved if the reviewing committee determines that the transaction is beneficial to our company and the terms of the transaction are fair to us in light of all circumstances surrounding the transaction.

AUDIT COMMITTEE REPORT
     The Audit Committee of our Board of Directors is comprised of three (3) directors, all of whom are “independent” under the listing standards of The NASDAQ Stock Market. The Board of Directors has determined that all Audit Committee members are financially literate under current NASDAQ listing standards and each member has financial management expertise. In addition, the Board of Directors has determined that all members are qualified audit committee financial experts as defined in the regulations of the Securities and Exchange Commission.
     The Committee is responsible for the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants.
     The Committee has received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the auditors their independence, and has satisfied itself as to the auditors’ independence.
     The Committee has discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee has also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
     In addition, the Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
     Based upon the Committee’s discussion with management and the independent accountants, the Committee’s review of the representation of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Form 10-K filed with the Securities and Exchange Commission for the year ended September 30, 2009.
Members of the Audit Committee:
Chad M. Lindbloom (Chairman)
Carl M. Fredericks
Michael J. Paxton
Principal Accountant
     The Audit Committee has selected Grant Thornton LLP as our principal accountant for the fiscal year ended September 30, 2010. Representatives of Grant Thornton LLP are expected to be present at our Annual Meeting to be held on February 17, 2010. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees
     Aggregate fees billed by Grant Thornton LLP in connection with the audit of our financial statements for the years ended September 30, 2009 and 2008, and for review of our quarterly financial statements included in our reports on Form 10-Q during each year totaled $166,000 and $164,000, respectively. No leased personnel were utilized by Grant Thornton LLP in connection with any audit services provided to us.
Audit Related Fees
     Aggregate fees billed by Grant Thornton LLP for assurance related services during the fiscal years ended September 30, 2009 and 2008 totaled $17,000 and $53,000, respectively. Fees in fiscal 2009 and 2008 relate to the audit of the Company’s 401k plan. Fees in fiscal 2008 also include amounts related to the acquisition of GeoLogic Solutions, Inc.
Tax Fees
     There were no fees billed by Grant Thornton LLP for tax compliance, advisory and planning services during the fiscal years ended September 30, 2009 and 2008.
All Other Fees
     There were no fees billed by Grant Thornton LLP during the fiscal years ended September 30, 2009 and 2008 for products and services provided other than those disclosed above.
Auditor Fees Pre-approval Policy
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services to be provided by Grant Thornton LLP, the Company’s independent auditor, including audit services and permitted audit-related and non-audit services in excess of $10,000, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2009.

EQUITY COMPENSATION PLAN INFORMATION
     The Company maintains the 2002 Long-Term Incentive and Stock Option Plan and the 2007 Long-Term Incentive and Stock Option Plan. Set forth below is information as of September 30, 2009 regarding shares that may be issued under the plans.

			Number of
			Securities
	Number of		Remaining
	Securities to be		Available for
	Issued upon	Weighted Average	Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation
Plan Category	Options	Options	Plans
Equity compensation plans approved by security holders (1)	1,714,792	$3.25	594,598
Equity compensation plans not approved by security holders	190,000	$4.83	0
Total	1,904,792	$3.73	594,598

(1)	The 2007 Plan has an evergreen provision in which the maximum number of shares that may be issued under the 2007 Plan shall be cumulatively increased on January 1, 2008 and on each January 1 thereafter for nine years by the lesser of (i) 500,000 Common Shares, (ii) 3% of the Company’s outstanding Common Shares, on an as-converted basis, as of the preceding December 31 and (iii) a number of Common Shares determined by the Board.
PROPOSALS FOR FISCAL 2010 ANNUAL MEETING
     We currently anticipate that the next annual meeting, for the fiscal year ending September 30, 2010 (the “2011 Annual Meeting”) will be held on or around February 15, 2011. Under the SEC rules, if a stockholder wants us to include a proposal in our proxy statement and proxy card for our 2011 Annual Meeting, the proposal must be received by us no later than September 28, 2010, to be considered for inclusion in the proxy statement and proxy card for that meeting.
     Pursuant to Section 2.11 of our Bylaws, any other proposals to be brought before the 2011 Annual Meeting must be received no later than November 5, 2010 and provide the information required under Section 2.11 of our Bylaws.
     In addition, pursuant to the rules of the Securities and Exchange Commission, proxies solicited by our management for the 2011 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2011 Annual Meeting, unless we have received notice of the shareholder proposal on or before December 1, 2010.

INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to incorporate certain information into this document by reference (“incorporation by reference”). This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document.
     For detailed information regarding the Company’s business please refer to the following sections of our Form 10-K for the fiscal year ended September 30, 2009, each of which is incorporated herein by reference:
•	Item 1 (Business);

•	Item 2 (Properties);

•	Item 3 (Legal Proceedings);

•	Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations ); and

•	Item 8 (Financial Statements and Supplementary Data).
     No other section of our Annual Report, which includes our Form 10-K, nor any other document is incorporated herein by reference.
By Order of the Board of Directors

Wesley C. Fredenburg
Secretary
Dated: January ___, 2010
Eden Prairie, Minnesota
A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES OUR REPORT ON FORM 10-K, IS ENCLOSED. AN ADDITIONAL COPY OF OUR FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: MARK E. TIES, CFO, 965 PRAIRIE CENTER DRIVE, EDEN PRAIRIE MN 55344.

APPENDIX A

This Appendix A sets forth the current Articles of Incorporation of XATA Corporation, including the Certificates of Designation of Preferences of each Series of Preferred Stock, marked to reflect the changes discussed in Proposals 2 through 6 of this proxy statement. Proposed additions appear in double-underlined text and proposed deletions appear in ~~strikethrough text~~.
XATA CORPORATION
~~SECOND~~THIRD AMENDED AND RESTATED ARTICLES
OF INCORPORATION
ARTICLE 1
     The name of this corporation shall be XATA Corporation (the “Corporation”).
ARTICLE 2
     The registered office of this ~~corporation~~Corporation in the State of Minnesota shall be 965 Prairie Center Drive, Eden Prairie, Minnesota 55344, and the registered agent of this ~~corporation~~Corporation shall be: none.
ARTICLE 3
     3.1 This Corporation shall have the authority to issue an aggregate of ~~twenty-five~~one hundred million (~~25,000,000~~100,000,000) shares of Common Stock, $.01 par value per share. Such shares shall be designated as this Corporation’s “Common Stock.”
     3.2 This Corporation shall have the authority to issue an aggregate of ~~ten~~fifty million (~~10,000,000~~50,000,000) shares of Preferred Stock, which may be issued in one or more series as determined from time to time by the Board of Directors. The shares of Preferred Stock of any series authorized for issuance by the Board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors. The Board of Directors is hereby granted the express authority to fix by resolution any other powers, preferences, rights (including, without limitation, voting rights), qualifications, limitations or restrictions with respect to any particular series of Preferred Stock.
     3.3 There shall be no cumulative voting by the holders of the Common Stock.
     3.4 The shareholders of this Corporation shall have no preemptive rights to subscribe for or otherwise acquire (i) any new or additional shares of stock of this Corporation of any class whether now authorized or authorized hereafter, or (ii) any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or (iii) other securities convertible into or carrying options or warrants to purchase, subscribe for, or otherwise acquire any such new or additional shares of any class.
ARTICLE 4
     In addition to, and not by way of limitation, of, the powers granted to the Board of Directors by Chapter 302A, Minnesota Revised Statutes, the Board of Directors of this ~~corporation~~Corporation shall have the following powers and authority:
     4.1 To fix by resolution any designation, power, preference, right, qualification, limitation or restriction with respect to the issuance of any series of the preferred Stock of this ~~corporation~~Corporation authorized by these Articles of Incorporation.

     4.2 To issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.
     4.3 To fix the terms, provisions and conditions of and to authorize the issuance, sale, pledge or exchange of bonds, debentures, notes, or other evidences of indebtedness of this ~~corporation~~Corporation.
     4.4 To issue authorized securities of this ~~corporation~~Corporation and rights to acquire such securities and to reserve securities of this ~~corporation~~Corporation for issuance upon exercise of such rights.
     4.5 To adopt, amend or repeal all or any of the Bylaws of this ~~corporation~~Corporation by the vote of a majority of its members, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.
     4.6 As to any member of the Board of Directors, to give advance written consent or opposition to a resolution stating an action to be taken by the Board of Directors. If such member is not present at the meeting at which action is taken upon such resolution, such consent or opposition does not constitute presence for purposes of determining the existence of a quorum, but shall be counted as a vote in favor of or against the resolution and shall be entered in the minutes or other record of action taken by the Board of Directors at the meeting if the resolution acted upon by the Board of Directors at the meeting is substantially the same or has substantially the same effect as the resolution to which the member of the Board of Directors has consented or objected.
     4.7 To adopt an indemnity plan and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such, and to enter into contracts for indemnification of such persons, to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Revised Statutes. Except as expressly provided in Section 302A.251, Subd. 4, Minnesota Revised Statutes, a member of the Board of Directors of this ~~corporation~~Corporation shall have no personal liability to this ~~corporation~~Corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors. Amendment or repeal of this Section 4.7 shall not adversely affect any right of indemnification or limitation of liability of any officer, director, employee or agent with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.
     4.8 To take any action required or permitted to be taken at a meeting of the Board of Directors by written action signed by the number of directors that would be required to take same action at a meeting of the Board of Directors at which all directors were present, including action requiring shareholder approval, provided, that any action taken in writing which requires shareholder approval shall be signed by all directors.
ARTICLE 5
     Neither Section 302A.671 of the Minnesota Statutes nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of Section 302A.671 of the Minnesota Statutes or any successor statute thereto.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES B PREFERRED STOCK
OF
XATA CORPORATION,
a Minnesota Corporation
     1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series B Preferred Stock.”
     2. Authorized Number. The number of shares constituting the Series B Preferred Stock shall be Two Million Two Hundred Fifty Thousand (2,250,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     3. Dividend Rights. The holders of the Series B Preferred Stock shall be entitled to receive, out of any assets of the Corporation legally available therefor, cumulative dividends at the rate of four percent (4%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock (the “Preferred Dividend”). Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash or, at the election of holders of at least sixty percent (60%) of the Series B Preferred Stock then outstanding as of twenty (20) business days prior to the date of payment, in shares of Series B Preferred Stock. The aggregate number of shares of Series B Preferred Stock so payable to any holder upon such election to receive dividends in kind shall be equal to the aggregate amount of such Preferred Dividend payable to such holder divided by the Conversion Price (as defined below), with any fractions of a share to be issued rounded to the nearest whole share. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation, other than a Senior Preferred Dividend, unless and until it has paid the Preferred Dividend on the shares of Series B Preferred Stock to the holders of the Series B Preferred Stock. “Senior Preferred Dividend” as used in this Certificate of Designation means any dividend paid on any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Preferred Dividend. In addition, in the event dividends are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay an additional dividend on all outstanding shares of Series B Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock with respect to the payment of dividends (other than the Preferred Dividend).
     4. Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series B Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series B Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series B Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (B) As used in this Certificate of Designation:
          (i) “Liquidation Senior Stock” means ~~any~~the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
          (ii) “Liquidation Junior Stock” means the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, ~~the Series E Preferred Stock,~~ and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series B Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
          (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          (C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series B Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series B Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series B Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series B Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series B Preferred Stock would receive (with respect to the shares Series B Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series B Preferred Stock (with respect to the shares of Series B Preferred Stock) if such holders had not converted such Series B Preferred Stock into shares of Common Stock. If holders of any Series B Preferred Stock are treated as if they had converted shares of Series B Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
          (D) For purposes of this Section 4, unless waived in writing by holders of ~~sixty percent (60%)~~a majority of the outstanding shares of either the Series B Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series B Preferred Stock, a Change ~~of~~in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series B Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. ~~A “Change of Control” shall mean (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by an acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or person or group in which in excess of forty percent (40%) of the~~ Unless waived in writing by holders of a majority of the outstanding shares of either the Series B Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series B Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s ~~outstanding Common Stock is transferred; (ii) a sale~~then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation~~; or (iii) the beneficial acquisition from the Corporation by any person or group in a transaction or~~, in one or a series of ~~related transactions~~

~~in which such person or group holds in excess of forty percent (40%) of the voting power of the Corporation’s outstanding Common Stock following such transaction~~transactions.
          (E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
          (i) Securities not subject to investment letter or other similar restrictions on free marketability:
          (A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
          (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
          (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
     5. Redemption. ~~The~~In accordance with this Section 5, the Series B Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series B Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series B Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series B Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
          (A) Election to Redeem Series B Preferred Stock. The Series B Preferred Stock may be redeemed in any of the following ~~three~~ ways:
          (i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series B Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series B Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series B Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series B Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion

Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series B Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series B Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series B Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series B Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series B Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
               (ii) At the Request of the Holders:
     (~~A~~1) The holders of sixty percent (60%) of the Series B Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series B Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change ~~of~~in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but ~~no~~not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series B Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series B Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series B Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series B Preferred Stock.
     (~~B~~2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series B Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Preferred Dividend described in Section 3 shall increase from four percent (4%) per annum to ten percent (10%) per annum and shall be compounded semi-annually from the date of the Election Notice.
     (~~C~~3) Notwithstanding the above, any holder of Series B Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
     (~~D~~4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event ~~(as defined below)~~ occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series B Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
          (B) Method of Redemption.
          (i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section ~~4~~6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion~~,~~. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series B Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
          (ii) Each holder of shares of Series B Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice or Optional Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the ~~holder~~order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date or Optional Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series B Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series B Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(~~B~~2), or because the Corporation does not have sufficient legally available funds, such shares of Series B Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
          (C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series B Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series B Preferred Stock.
     6. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert. Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series B Preferred Stock by the Conversion Price at the time in effect for shares of Series B Preferred Stock. The “Original Issue Price” per share of Series B Preferred Stock is $2.54. The “Conversion Price” per share of Series B Preferred Stock initially shall be $2.54, subject to adjustment from time to time as provided below.

          (B) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series B Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series B Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series B Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series B Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
          (D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a ~~merger or other reorganization referred to in~~Change in Control that is treated as a Liquidation Event under Section 4~~(D)(i)~~ above), the number of shares of such other class or classes of stock into which the Series B Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of ~~Common Stock~~stock of such class or classes to be available for full conversion of the Series B Preferred Stock ~~at the new Conversion Price~~.
          (E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series B Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series B Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series B Preferred Stock held by each holder could then be converted.
          (F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.
          (G) No Fractional Shares and Certificate as to Adjustments.
          (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series B Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.
          (H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
          (I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
          (J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
     7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series B Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series B Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
     8. Right to Nominate and Elect Directors. Notwithstanding anything to the contrary in the foregoing provisions, for so long as at least 325,000 shares of Series B Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series B Preferred Stock after the filing date hereof) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to nominate and elect two (2) members of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. In the event that the Board of Directors of the ~~Company~~Corporation consists of seven (7) or fewer members, then one of the two nominees of the holders must be a person not affiliated with the holders who is acceptable (in the exercise of reasonable discretion) to the members of the Board of Directors.
     9. Status of Converted or Redeemed Stock. In the event any Series B Preferred Stock shall be converted pursuant to Section 6 hereof, ~~or~~ redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted ~~or~~, redeemed or exchanged shall be promptly cancelled after the conversion ~~or~~, redemption or exchange thereof. All such shares shall upon their cancellation ~~or~~, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES C PREFERRED STOCK
OF
XATA CORPORATION,
a Minnesota Corporation
     1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series C Preferred Stock.”
     2. Authorized Number. The number of shares constituting the Series C Preferred Stock shall be ~~1.4 million~~One Million Four Hundred Thousand (1,400,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the ~~Company~~Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series C Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock with respect to the payment of dividends.
     4. Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series C Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series C Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series C Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
          (B) As used in this Certificate of Designation:
     (i) “Liquidation Senior Stock” means the Series B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) “Liquidation Junior Stock” means the Common Stock, the Series D ~~Preferred Stock, the Series E~~ Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series C Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
     (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series C Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series C Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series C Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series C Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series C Preferred Stock would receive (with respect to the shares Series C Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series C Preferred Stock (with respect to the shares of Series C Preferred Stock) if such holders had not converted such Series C Preferred Stock into shares of Common Stock. If holders of any Series C Preferred Stock are treated as if they had converted shares of Series C Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
          (D) ~~A Change of~~For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series C Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series C Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event ~~for purposes of this Section 4~~ and shall entitle the holders of Series C Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. ~~For the purposes hereof, a Change of Control shall mean an event or events that constitute a “Change of Control” under the Certificate of Designation of the Series B Convertible Preferred Stock, which Change of Control in turn constitutes a “Liquidation Event” under the Certificate of Designation of the Series B Convertible Preferred Stock~~Unless waived in writing by holders of a majority of the outstanding shares of either the Series C Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series C Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.
          (E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
          (i) Securities not subject to investment letter or other similar restrictions on free marketability:
          (A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
          (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

          (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
     5. Redemption. ~~The~~In accordance with this Section 5, the Series C Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series C Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series C Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series C Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
          (A) Election to Redeem Series ~~B~~C Preferred Stock. The Series C Preferred Stock may be redeemed in any of the following ~~three~~ ways:
          (i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series C Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series C Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series C Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series C Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series C Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series C Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series C Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series C Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series C

Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
          (ii) At the Request of the Holders:
          (~~A~~1) The holders of sixty percent (60%) of the Series C Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series C Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change ~~of~~in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but ~~nor~~not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series C Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series C Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series C Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series C Preferred Stock.
          (~~B~~2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series C Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series C Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series C Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series C Preferred Stock to the holders of the Series C Preferred Stock.
          (~~C~~3) Notwithstanding the above, any holder of Series C Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
          (~~D~~4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event ~~(as defined below)~~ occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series C Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
          (B) Method of Redemption.

          (i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section ~~4~~6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series C Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
          (ii) Each holder of shares of Series C Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice or Optional Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the ~~holder~~order of the person whose name appears on such certificate or certificates of the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date or Optional Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series C Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series C Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(~~B~~2), or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
          ~~(iii) Each holder of shares of Series C Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice, Redemption Notice or Change of Control Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series C Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that shares of Series C Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed.~~
          (C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series C Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series C Preferred Stock.
     6. Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert. Each share of Series C Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series C Preferred Stock by the Conversion Price at the time in effect for shares of Series C Preferred Stock. The “Original Issue Price” per share of Series C Preferred Stock is $3.94. The “Conversion Price” per share of Series C Preferred Stock initially shall be $3.94, subject to adjustment from time to time as provided below.

          (B) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series C Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series C Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series C Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series C Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
          (D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a ~~merger or other reorganization referred to in~~Change in Control that is treated as a Liquidation Event under Section 4~~(D)(i)~~ above), the number of shares of such other class or classes of stock into which the Series C Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of ~~Common Stock~~stock of such class or classes to be available for full conversion of the Series C Preferred Stock ~~at the new Conversion Price~~.
          (E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series C Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series C Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series C Preferred Stock held by each holder could then be converted.
          (F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.
          (G) No Fractional Shares and Certificate as to Adjustments.
          (i) No fractional shares shall be issued upon conversion of the Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series C Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series C Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.
          (H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series C Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
          (I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
          (J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
     7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series C Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series C Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
     8. Protective Provision. For so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series C Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series C Preferred Stock.
     9. Status of Converted or Redeemed Stock. In the event any Series C Preferred Stock shall be converted pursuant to Section 6 hereof, ~~or~~ redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted ~~or~~, redeemed or exchanged shall be promptly cancelled after the conversion ~~or~~, redemption or exchange thereof. All such shares shall upon their cancellation ~~or~~, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES D PREFERRED STOCK
OF
XATA CORPORATION,
a Minnesota Corporation
     1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series D Preferred Stock.”
     2. Authorized Number. The number of shares constituting the Series D Preferred Stock shall be One Million Six Hundred Thousand (1,600,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the ~~Company~~Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series D Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock with respect to the payment of dividends.~~.~~
     4. Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series D Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series D Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series D Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
          (B) As used in this Certificate of Designation:
     (i) “Liquidation Senior Stock” means the Series B Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) “Liquidation Junior Stock” means the Common ~~Stock, the Series E Preferred~~ Stock and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series D Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and

     (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          (C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series D Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series D Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series D Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series D Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series D Preferred Stock would receive (with respect to the shares Series D Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series D Preferred Stock (with respect to the shares of Series D Preferred Stock) if such holders had not converted such Series D Preferred Stock into shares of Common Stock. If holders of any Series D Preferred Stock are treated as if they had converted shares of Series D Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
          (D) ~~A Change of~~For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series D Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series D Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event ~~for purposes of this Section 4~~ and shall entitle the holders of Series D Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. ~~For the purposes hereof, a Change of Control shall mean an event or events that constitute a “Change of Control” under the Certificate of Designation of the Series B Preferred Stock, which Change of Control in turn constitutes a “Liquidation Event” under the Certificate of Designation of the Series B Preferred Stock~~Unless waived in writing by holders of a majority of the outstanding shares of either the Series D Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series D Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.
          (E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
          (i) Securities not subject to investment letter or other similar restrictions on free marketability:
          (A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

          (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
          (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
     5. Redemption. ~~The~~In accordance with this Section 5, the Series D Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series D Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series D Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series D Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
          (A) Election to Redeem Series D Preferred Stock. The Series D Preferred Stock may be redeemed in any of the following ways:
          (i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series D Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series D Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series D Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series D Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series D Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series D Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series D Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series D Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series D Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
          (ii) At the Request of the Holders:
          (~~A~~1) The holders of sixty percent (60%) of the Series D Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series D Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change ~~of~~in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series D Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series D Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series D Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series D Preferred Stock.
          (~~B~~2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series D Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series ~~C~~D Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series D Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series D Preferred Stock to the holders of the Series D Preferred Stock.
          (~~C~~3) Notwithstanding the above, any holder of Series D Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
          (~~D~~4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event ~~(as defined below)~~ occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series D Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).

          (B) Method of Redemption.
          (i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series D Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
          (ii) Each holder of shares of Series D Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series D Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series D Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(~~B~~2), or because the Corporation does not have sufficient legally available funds, such shares of Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
          (C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series D Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series D Preferred Stock.
     6. Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert. Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series D Preferred Stock by the Conversion Price at the time in effect for shares of Series D Preferred Stock. The “Original Issue Price” per share of Series D Preferred Stock is $3.83. The “Conversion Price” per share of Series D Preferred Stock initially shall be $3.83, subject to adjustment from time to time as provided below.
          (B) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book- entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series D Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series D Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series D Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series D Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
          (D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change ~~of~~in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series D Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of ~~Common Stock~~stock of such class or classes to be available for full conversion of the Series D Preferred Stock ~~at the new Conversion Price~~.
          (E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series D Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series D Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series D Preferred Stock held by each holder could then be converted.
          (F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

          (G) No Fractional Shares and Certificate as to Adjustments.
          (i) No fractional shares shall be issued upon conversion of the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series D Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series D Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.
          (H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
          (I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series D Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
          (J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
     7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series D Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series D Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
     8. Protective Provision. For so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series D Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series D Preferred Stock.

     9. Status of Converted or Redeemed Stock. In the event any Series D Preferred Stock shall be converted pursuant to Section 6 hereof, ~~or~~ redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted ~~or~~, redeemed or exchanged shall be promptly cancelled after the conversion ~~or~~, redemption or exchange thereof. All such shares shall upon their cancellation ~~or~~, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES F PREFERRED STOCK
OF
XATA CORPORATION,
a Minnesota Corporation
     1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series F Preferred Stock.”
     2. Authorized Number. The number of shares constituting the Series F Preferred Stock shall be One Million Four Hundred Thousand (1,400,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the ~~Company~~Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series F Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series F Preferred Stock with respect to the payment of dividends.
     4. Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series F Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series F Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series F Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series F Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
          (B) As used in this Certificate of Designation:
          (i) “Liquidation Senior Stock” means the Series G Preferred Stock and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series F Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
          (ii) “Liquidation Junior Stock” means the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock ~~and the Series E Preferred Stock~~, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series F Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
          (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series F Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series F Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series F Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series F Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series F Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series F Preferred Stock would receive (with respect to the shares Series F Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series F Preferred Stock (with respect to the shares of Series F Preferred Stock) if such holders had not converted such Series F Preferred Stock into shares of Common Stock. If holders of any Series F Preferred Stock are treated as if they had converted shares of Series F Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
          (D) ~~A Change of~~For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series F Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series F Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event ~~for purposes of this Section 4~~ and shall entitle the holders of Series F Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. ~~For the purposes hereof, a Change of Control shall mean an event or events that constitute a “Change of Control” under the Certificate of Designation of the Series B Preferred Stock, which Change of Control in turn constitutes a “Liquidation Event” under the Certificate of Designation of the Series B Preferred Stock~~Unless waived in writing by holders of a majority of the outstanding shares of either the Series F Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series F Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.
          (E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
          (i) Securities not subject to investment letter or other similar restrictions on free marketability:
          (A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
          (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
          (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
     5. Redemption. ~~The~~In accordance with this Section 5, the Series F Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series F Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series F Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series F Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
          (A) Election to Redeem Series F Preferred Stock. The Series F Preferred Stock may be redeemed in any of the following ways:
          (i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series F Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series F Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series F Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series F Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the ~~sixty~~seventy (~~60~~70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series F Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series F Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series F Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series F Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series F Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
          (ii) At the Request of the Holders:
          (~~A~~1) The holders of sixty percent (60%) of the Series F Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series F Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a

Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change ~~of~~in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series F Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series F Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series F Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series F Preferred Stock.
          (~~B~~2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series F Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series F Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series F Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series F Preferred Stock to the holders of the Series F Preferred Stock.
          (~~C~~3) Notwithstanding the above, any holder of Series F Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
          (~~D~~4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event ~~(as defined below)~~ occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series F Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).

          (B) Method of Redemption.
          (i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section (B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series F Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
          (ii) Each holder of shares of Series F Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series F Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series F Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(~~B~~2), or because the Corporation does not have sufficient legally available funds, such shares of Series F Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
          (C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series F Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series F Preferred Stock.
     6. Conversion. The holders of Series F Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert. Each share of Series F Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series F Preferred Stock by the Conversion Price at the time in effect for shares of Series F Preferred Stock. The “Original Issue Price” per share of Series F Preferred Stock is $2.22. The “Conversion Price” per share of Series F Preferred Stock initially shall be equal to the Original Issue Price, subject to adjustment from time to time as provided below.
          (B) Mechanics of Conversion. Before any holder of Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series F Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series F Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common

Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series F Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series F Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series F Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
          (D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change ~~of~~in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series F Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series F Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series F Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of ~~Common Stock~~stock of such class or classes to be available for full conversion of the Series F Preferred Stock ~~at the new Conversion Price~~.
          (E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series F Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series F Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series F Preferred Stock held by each holder could then be converted.
          (F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against impairment.
          (G) No Fractional Shares and Certificate as to Adjustments.
          (i) No fractional shares shall be issued upon conversion of the Series F Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of

Series F Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series F Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series F Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series F Preferred Stock.
          (H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series F Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
          (I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series F Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series F Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series F Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
          (J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
     7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series F Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series F Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
     8. Protective Provision. For so long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series F Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series F Preferred Stock.
     9. Status of Converted or Redeemed Stock. In the event any Series F Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES G PREFERRED STOCK
OF
XATA CORPORATION,
a Minnesota Corporation
     1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series G Preferred Stock.”
     2. Authorized Number. The number of shares constituting the Series G Preferred Stock shall be [Ten Million One Hundred Thousand (10,100,000)]1 shares. Subject to Section 8 below, the Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series G Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series G Preferred Stock with respect to the payment of dividends.
     4. Liquidation Preference.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series G Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series G Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series G Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series G Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
          (B) As used in this Certificate of Designation:
           (i) “Liquidation Senior Stock” means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series G Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
           (ii) “Liquidation Junior Stock” means the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series G Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and

[1]	To be increased to the extent necessary to effect conversion of the Senior Mandatorily Convertible Promissory Notes issued by the Company to certain investors in an aggregate principal amount of $30,200,000 (the “Notes”) into shares of Series G Preferred Stock in accordance with the terms of the Notes.

           (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series G Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
          (C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series G Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series G Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series G Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series G Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series G Preferred Stock would receive (with respect to the shares Series G Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series G Preferred Stock (with respect to the shares of Series G Preferred Stock) if such holders had not converted such Series G Preferred Stock into shares of Common Stock. If holders of any Series G Preferred Stock are treated as if they had converted shares of Series G Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
          (D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series G Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series G Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series G Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series G Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series G Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.
          (E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
          (i) Securities not subject to investment letter or other similar restrictions on free marketability:
          (A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
          (B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
          (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
     5. Redemption. In accordance with this Section 5, the Series G Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series G Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series G Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series G Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
          (A) Election to Redeem Series G Preferred Stock. The Series G Preferred Stock may be redeemed in any of the following ways:
          (i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series G Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series G Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series G Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series G Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series G Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series G Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series G Preferred Stock) can be sold without volume or other restrictions during any and all three-month periods without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series G Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares of Series G Preferred Stock to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series G Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.

          (ii) At the Request of the Holders:
          (1) The holders of sixty percent (60%) of the Series G Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series G Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series G Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series G Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series G Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series G Preferred Stock.
          (2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series G Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series G Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series G Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series G Preferred Stock to the holders of the Series G Preferred Stock.
          (3) Notwithstanding the above, any holder of Series G Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
          (4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series G Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
          (B) Method of Redemption.
          (i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series G Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
          (ii) Each holder of shares of Series G Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series G Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series G Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series G Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
          (C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series G Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series G Preferred Stock.
     6. Conversion. The holders of Series G Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert. Each share of Series G Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series G Preferred Stock by the Conversion Price at the time in effect for shares of Series G Preferred Stock. The “Original Issue Price” per share of Series G Preferred Stock is $[3.00].2 The “Conversion Price” per share of Series G Preferred Stock initially shall be equal to the Original Issue Price, subject to adjustment from time to time as provided below.
          (B) Mechanics of Conversion. Before any holder of Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series G Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series G Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series G Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of

[2]	To be equal to the price at which the Notes convert into shares of Series G Preferred Stock upon conversion of the Notes in accordance with their terms.

Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series G Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series G Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
          (D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series G Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series G Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series G Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series G Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series G Preferred Stock.
          (E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series G Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series G Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series G Preferred Stock held by each holder could then be converted.
          (F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred Stock against impairment.
          (G) No Fractional Shares and Certificate as to Adjustments.
          (i) No fractional shares shall be issued upon conversion of the Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series G Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series G Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series G Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series G Preferred Stock.
          (H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series G Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
          (I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series G Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series G Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series G Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
          (J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series G Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
     7. Voting Rights.
          (A) General. Except as otherwise provided herein or by law, each holder of shares of Series G Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series G Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
          (B) Right to Nominate and Elect One Director. Notwithstanding anything to the contrary in the foregoing provisions, for so long as at least 2,500,000 shares of Series G Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series G Preferred Stock after the filing date hereof) the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be entitled to nominate and elect one member of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.
          (C) Additional Voting Rights. For so long as at least 3,000,000 shares (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series G Preferred Stock after the filing date hereof) of Series G Preferred Stock shall be outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be necessary (unless, in each case, waived in writing in advance by holders of a majority of the outstanding shares of Series G Preferred Stock) for the Corporation to take, or authorize, any of the following actions, however effected, whether by amendment of the Articles of Incorporation, this Certificate of Designation or the bylaws, by merger, by consolidation, by recapitalization or otherwise:

          (i) create (by new authorization, reclassification, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities of the Corporation, or issued as units or in connection with equity securities of the Corporation, having any right, preference or privilege senior to or on parity with the Series G Preferred Stock with respect to dividends, redemption or liquidation preference, including, without limitation, any Dividend Senior Stock, Liquidation Senior Stock or Liquidation Parity Stock;
          (ii) alter or change, directly or indirectly, whether pursuant to an amendment, waiver, alteration or repeal of the Corporation’s Articles of Incorporation or bylaws or otherwise, the rights, preferences or privileges of the Series G Preferred Stock so as to affect adversely such shares;
          (iii) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of capital stock of the Corporation other than the Series G Preferred Stock (provided, however, that the foregoing shall not limit in any way the Corporation’s ability to pay the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock); or
          (iv) enter into any bankruptcy filing, liquidation, assignment for the benefit of creditors or similar event of the Corporation or any significant subsidiary of the Corporation.
     8. Protective Provision. For so long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not take any action to increase or decrease the authorized number of shares of Series G Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series G Preferred Stock.
     9. Status of Converted or Redeemed Stock. In the event any Series G Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

APPENDIX B
EXPLANATION OF DISSENTERS’ RIGHTS
     1. Section 302A.471 of the Minnesota Business Corporation Act entitles any shareholder of a corporation who is entitled to vote and who objects to an amendment to a corporation’s articles of incorporation if such amendment materially and adversely affects the rights or preferences of the shares of such shareholder to dissent from such action and obtain payment for the “fair value” of his or her shares of stock. Any shareholder of XATA Corporation (the “Corporation”) contemplating an attempt to assert and exercise dissenters’ rights in connection with the proposed amendments described in the Notice of Annual Meeting of Shareholders to which this is attached should review carefully the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (copies of which are attached hereto), particularly the specific procedural steps required to perfect such rights. DISSENTERS’ RIGHTS ARE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.
     2. Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing at the end of this Appendix B) is a brief description of the procedures relating to the exercise of dissenters’ rights applicable in a proposed amendment to the articles of incorporation of the Corporation that materially and adversely affects the rights or preferences of the shares. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.
     3. Under Section 302A.473, Subd. 3, a shareholder who wishes to exercise dissenters’ rights (a “Dissenter”) must file with the corporation, before the vote on the proposed amendment, a written notice of intent to demand the “fair value” of the corporation’s shares owned by the shareholder. Under Section 302A.471, Subd. 2, beneficial owners of shares who desire to exercise statutory dissenters’ rights must obtain and submit the registered owner’s written consent at or before the time the notice of intent to demand fair value is due. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF SUCH PROPOSED AMENDMENT. A VOTE AGAINST THE PROPOSED AMENDMENT DOES NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE DOES NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE.
     4. If the proposed amendment is approved by the shareholders of such corporation, the corporation must send to all Dissenters who filed the necessary notice of intent to demand the fair value of their shares (and who did not vote their shares in favor of such proposal) a notice containing certain information required by Section 302A.473, Subd. 4, including without limitation the address to which a Dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a Dissenter must demand payment and deposit certificates representing shares within 30 days after such notice from the corporation is given. Under Minnesota law, notice by mail is given by a corporation when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, LOSES THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3.
     5. Except as provided below, if demand for payment and deposit of stock certificates is duly made by a Dissenter with the corporation as required by the notice, then after the corporation’s receipt of such demand or the effective date of the amendment, whichever is later, the corporation must pay the Dissenter an amount which the corporation estimates to be the fair value of the Dissenter’s shares of stock, with interest, if any. For the purpose of a Dissenter’s appraisal rights under Sections 302A.471 and 302A.473, “fair value” means the value of the shares of stock immediately before the effective date of such amendment and “interest” means interest commencing five days after the effective date of such amendment until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09. If a Dissenter believes the payment received from the corporation is less than the fair value of the shares of stock, with interest, if any, such Dissenter must give written notice to the corporation of his or her own estimate of the fair value of the shares of stock, with interest, if any, within 30 days after the date of the corporation’s remittance, and must demand payment of the difference between his or her estimate and the corporation’s remittance. If such Dissenter fails to give written notice of such estimate to the corporation within the 30-day time period, such Dissenter is entitled only to the amount remitted by the corporation.
     6. A corporation may withhold such remittance with respect to shares of stock for which a Dissenter demanding payment (or persons on whose behalf such Dissenter acts) was not the beneficial owner as of the first public announcement date of the amendment (the “Public Announcement Date”). As to each such Dissenter who has validly demanded payment, following the effective date of such amendment or the receipt of demand, whichever is later, the corporation must mail its estimate of the fair value of such Dissenter’s shares of stock and offer to pay this amount with interest, if any, to the Dissenter upon receipt of such Dissenter’s agreement to accept this amount in full satisfaction. If such Dissenter believes that the corporation’s offer is for less than the fair value of the shares of stock, with interest, if any, such Dissenter must give written notice to the corporation of his or her own estimate of the fair value of the shares of stock, with interest, if any, and demand payment of this amount. This demand must be mailed to the corporation within 30 days after the mailing of the corporation’s offer. If the Dissenter fails to make this demand within the 30-day time period, such Dissenter is entitled only to the amount offered by the corporation.
     7. If a corporation and a Dissenter (including both a Dissenter who purchased shares of stock on or prior to the Public Announcement Date and a Dissenter who purchased shares of stock after the Public Announcement Date who have complied with their respective demand requirements) do not settle the Dissenter’s demand within 60 days after the corporation receives the Dissenter’s estimate of the fair value of his or her shares of stock, then the corporation must file a petition in a court of competent jurisdiction in the county in which the registered office of such corporation is located, requesting that the court determine the statutory fair value of stock with interest, if any. All Dissenters whose demands are not settled within the applicable 60-day settlement period must be made parties to this proceeding.
     8. The court will then determine whether each Dissenter in question has fully complied with the provisions of Section 302A.473, and for all Dissenters who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by the corporation or a Dissenter. The fair value of the shares as determined by the court is binding on all shareholders. However, under the statute, Dissenters are not liable to a corporation for the amount, if any, by which payments remitted to the Dissenters exceed the fair value of such shares determined by a court, with interest. The costs and expenses of such a court proceeding are assessed against the corporation, except that the court may assess part or all of those costs and expenses against a Dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.
     9. Under Section 302A.471, Subd. 2, a shareholder of a corporation may not assert dissenters’ rights with respect to less than all of the shares of stock registered in such shareholder’s name, unless the shareholder dissents with respect to all shares beneficially owned by another person and discloses the name and address of such other person.
     10. Under Section 302A.471, Subd. 4, a shareholder of a corporation has no right at law or equity to set aside the approval of an amendment, except if such approval or consummation is fraudulent with respect to such shareholder or the corporation.

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS
     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:
     (a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:
     (1) alters or abolishes a preferential right of the shares;
     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;
     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or
     (5) eliminates the right to obtain payment under this subdivision;
     (b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
     (c) a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;
     (d) a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;
     (e) a plan of conversion adopted by the corporation; or
     (f) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.
     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.
     (b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.
     Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.
     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.
     (c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:
     (1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.
     (2) The applicability of clause (1) is determined as of:
     (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or
     (ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.
     (3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.
     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.
302A.473 PROCEDURES FOR ASSERTING DISSENTERS’ RIGHTS.
     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.
     (b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.
     (c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.
     (d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.
     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.
     Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:
     (1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;
     (2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;
     (3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
     (4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.
     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.
     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:
     (1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;
     (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
     (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.
     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.
     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.
     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.
     Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.
     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

APPENDIX C
302A.671 CONTROL SHARE ACQUISITIONS.
     Subd. 1. Application. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition. A shareholder’s proposal to amend the corporation’s articles or bylaws to cause this section to be inapplicable to the corporation requires the vote set forth in subdivision 4a, paragraph (b), in order for it to be effective, unless it is approved by a committee of the board comprised solely of directors who:
     (1) are neither officers nor employees of, nor were during the five years preceding the formation of the committee officers or employees of, the corporation or a related organization;
     (2) are neither acquiring persons nor affiliates or associates of an acquiring person;
     (3) were not nominated for election as directors by an acquiring person or an affiliate or associate of an acquiring person; and
     (4) were directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as directors by a majority of those directors.
     (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.
     Subd. 2. Information statement. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:
     (a) the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;
     (b) a reference that the information statement is made under this section;
     (c) the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);
     (d) the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:
     (1) at least 20 percent but less than 33-1/3 percent;
     (2) at least 33-1/3 percent but less than or equal to 50 percent;
     (3) over 50 percent; and
     (e) the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.
     If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed “material” for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.
     Subd. 3. Meeting of shareholders. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation’s expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation’s expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.
     Subd. 4. Financing. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquiring person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.
     Subd. 4a. Voting rights. (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.

     (b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.
     (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.
     (d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.
     Subd. 5. Rights of action. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.
     Subd. 6. Redemption. Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.

APPENDIX D
December 2, 2009
Board of Directors
Xata Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
Gentlemen:
We understand that Xata Corporation (“Xata”) intends to enter into a transaction (the “Transaction”) pursuant to the terms of an agreement (the “Equity Purchase Agreement”) with Turnpike Global Technologies Inc., the stockholders of Turnpike Global Technologies Inc., Turnpike Global Technologies LLC and the members of Turnpike Global Technologies LLC (collectively the “Companies” or “Turnpike”). The terms of the Equity Purchase Agreement provide for Xata to acquire all of the issued and outstanding shares and membership interests of the Companies for an aggregate US$10 million in cash at closing and 833,333 newly issued shares of Xata’s common stock following approval of Xata’s shareholders (the “Initial Consideration”). In addition, the Equity Purchase Agreement provides for Xata to issue up to 2,500,000 additional shares of Xata common stock (the “Contingent Consideration”) at certain times during the next three years if certain performance targets are achieved and following approval of Xata’s shareholders.
In conjunction with the Transaction, Xata intends to complete a financing to raise $30.2 million in proceeds (the “Financing”) pursuant to the terms of an agreement (the “Financing Agreement”) with certain affiliates of Technology Crossover Ventures, Trident Capital and Weber Capital Management. Xata intends to use a portion of the proceeds from the Financing to fund the Initial Consideration. While we have considered the terms of the Financing in connection with the Transaction, we are not opining on the Financing.
We assume that the final terms of the Transaction will be substantially identical to the terms contained in the Equity Purchase Agreements which were provided to Cherry Tree & Associates, LLC (“Cherry Tree”) on November 29 , 2009 and the Xata shareholders approve, as required, issuance of the shares of common stock included in the Initial Consideration and the Contingent Consideration. Furthermore, we assume that the final terms of the Financing will be substantially identical to the terms contained in the Financing Agreement which was provided to Cherry Tree on November 29, 2009.
Pursuant to a September 25, 2009 engagement letter, Xata engaged Cherry Tree to render an opinion on the fairness, from a financial point of view, to Xata of the Initial Consideration and Contingent Consideration (combined, the “Total Consideration”) to be paid by Xata pursuant to the terms of the Equity Purchase Agreement. This engagement relates to the expression of our opinion and our fee for this opinion is not conditioned on the completion of either the Transaction or the Financing.
In addition to this engagement, Cherry Tree has had an advisory relationship with Xata during the last two years. During that period of time, Cherry Tree has received advisory fees and investment banking success fees from Xata. Xata has also reimbursed Cherry Tree’s direct expenses for such things as travel, printing and Cherry Tree’s legal counsel.
For the proposed Transaction, Cherry Tree is acting as Xata’s advisor and Xata has agreed to pay us monthly advisory fees, reimburse our reasonable expenses and pay us a fixed fee upon delivery of this opinion. In addition, Xata has agreed to indemnify us against certain liabilities that may arise out of our engagement.
For purposes of the opinion set forth herein, we have reviewed and considered such financial and other information and matters as we deemed relevant, including:
a)	the Equity Purchase Agreements provided to Cherry Tree on November 29, 2009 and prior drafts;

b)	the Financing Agreement provided to Cherry Tree on November 29, 2009 and prior drafts;

c)	publicly available financial and business information about Xata;

d)	unaudited financial statements and other financial and business information of Turnpike provided by management of Xata;

e)	financial projections for both Xata and Turnpike prepared by the management of Xata;

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f)	discussions with Xata executives about Xata’s and Turnpike’s past and current operations and financial condition, the prospects for Xata and Turnpike, the status of certain litigation and characteristics and trends in the markets that Xata and Turnpike serve;

g)	reported prices and trading activity for Xata’s common stock;

h)	publicly available financial, stock price and other information for certain publicly-traded companies; and

i)	financial terms, to the extent publicly available, of certain acquisition transactions.
We performed such financial analyses and considered such other information as we deemed appropriate for the purposes of this opinion and this opinion was approved by a committee authorized to approve opinions of this nature.
For the purposes of this opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by Xata and the information obtained by us from other public sources. With respect to the financial projections prepared by Xata management, we have assumed that they were reasonably prepared on basis reflecting the best currently available estimates and judgments of the future financial performance of both Xata and Turnpike. We have assumed the unaudited financial statements of Turnpike are accurate and there has been no material change in the assets, financial condition or prospects of Xata and Turnpike since the date of the most recent financial statements made available to us. We have also assumed that all legal requirements relating to the Transaction and the Financing have been or, as applicable, will be, satisfied.
We have not made any independent valuation or appraisal of the assets or liabilities of the Companies, nor have we been furnished with any such valuation or appraisal, and express no opinion regarding the liquidation value of the Companies or any of their assets. Our opinion is necessarily based on the information available to us and the financial, economic, market and other conditions as they exist and are subject to evaluation as of the date hereof. We have no obligation to update, revise or reaffirm our opinion based on information which becomes available or developments which occur after the date of this letter, and expressly disclaim any responsibility to do so.
We have made no independent investigation of any legal or accounting matters that may affect Xata, Turnpike or the Transaction. We do not opine on, nor does our opinion consider, the tax consequences of the Transaction.
This letter is for the information of the Board of Directors of Xata and, to the extent applicable, the Special Committee of the Board of Directors of Xata, and only in connection with their consideration of the proposed Transaction. This letter may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any public filings required in connection with the Transaction. Any reference to us or our opinion, however, shall be subject to our prior review and approval.
This opinion relates solely to fairness, from a financial point of view, to Xata of the proposed Total Consideration. We offer no recommendation or opinion about Xata’s underlying business decision to effect or support the Transaction, the relative merits of the Transaction to Xata or its shareholders, whether or not the Transaction should be consummated, the process used in connection with the Transaction, how any shareholder should vote with respect to the Transaction or whether or not shareholders should or should not exercise any rights that they may have with respect to the Transaction. In rendering this opinion, we express no opinion as to the fairness of the Total Consideration to Turnpike or its shareholders.
Based upon and subject to the foregoing, we are of the opinion on the date hereof that payment of the proposed Total Consideration is fair, from a financial point of view, to Xata.
Sincerely,
/s/ Cherry Tree & Associates, LLC
CHERRY TREE & ASSOCIATES, LLC

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APPENDIX E
NOTE: This Appendix E relates to the consolidated balance sheets and related consolidated statements of operations, changes in shareholders’ equity and cash flows included in Item 8 our Form 10-K for the fiscal year ended September 30, 2009. Reference to specific Items in this Appendix E are to Items of the Form 10-K.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and
Shareholders of XATA Corporation
We have audited the accompanying consolidated balance sheets of XATA Corporation (a Minnesota corporation) (the “Company”) as of September 30, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the index appearing under Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of XATA Corporation as of September 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Grant Thornton LLP
Minneapolis, Minnesota
December 18, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated December 18, 2009, with respect to the consolidated financial statements and schedule of XATA Corporation included in this Proxy Statement. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Forms S-8 (File Nos. 333-158785, 333-140741, 333-132247, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222, and 33-74148) and Forms S-3 (File Nos. 333-158776, 333-145279, 333-132246, 333-113016, 333-111798, 333-111797, and 333-82905).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
January 12, 2010

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XATA CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, FEBRUARY 17, 2010
3:00 P.M.
Westin Edina Galleria, 3201 Galleria, Edina, Minnesota
XATA CORPORATION
965 Prairie Center Drive

Eden Prairie MN 55344	PROXY
This proxy is solicited on behalf of the Board of Directors.
     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January ___, 2010, hereby appoints each of John J. Coughlan and Mark E. Ties as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held Wednesday, February 17, 2010, at the Westin Edina Galleria, 3201 Galleria, Edina, Minnesota, at 3:00 p.m., or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
     All common stock and Preferred Stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.
See reverse for voting instructions

Please detach here
The Board of Directors Recommends a Vote FOR all nominees.

1. Election of Directors duly nominated:	01 John J. Coughlan	05 Christopher P. Marshall
	02 Thomas G. Hudson	06 Michael J. Paxton
	03 Roger W. Kleppe	07 Bharat S. Vedak
	04 Chad M. Lindbloom	08 Donald R. Dixon*

☐ FOR all nominees (except as marked)	☐ Vote WITHHELD From all nominees

*	Donald R. Dixon is being voted on solely by the holders of the Series B Preferred Stock of the Company.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
2.	Amend and restate the company’s articles of incorporation to increase the number of shares of common stock authorized for issuance.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Amend and restate the company’s articles of incorporation to increase the number of shares of preferred stock authorized for issuance.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Amend and restate all of the company’s existing certificates of designation

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Designate rights and preferences for Series G Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	Amend and restate the company’s articles of incorporation to provide that the Minnesota Control Share Acquisition Act will not apply to the company and its shareholders

☐ FOR	☐ AGAINST	☐ ABSTAIN
7.	Consent to issuances of securities in accordance with the rules and regulations of the NASDAQ Stock Market

☐ FOR	☐ AGAINST	☐ ABSTAIN
8.	Transact such other business as may properly come before the meeting or any adjournments thereof

☐ FOR	☐ AGAINST	☐ ABSTAIN
The authority to vote, in his discretion, on all other business that may properly come before the meeting.

Address change? Mark Box ☐	Attending Meeting? Mark Box ☐
Indicate changes below:	Dated: , 2010

Signature(s) in Box
PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.